                                                                Exhibit 10(t)(1)


                           Conformed Composite Copy


                            MASTER SUPPLY AGREEMENT

                                BY AND BETWEEN

                               XEROX CORPORATION

                                      AND

                        FLEXTRONICS INTERNATIONAL LTD.

                                   DATED AS OF

                                NOVEMBER 30, 2001


Confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission with a request for confidential treatment pursuant to Rule 24b-2. The location of an omitted portion is indicated by an asterisk within brackets ("[*]").

                                        1



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                             STRICTLY CONFIDENTIAL

                            Master Supply Agreement

                               Table of Contents

                                                                         Page

ARTICLE 1  BACKGROUND                                                       1
ARTICLE 2  AGREEMENT                                                        2
ARTICLE 3  DEFINITIONS                                                      4
ARTICLE 4  PURCHASE AND SALE                                               16
ARTICLE 5  SUB-TIER SUPPLIERS                                              28
ARTICLE 6  PRICING AND PRODUCTIVITY                                        31
ARTICLE 7  MANUFACTURING                                                   43
ARTICLE 8  QUALITY ASSURANCE                                               48
ARTICLE 9  PRODUCT CONFIGURATION MANAGEMENT AND CONTROL                    50
ARTICLE 10 GOVERNMENTAL AUTHORITY, APPROVAL AND SAFETY                     52
ARTICLE 11 INSURANCE                                                       53
ARTICLE 12 REPRESENTATIONS AND WARRANTIES OF FLEXTRONICS                   54
ARTICLE 13 COVENANTS OF THE PARTIES                                        54
ARTICLE 14 PRODUCT WARRANTIES                                              57
ARTICLE 15 TERM; EVENTS OF DEFAULT; TERMINATION                            59
ARTICLE 16 EFFECTS OF EXPIRATION AND TERMINATION, ETC.                     63
ARTICLE 17 INDEMNIFICATION                                                 65
ARTICLE 18 CONFIDENTIAL AND PROPRIETARY INFORMATION                        69
ARTICLE 19 XEROX-OWNED ASSETS; XEROX UNIQUE PROPERTY; XEROX INTELLECTUAL
              PROPERTY; IMPROVEMENTS TO PRODUCTS                           70
ARTICLE 20 GENERAL PROVISIONS                                              74

                            MASTER SUPPLY AGREEMENT

     This Master Supply Agreement (this "Agreement") is made and entered into as of November 30, 2001 by and between Flextronics International Ltd., a limited liability company formed in the Republic of Singapore (hereinafter "Flextronics"), acting through its Hong Kong branch office with offices at Room 908, Dominion Centre, 43-59 Queen's Road East, Wanchai, Hong Kong, and Xerox Corporation, a corporation organized under the laws of the State of New York, with offices in Webster, New York (hereinafter "Xerox").

     For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                   ARTICLE 1

                                   BACKGROUND

     Section 1.1 Flextronics and Xerox are parties to a Master Purchase Agreement dated as of October 1, 2001 (the "Master Purchase Agreement"). As set forth in the Master Purchase Agreement and the Ancillary Agreements (as defined in the Master Purchase Agreement), as contemplated by the Master Purchase Agreement, Xerox and certain Xerox Affiliated Companies (as defined herein) have transferred to certain Flextronics Affiliated Companies (as defined herein) substantially all of their Product (as defined herein) manufacturing assets. As contemplated by the Master Purchase Agreement, Flextronics and Xerox have agreed to enter into this Agreement for, among other things, Flextronics and the Flextronics Affiliated Companies to provide the services necessary to supply the Purchasers (as defined below) with Products for the Term (as defined herein), all upon the terms and subject to the conditions set forth in this Agreement.

     Section 1.2 Xerox is engaged in the document management business and through a network of affiliated companies designs, manufactures and markets printing and copying equipment and supplies. Xerox is now interested in outsourcing certain manufacturing and other services in connection with the operation of its General Office Business Segment (as defined below) and electronics production. Xerox's objective for outsourcing these manufacturing and services needs is to work with a contract manufacturer to reduce costs and investments and to retain an appropriate level of risk related to the marketing and sales of such products and services.

     Section 1.3 Flextronics and the Flextronics Affiliated Companies comprise the Flextronics group, which collectively is a global supplier of pre-manufacturing, manufacturing and post-manufacturing services to global original equipment manufacturers. The objective of Flextronics when entering into this Agreement with Xerox is to build a viable and sustainable services business model, including an appropriate level of risk, and work with Xerox and the Xerox Affiliated Companies to aid in the achievement of time to customer, quality and cost objectives through cooperation on services from the beginning to the end of the Product Life (as defined below) of the Products, throughout the business units of Xerox.

                                    ARTICLE 2

                                    AGREEMENT

                                        1


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     Section 2.1  The Agreement. The following documents, exhibits, attachments and schedules shall be deemed to be and form part of this Agreement:

     (a) PSAs (as defined herein), including without limitation, the final product quality acceptance tests, if any, applicable to each Product, and any other attachments thereto;

     (b) Schedule A hereto, containing, at the applicable Closing Date (as defined in the Master Purchase Agreement) for the Facility that manufactures such Product, Product information, including without limitation, the then-effective Quarterly Purchase Price, the estimated average cost to repair each Component, Product Lead Time, UMC, Failure Rate Threshold, current Forecast and designation as PO Product or Kanban Product (each as defined herein) for each Product;

     (c) Schedule B hereto, including without limitation, the lists of freight carriers, customs agents, Designated Locations and Facilities (each as defined herein);

     (d) Schedule C hereto, including without limitation, the descriptions of certain of the management processes referred to in this Agreement;

     (e) Schedule D hereto, containing the methods to be used to calculate the UMC and the Quarterly Statements (each as defined herein) for each Product;

     (f) Schedule E hereto, containing certain KPIs (as defined herein) to be used in measuring certain aspects of the performance of Flextronics and the Flextronics Affiliated Companies under this Agreement;

     (g) Schedule F hereto, containing a list and description of reports that Flextronics shall deliver to Xerox during the Term;

     (h) Schedule G hereto, containing an example of the calculation to be made pursuant to Section 6.2(c) hereof;

     (i) Schedule H hereto, containing, at the applicable Closing Date (as defined in the Master Purchase Agreement) for the Facility that manufactures such Electronic Component, Product information with respect to each Electronic Component;

     (j) Schedule I hereto, containing a list of each Approved Sub-Tier Supplier and indicating whether such supplier is a Xerox Sub-Tier Supplier or a Flextronics Sub-Tier Supplier;

     (k) Purchase Orders (as defined below) issued by any Purchaser under this Agreement;

     (l) SSAs (as defined below) pursuant to which certain Affiliates of Flextronics and Xerox shall conduct the supply and purchase of Products in their respective locations; and

     (m) Any other document, exhibit, attachment or schedule referenced herein and specifically made a part hereof.


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     Section 2.2  Conflicting Terms; Changes to Schedules, Etc.  All such documents, exhibits, attachments and schedules shall together be deemed to contain the terms of this Agreement; provided, however, any printed term or condition contained in any Purchase Order or on any order confirmation or similar document received by a Purchaser from Flextronics or any Flextronics Affiliated Company, which term or condition is otherwise in conflict with the other terms and conditions set forth in this Agreement, shall be superseded by the terms and conditions otherwise set forth in this Agreement. The PSAs and Schedule A and the information contained therein (except for the Quarterly Purchase Price set forth in Schedule A, which is governed by Article 6 hereof, and except as provided in the next sentence) may be changed or amended by Xerox, in its reasonable discretion, upon written notice to Flextronics. Unless otherwise specifically set forth in this Agreement, (a) the information with respect to Product Lead Time, UMC, Failure Rate Threshold and the estimated average cost to repair each Component set forth in Schedule A, (b) Schedules B, C, D, E, F, G, H and I and the information contained therein, and (c) any other document, exhibit, attachment or schedule referenced herein, may be changed or amended only by mutual written consent of Flextronics and Xerox, which consent may not be unreasonably withheld. The change or amendment of the SSAs shall be governed by Section 2.3 below. Any references in this Agreement to the PSAs, the SSAs, Schedules A, B, C, D, E, F, G, H and I and the information contained therein (or to any other document, exhibit, attachment or schedule referenced herein) shall be deemed to be references to the then-current PSAs, SSAs, Schedules and information (or other document, exhibit, attachment or schedule), unless otherwise indicated in such reference.

     Section 2.3 Specific Supply Agreements. Flextronics and Xerox anticipate that their respective Affiliates will enter into SSAs in order to conduct the supply and purchase of Products in their respective locations. The terms and conditions of this Agreement shall be incorporated into all SSAs, except Independent SSAs, with reference to this Agreement. Independent SSAs shall include all of the relevant terms and conditions of this Agreement. Different or additional terms and conditions may be negotiated and included in any SSA. In the event of any conflict or inconsistency between the terms and conditions of this Agreement and such SSA, which conflict or inconsistency is contrary to the intent of the parties hereto, the terms and conditions of this Agreement shall control. In the event of any conflict or inconsistency between the terms and conditions of this Agreement and such SSA, which conflict or inconsistency is consistent with the intent of the parties hereto, the terms and conditions of such SSA shall control. Xerox and Flextronics agree that the SSAs will provide that any disputes thereunder will be resolved by Xerox and Flextronics rather than by the parties to the SSAs. Notwithstanding the foregoing or anything contained in any SSA to the contrary, no SSA and no amendment to any SSA shall be valid or enforceable unless and until Xerox shall have been made a party thereto (evidenced by the execution of such document by Xerox's MSA Contract Manager) and shall have duly executed and delivered such SSA or such amendment, as the case may be.

     Section 2.4 Inducement Payment by Flextronics. As additional consideration to Purchasers to enter into this Agreement, Flextronics and the Flextronics Affiliated Companies are hereby paying to certain Purchasers the sum of [*], receipt of which is hereby acknowledged by the relevant
Purchasers, allocated as set forth in Schedule 2.4 hereto. The amounts paid to such Purchasers are exclusive of Certain Taxes, duties or other governmental charges. Any Certain Taxes, duties or other governmental charges imposed on the payments made under this Section 2.4 shall be paid by and allocated solely for the account of the party which could have used commercially reasonable actions to avoid or recover any such amounts, or, if specifically addressed in the applicable SSA, to the party identified in such SSA. Any Certain Taxes, duties or other governmental charges not specifically allocated to a specific party under the provisions of the prior sentence shall be paid and borne by the parties in a manner that splits these Certain Taxes, duties or other governmental charges (including any Certain Taxes, duties or other governmental charges imposed on the payment of these additional amounts) equally between the parties, i.e., 50/50. In consideration of the above payment, during the Term, Xerox agrees (and shall cause Purchasers to agree) that a majority of the consolidated annual net sales revenue of Xerox and all companies Controlled by Xerox will not be derived from a business of electronics contract manufacturing that is substantially similar to and competitive with the core services provided by Flextronics and the Flextronics Affiliated Companies as of the date of this Agreement. For purposes of clarity, net sales revenue that is derived from goods and services related to the field of Printing and Publishing shall not be deemed derived from the business of electronics contract manufacturing. In the event that Xerox together with companies Controlled by Xerox fail to meet the criteria set forth in this Section 2.4, then, notwithstanding anything contained herein to the contrary, the sole remedy of Flextronics shall be termination of this Agreement as if termination occurred at the end of the Initial Term, Mandatory Extension Term, or a Renewal Term as such termination is provided pursuant to Section 15.1 hereof.

                                    ARTICLE 3

                                   DEFINITIONS

     "Actual Total Quarterly UMC" shall have the meaning set forth in Section 6.2(a)(iii) hereof.

     "Actual UMC" shall have the meaning set forth in Section 6.1(a) hereof.

     "Affiliate" shall mean any entity that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with a party to this Agreement.

     "Agreement" shall mean this Agreement, including the documents, exhibits, attachments and schedules referred to in Article 2 above.

     "Applicable Benchmark Cost" shall mean the lowest cost for which a specific Product, as designed, can be obtained, given the Facility in which such Product is manufactured, provided such Facility is specified by Xerox, with Components sourced at the lowest worldwide Landed Costs to the respective Facility. The Applicable Benchmark Cost shall be as determined from time to time by Xerox in its commercially reasonable discretion in the ordinary course of business in accordance with past practices. Xerox shall provide Flextronics with written documentation of the Applicable Benchmark Cost, or any changes thereto, at the Quarterly Pricing Meeting.

     "Applicable Laws" shall mean all (a) applicable common law and principles of equity, and (b) applicable provisions of all constitutions, treaties, decrees, conventions, laws, statutes, ordinances, rules, regulations, orders or other enforceable requirements of any Governmental Authority.

     "Approved Sub-Tier Supplier" shall mean, with respect to a Component, any Sub-Tier Supplier that has been qualified to provide such Component for inclusion into a Product, all in accordance with Section 5.2 hereof.

     "Assessment" shall have the meaning set forth in Section 6.7(b) hereof.

     "Batch-Produced Products" means any PO Product with delivery to Purchaser scheduled in batches.

     "Business Day" shall mean any day other than a Saturday, Sunday or a statutory or civic holiday in the United States.

     "Buy Back Period" shall have the meaning set forth in Section 7.5 hereof.

     "Buy Back Price" shall mean the price that Flextronics or the relevant Flextronics Affiliated Company shall pay to any Purchaser for any Component that requires repair and shall be predetermined at meetings between Flextronics and Xerox by subtracting the estimated average cost to repair such Component plus the applicable Margin Amount (calculated in accordance with Section 6.1(a) hereof) from the price that any Purchaser shall pay to repurchase such repaired Component; provided, however, for purposes of this definition, the applicable Margin Amount with respect to Electronic Components shall be calculated pursuant to the formula provided in Section 6.1(a) hereof for Products manufactured by Flextronics or the relevant Flextronics Affiliated Company in the Facilities in Mexico, Malaysia and Hungary. The estimated average cost to repair each Component is set forth on Schedule A hereto.

     "Cancelled Electronic Components Purchase Order" shall mean a Purchase Order for Electronic Components (or portion thereof) that a Purchaser has notified Flextronics or the relevant Flextronics Company in writing is cancelled.

     "Certain Taxes" shall mean any and all taxes imposed or collected by any governmental entity worldwide, or any political subdivision thereof, however designated or levied, on amounts payable to Purchasers by Flextronics or any Flextronics Affiliated Company, and any taxes or amounts in lieu thereof paid or payable in respect of the foregoing; exclusive, however, of: (i) withholding taxes; (ii) taxes imposed upon the net income of Purchasers or taxes in lieu of such net income taxes including but not limited to franchise taxes; and (iii) exclusive of any value added taxes ("VAT"), goods and services taxes ("GST") and other similar types of taxes that are recoverable by Purchasers by invoice credit or other similar credit in a taxing jurisdiction in which Purchasers may file for such credit.

     "Change Request" shall have the meaning set forth in Section 9.2 hereof.

     "Commodities" shall mean market-driven commodities used in manufacturing Products, including, for example, plastic resins, sheet steel, bar stock, memory chips, standard electrical circuits and active or passive electrical components.

     "Completed Machine" shall mean any fully assembled Xerox copying or printing machine or other equipment fully configured for resale and assigned a serial number, which shall have certain performance characteristics as set forth in the applicable Specifications. Completed Machines can be New Build Products, Remanufactured Products or Conversion Products.

     "Component" shall mean any components, parts, Commodities or other materials (including, without limitation, any Module (such as an Electronic Component) and any label, insert and packaging for the Products) included in or used in connection with a Product in accordance with the Specifications that is obtained from a Sub-Tier Supplier.

     "Component Lead Time" shall mean the aggregate amount of time necessary for Flextronics or any of the Flextronics Affiliated Companies to: (i) process an order for any Component, (ii) receive such order from the supplier thereof, and (iii) manufacture the Product containing such Component; provided, however, that the aggregate time necessary with respect to (i) and (iii) above shall not exceed ten (10) Business Days, unless otherwise agreed by the parties.

     "Confidential Information" shall mean any information of a party concerning its business, finances, products, services, processes, methods and customers, including without limitation any information contained in this Agreement, whether in written, electronic or other form and whether or not now or hereafter existing.

     "Configuration Database" shall mean a computerized database of Products, including every Component thereof and each part number thereof.

     "Control" or "Controlled" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether by voting power, contract or credit arrangement, or otherwise and, in any event and without limiting the foregoing, any entity owning more than fifty percent (50%) of the voting securities of another entity shall be deemed to control that entity.

     "Conversion Product" shall mean a Product that is disassembled, cleaned and reassembled as a different type or model of Product bearing a different serial number and that contains both new and Used Components.

     [*] shall have the meaning set forth in Section [*] hereof.

     "Damages" shall have the meaning set forth in Section 17.1 hereof.

     "Designated Location" shall mean a location that has been designated by Xerox for the holding of Products. The locations of all Designated Locations designated by Xerox as of the date hereof are set forth on Schedule B hereto.

     "Direct Material Cost" shall mean the direct material cost component of the UMC.

     "Disputes" shall have the meaning set forth in Section 20.9(a) hereof.

     "Electronic Components" shall mean Modules consisting of electronic parts and assemblies for use in Xerox products including, but not limited to, printed circuit board assemblies, user interface devices, network controllers and electronic sub-systems, in each case that are either manufactured or repaired by Flextronics or a Flextronics Affiliated Company as further provided in this Agreement.

     "End-of-Life/Discontinued Product" shall have the meaning set forth in
Section 4.10(a) hereof.

     "Escalation Procedure" shall have the meaning set forth in Section 20.9(h) hereof.

     "Estimated Mid-Point" shall mean the date that, pursuant to the plan agreed upon by the parties for the process of transferring the manufacturing of any Electronic Component from the relevant Xerox Affiliated Company to the relevant Flextronics Affiliated Company, is estimated at the time such plan is agreed to be the mid-point in such process.

     "Ex Works" shall have the meaning set forth in Section 4.7(b) hereof.

     "Express Warranties" shall have the meaning set forth in Section 14.1 hereof.

     "Extraordinary Mitigation Steps" shall have the meaning set forth in
Section 4.5 hereof.

     "Facility" shall mean each of the Flextronics Affiliated Companies' manufacturing facilities listed on Schedule B hereto from time to time.

     "Failure" shall mean, with respect to any Product, an occurrence requiring unscheduled field technical resources in respect of the repair or replacement of such Product.

     "Failure Rate Threshold" shall mean, with respect to any Product, a Failure rate, which Failure rate is set forth on Schedule A hereto (or if no such Failure rate is set forth on Schedule A, a Failure rate that indicates that the Failure rate for such Product is statistically out of control). Defects in a Product the Failure rate of which has not then reached the Failure Rate Threshold shall be governed by Section 7.5 hereof. Defects in a Product the Failure rate of which is equal to or exceeds the Failure Rate Threshold shall be governed by the provisions of Article 14 hereof.

     "Financing Charge" shall mean a charge fixed at [*] per month.

     "Financing Charge Amount" shall have the meaning set forth in Section 4.7(a) hereof.

     "Flextronics Affiliated Companies" shall mean any entity that is owned or otherwise Controlled, directly or indirectly, by Flextronics.

     "Flextronics Confidential Information" shall mean Confidential Information of Flextronics and any Flextronics Affiliated Company.

     "Flextronics Event of Default" shall have the meaning set forth in Section
15.2 hereof.

     "Flextronics Guaranteed Obligations" shall have the meaning set forth in
Section 20.17 hereof.

     "Flextronics Indemnitee" shall have the meaning set forth in Section 17.2 hereof.

     "Flextronics Intellectual Property" shall mean any software, equipment, development, design, method, process, know-how, formula, algorithm, discovery, invention, technical data, specification, drawing or design tool, that is developed, invented, conceived or otherwise acquired by Flextronics prior to the date of this Agreement.

     "Flextronics Sub-Tier Suppliers" shall mean the Flextronics Sub-Tier Suppliers identified on Schedule I hereto.

     "Force Majeure Event" shall mean any event caused by circumstances beyond the reasonable control of a party, including, but not limited to, fire, flood, earthquake, typhoon or other acts of God, war, embargo, general labor strike or work stoppage, riot or piracy. For the avoidance of doubt, any failure by Flextronics or any Flextronics Affiliated Company to comply in any material respect with the Recovery Plan and any labor strike or work stoppage that is particular to one or more of the Facilities (instead of general in nature) shall be deemed not to be a Force Majeure Event.

     "Forecast" shall mean, with respect to any Product, (i) when used as a noun, a good faith estimate of the quantity of such Product that the Purchasers then believe they will require during a stated period of time and (ii) when used as a verb, the act of making such estimate.

     "General Office Business Segment" shall mean that segment of Xerox's business that specifically targets general offices of medium-sized businesses as customers for Xerox's products.

     "Governmental Authority" shall mean any federal, state, local or foreign governmental or quasi-governmental agency or other body, including without limitation governmental agencies regulating product safety and electromagnetic emissions.

     "Hulks" shall have the meaning set forth in Section 7.4(a) hereof.

     "Improved Product" shall mean a variant (including, without limitation, all upgrades and downgrades) of a Product, which variant (a) is not in existence as of the date of this Agreement, and (b) has at least fifty percent (50%) of the total number of its Components in common with the Product upon which such variant is based; Improved Products shall become Products and shall be governed as such under the terms and conditions of this Agreement only as provided in Section 4.9 hereof.

     "Improvements" shall mean any enhancement of, modification to, derivation of, or method for producing, any of the Products (including without limitation, Improved and New Products), whether or not eligible for patent, copyright or other form of intellectual property protection, which modification, derivation or method is developed, invented or conceived after the date hereof.

     "Incoterms" shall have the meaning set forth in Section 4.7(b) hereof.

"Independent SSA" shall have the meaning set forth in the definition of SSA.

"Initial Cost Savings Amount" shall mean the aggregate dollar amount of reductions in the cost of Products agreed to by the parties in writing.

     "Initial Quarterly Purchase Price" shall have the meaning set forth in
Section 6.1(c) hereof.

     "Initial Term" shall have the meaning set forth in Section 15.1 hereof.

     "Inventory Repurchase Procedure" shall have the meaning set forth in
Section 4.6(b) hereof.

     "Kanban Process" shall mean the product replenishment process to be followed by Flextronics, the Flextronics Affiliated Companies and the Purchasers with respect to Kanban Products, all as set forth in Section 4.3 hereof.

     "Kanban Products" shall mean those Products that have been designated on Schedule A hereto as Kanban Products, which Products shall be subject to the Kanban Process set forth in Section 4.3 hereof.

     "KPIs" shall have the meaning set forth in Section 13.1(g) hereof.

     "Labor and Overhead Reduction Amount" shall have the meaning set forth in
Section 6.1(e)(ii) hereof.

     "Landed Cost" shall mean the cost of a Product or Component landed at its destination including, without limitation, the price of transportation and any applicable customs duties and related processing fees, insurance, Taxes (other than Taxes that are recoverable by Purchasers), other governmental charges and related costs.

     "Light Remanufacturing and Conversion Operations" shall mean the remanufacturing and/or conversion processes that are generally performed by field service technicians with respect to Products that have experienced limited customer and/or market use (including without limitation, demonstration Products or trial install Products), without delivering such Products to a Facility.

     "Long Lead Time Component" shall mean any Component with a Component Lead Time in excess of eight (8) weeks.

     "Major Change" shall mean any change to the Product Configuration of a Product that (i) impacts the form, fit, function or compatibility of a Product,
(ii) relates to the safety of a Product, (iii) relates to the approval of a Product by any Governmental Authority, or (iv) Xerox has designated as a Major Change.

     "Mandatory Extension Term" shall have the meaning set forth in Section
15.1 hereof.

     "Margin Amount" shall have the meaning set forth in Section 6.1(a) hereof.

     "Master Purchase Agreement" shall have the meaning set forth in Section
1.1 hereof.

     "Maximum Reschedule Quantity" shall mean, with respect to Kanban Products, the applicable percentage set forth in the table in Section 4.3(e) hereof, and, with respect to PO Products, the applicable percentage set forth in the tables in Sections 4.4(c)(i) and (ii) hereof.

     "Minor Change" shall mean any change to the Product Configuration of a

Product that is not a Major Change.

     "Minimum Percentage" shall mean, with respect to a product family (i.e., "Lakes," "Silverstone," [*] and "Phaser 860"), the minimum percentage of business to be awarded to Flextronics and the Flextronics Affiliated Companies for each Product calculated based on volume.

     "Module" shall mean two or more parts or components that have been combined to form a sub-assembly.

     "MSA Contract Manager" shall mean (a) with respect to Xerox, the Vice President of Strategic Contracts, and (b) with respect to Flextronics, the Director of Strategic Accounts. The initial MSA Contract Manager for Xerox shall be Gilbreath Zealey and the initial MSA Contract Manager for Flextronics shall be Douglas Brunner.

     "New Build Product" shall mean a Product that may contain both new and Used Components, the majority of which Components are new.

     "New Product" shall mean (a) a fully assembled Xerox copying or printing machine or other equipment fully configured for resale and assigned a serial number, (b) any spare part, assembly or component required for the repair and maintenance of the items listed in (a) above, (c) any consumable or other customer replaceable component, (d) any accessory, service tool or similar item for a Completed Machine or for any item listed in (a) above and all modifications, enhancements and improvements thereto, and (e) any component, part, Raw Material or other material (including labels, product inserts, packaging and other labeling) included in an item listed in (a) above, which, in the case of (a) through (e) above: (i) is not listed on Schedule A hereto as of the date of this Agreement, (ii) has less than fifty percent (50%) of the total number of its parts in common with any other then-existing Product, and
(iii) has been designed by Xerox and falls within Xerox's General Office Business Segment. New Products shall become Products and shall be governed as such under the terms and conditions of this Agreement only as provided in
Section 4.9 hereof.

     "One Day of Supply" shall mean the amount that is obtained by dividing the then-current projected Actual Total Quarterly UMC for any calendar quarter divided by the number of calendar days in such quarter. Any reference herein to a specified number of "Days of Supply" shall mean the product of One Day of Supply multiplied by such specified number.

     "One Day's Worth of Sales" shall mean the amount that is obtained by dividing the relevant quarterly aggregate amount of the invoice value by the number of calendar days in such quarter. Any reference herein to a specified number of "Days' Worth of Sales" shall mean the product of One Day's Worth of Sales multiplied by such specified number.

     "Ongoing Mitigation Steps" shall have the meaning set forth in Section 4.5 hereof.

     "Option" shall mean any Module supplied as an accessory or any other accessory (including without limitation, any finishing, digital front-end and paper handling apparatus), any service tool and similar item for Completed Machines, as set forth in the applicable Specifications, and modifications, enhancements and improvements thereto.

     "Packaging Test Plan" shall have the meaning set forth in Section 8.4 hereof.

     "Permitted Number of Components" shall mean, with respect to any Component, the sum of (a) the number of such Component that is necessary to meet up to the first eight (8) weeks of the demand therefor existing at the time Flextronics or the relevant Flextronics Affiliated Company ordered any such Component, as indicated by a combination of the then-current Purchase Orders and the then-current Forecast, and (b) the number of Long Lead Time Components that is necessary to meet the Forecasted demand therefor existing at the time Flextronics or the relevant Flextronics Affiliated Company ordered any such Component for a period that is equal to such Component's Component Lead Time.

     "Permitted Number of Products" shall mean, with respect to any Product, the number of such finished Products for which any Purchase Order has been issued but not yet filled and that are required within the Product Lead Time. Any Component included in the calculation of the "Permitted Number of Products" shall also be included in the calculation of the "Permitted Number of Components."

     "PO Process" shall mean the purchase order fulfillment process to be followed by Flextronics, the Flextronics Affiliated Companies and the Purchasers with respect to PO Products, all as set forth in Section 4.4 hereof.

     "PO Products" shall mean those Products that have been designated on Schedule A hereto as PO Products, which Products shall be subject to the PO Process set forth in Section 4.4 hereof.

     "Possessing Party" shall mean, in the case of (a) Xerox, Xerox, any Xerox Affiliated Company and any of their respective directors, officers, employees, agents and representatives that are in possession of Flextronics Confidential Information and any other person or entity to whom any Flextronics Confidential Information has been disclosed on behalf of Xerox, and (b) Flextronics, Flextronics, any Flextronics Affiliated Company and any of their respective directors, officers, employees, agents and representatives that are in possession of Xerox Confidential Information and any other person or entity to whom any Xerox Confidential Information has been disclosed on behalf of Flextronics.

     "Printing and Publishing" shall have the meaning set forth in Section 19.4 hereof.

     "Prior Total Quarterly UMC" shall have the meaning set forth in Section 6.2(a)(iv) hereof.

     "Problem Management Process" shall have the meaning set forth in Section
8.5 hereof.

     "Product" shall mean any Completed Machine, Option, Spare, Supply or Module that any Purchaser purchases from Flextronics or any Flextronics Affiliated Company under this Agreement as set forth in Schedule A hereto.

     "Product Configuration" shall mean, with respect to each Product, the list of Components comprising such Product, including without limitation the part number in respect of each such Component and a list of all Supplies,

Options and Spares. The Product Configuration for each Product shall be set forth in the applicable Specifications.

     "Product Forecasts" shall mean the Forecasts of Products that Xerox shall deliver to Flextronics or any Flextronics Affiliated Company on a monthly basis as provided in Sections 4.3(d) and 4.4(b), respectively, hereof.

     "Product Lead Time" shall mean the amount of time agreed for order fulfillment for each Product as set forth on Schedule A hereto.

     "Product Life" shall mean, with respect to a Product, the period of time during which such Product shall be in new-build or subject to remanufacturing or conversion, as estimated in good faith by Xerox.

     "PSA" shall mean the Product Specific Attachments attached hereto, which PSAs may be amended and modified from time to time by the parties as provided herein and which shall include, without limitation, the final product quality acceptance tests, if any, applicable to each Product based on product performance specifications for the then-current Product Configurations for such Product, which may take the form of Product Verification Tests (PVTs) or the equivalent, and the KPIs, if any, applicable to each Product.

     "Pull Signal(s)" shall mean the electronic or paper document(s) pursuant to which a Purchaser may demand the replacement of a unit or units of Product.

     "Purchase Order" shall mean a written order or any associated release (including, without limitation, a Pull Signal) issued by a Purchaser to Flextronics or any Flextronics Affiliated Company by mail, facsimile or electronically for (i) the purchase of PO Products or Kanban Products under this Agreement or (ii) a cancellation settlement with respect to orders to purchase PO Products or Kanban Products under this Agreement.

     "Purchase Price" shall mean, with respect to each unit of Product, the transfer price for such unit. Purchase Price to be charged by Flextronics or any Flextronics Affiliated Company to Purchasers for Products (other than Electronic Components) shall be calculated and paid in accordance with Article 6 herein.

     "Purchaser" shall mean Xerox and/or any of the Xerox Affiliated Companies that has been designated in writing by Xerox as a "Purchaser" in respect of this Agreement.

     "Quality Plan for Products" shall have the meaning set forth in Section
8.3 hereof.

     "Quarterly Measurement Amount" shall have the meaning set forth in
Section 6.2(b) hereof.

     "Quarterly Price Paid" shall have the meaning set forth in Section 6.2(a) hereof.

     "Quarterly Pricing Meeting" shall have the meaning set forth in Section 6.1(b) hereof.

     "Quarterly Purchase Price" shall have the meaning set forth in Section

6.1(b) hereof.

     "Quarterly Statement" shall have the meaning set forth in Section 6.2(a) hereof.

     "Recovery Plan" shall have the meaning set forth in Section 7.8 hereof.

     "Remanufactured Product" shall mean a Product that (a) is returned to a Purchaser or its agent after use thereof by the customer, (b) is disassembled, cleaned and reassembled as the same type and model of Product bearing the same serial number, and (c) contains both new and Used Components, the majority of which Components are Used Components.

     "Renewal Term" shall have the meaning set forth in Section 15.1 hereof.

     "Repurchase Right" shall have the meaning set forth in Section 16.5 hereof.

     "Repurchase Right Agreement" shall mean that certain Repurchase Right Agreement between Xerox and Flextronics, substantially in the form of Exhibit A attached hereto.

     "Shared Incentive Items" shall mean those items of reductions in cost set forth in Section 6.2(c) hereof.

     "Spares" shall mean spare parts, assemblies and other components required for the repair and maintenance of Products and modifications, enhancements and improvements thereto.

     "Specific Supply Agreement" or "SSA" shall mean an agreement signed by a Flextronics Affiliated Company, a Xerox Affiliated Company and Xerox pursuant to which the Affiliates agree to be bound by the terms and provisions of this Agreement (except where the parties determine that any particular jurisdiction requires a fully integrated agreement (each, an "Independent SSA") and any other additional or different terms set forth in such SSA with respect to the supply of Products, including any applicable currency price adjustment agreements, which SSA (and any amendment thereto) shall only become valid and enforceable in accordance with Section 2.3 herein.

     "Specifications" shall mean, the models, drawings and specifications (including without limitation the manufacturing specifications) for a Product, as the same may be amended or modified by Xerox from time to time pursuant to the terms and conditions of this Agreement, including without limitation, engineering standards, technical and test instructions and procedures (including those set forth in the PSAs), functional information and related data, Product Configurations, Approved Sub-Tier Suppliers, technical information and processes, quality control regulations and quality standards, a list of Governmental Authority approvals, all as replaced, substituted, amended and in effect from time to time.

     "Sub-Tier Suppliers" shall mean all suppliers that provide Components for inclusion into Products or for use therewith.

     "Supplies" shall mean consumables and other customer replaceable components (including, for example, toner cartridges, developer cartridges, photoreceptor assemblies and the like), as set forth in the applicable Specifications, and Improvements thereto.

     "Systemic Defect Period" shall have the meaning set forth in Section 14.3 hereof.

     "Taxes" shall mean any and all taxes imposed or collected by any governmental entity worldwide, or any political subdivision thereof, however designated or levied, on amounts payable to Flextronics or any Flextronics Affiliated Company by Purchasers for the billing of Products, and any taxes or amounts in lieu thereof paid or payable in respect of the foregoing; exclusive, however, of: (i) withholding taxes; (ii) taxes imposed upon the net income of Flextronics or taxes in lieu of such net income taxes including but not limited to franchise taxes; and (iii) exclusive of any value added taxes ("VAT"), goods and services taxes ("GST") and other similar types of taxes that are recoverable by Flextronics or any Flextronics Affiliated Company by invoice credit or other similar credit in a taxing jurisdiction in which Flextronics or such Flextronics Affiliated Company may file for such credit.

     "Term" shall have the meaning set forth Section 15.1 hereof.

     "TTM" shall have the meaning set forth in Section 4.9(e) hereof.

     "UMC" shall mean, with respect to each Product, the per unit cost to Flextronics or the relevant Flextronics Affiliated Company to manufacture a Product, as the case may be, which cost shall be calculated as set forth on Schedule D hereto. Schedule D shall contain the definitive and comprehensive method for calculating UMC.

     "Used Components" shall mean Components that have previously been included in a Product.

     "Workmanship" shall mean, with respect to any Product or Component, the adherence by Flextronics or any Flextronics Affiliated Company to the manufacturing processes and test processes mutually agreed by the parties hereto.

     "Xerox Affiliated Company" shall mean any entity that is owned or otherwise Controlled, directly or indirectly, by Xerox, or that is otherwise designated in writing by Xerox to Flextronics as a Xerox Affiliated Company.

     "Xerox Confidential Information" shall mean Confidential Information of Xerox, any Xerox Affiliated Company, Fuji Xerox Co., Ltd. and any customer of any of the foregoing.

     "Xerox Event of Default" shall have the meaning set forth in Section 15.3 hereof.

     "Xerox Guaranteed Obligations" shall have the meaning set forth in
Section 20.18 hereof.

     "Xerox Indemnitee" shall have the meaning set forth in Section 17.1 hereof.

     "Xerox Intellectual Property" shall mean rights of Xerox, any of the Xerox Affiliated Companies and/or Fuji Xerox Co., Ltd. in and to all intellectual property related to Xerox, such Xerox Affiliated Companies and/or Fuji Xerox Co., Ltd. and their businesses and operations, including without limitation, any and all patents, copyrights, trademarks, trade secrets and any other proprietary rights of Xerox, the Xerox Affiliated Companies and/or Fuji Xerox Co., Ltd., Xerox Confidential Information, Specifications, plans, technical information, engineering and assembly drawings, schematics, diagrams, firmware, software source code and object code, circuit diagrams, gerber files, masks, testing methods, pricing terms, bills of materials, routing and cost information, proprietary property (including know-how) and all proprietary rights with respect thereto, business and technical plans, all information and documentation pertaining to Xerox's development of Products and methods and processes related thereto, whether or not existing as of the date hereof or hereafter existing. For purposes of this Agreement, "Xerox Intellectual Property" shall include, without limitation, any tangible assets whenever acquired by Flextronics or any Flextronics Affiliated Company that incorporate or are designed or based upon Xerox Intellectual Property, including any modifications to such assets.

     "Xerox-Owned Assets" shall mean all tangible and intangible assets of Xerox or any Xerox Affiliated Company provided or purchased by Xerox or any Xerox Affiliated Company for the use by Flextronics or any such Flextronics Affiliated Company in manufacturing and delivering Products to Purchasers hereunder, but as to which Xerox or a Xerox Affiliated Company retains or acquires ownership rights.

     "Xerox Sub-Tier Suppliers" shall mean the Xerox Sub-Tier Suppliers identified on Schedule I hereto.

     "Xerox Unique Property" shall mean any customized items of (i) tooling,
(ii) software, and (iii) testing and other equipment and tangible personal property that are not Xerox-Owned Assets and that are used or held for use by Flextronics or any Flextronics Affiliated Company substantially solely for the manufacture of Products for Purchasers hereunder (and are subject to any restrictions set forth herein).

                                    ARTICLE 4

                                PURCHASE AND SALE

     Section 4.1 Purchase and Sale of Products.

     (a) Subject to the terms and conditions of this Agreement, during the Term, Flextronics shall or shall cause the Flextronics Affiliated Companies to manufacture and sell to any Purchaser who has entered into an SSA, and Xerox shall or shall cause such Purchasers to purchase from Flextronics or such Flextronics Affiliated Companies, all such Products as such Purchasers may order from time to time in accordance with this Agreement.

     (b) Purchasers shall not have any obligation to purchase from Flextronics or any Flextronics Affiliated Company any minimum amount of Products or any particular mix of Products, or be subject to any limitation on the amount of any Products ordered pursuant hereto, for any period during the Term; provided, however, that, unless otherwise specifically set forth in this Agreement, during each calendar year during the Term (or portion thereof, as the case may be), Purchasers shall be required to collectively purchase from Flextronics and the Flextronics Affiliated Companies no less than a certain number of units of each Product, which number shall be equal to (i) the total number of units of such Product that Xerox and the Xerox Affiliated Companies collectively require in such calendar year (or portion thereof, as the case may be), times (ii) the Minimum Percentage applicable to such Product. The Minimum Percentage for each Product is as hereinafter set forth:

          (A)  Lakes, Muskegon and Aldebaron

               As of the date of this Agreement, the Minimum Percentage of the worldwide demand for the 240V systems in the Lakes, Muskegon and Aldebaron product family shall be one hundred percent (100%). As of the date of this Agreement, the Minimum Percentage of the worldwide demand for the 110V systems currently built in Webster and Manaus in such product family shall be zero percent (0%). Xerox shall not manufacture or have manufactured the 240V systems in such product family anywhere other than at a Facility.

          (B)  Silverstone

               As of the date of this Agreement, the Minimum Percentage of the worldwide demand for the 110V systems in the Silverstone product family shall be one hundred percent (100%). As of the date of this Agreement, the Minimum Percentage of the worldwide demand for the 240V systems in such product family shall be zero percent (0%). Xerox shall not manufacture or have manufactured the 110V systems in such product family anywhere other than at a Facility; provided, however, that Xerox may continue to manufacture such Products in Manaus for the Brazil, Argentina, Paraguay and Uruguay market.

          (C)  [*]

               As of the date of this Agreement, the Minimum Percentage of the worldwide demand for the [*] product family shall be one hundred percent (100%) when [*] production begins (after pilot production). If Xerox requires Flextronics or any Flextronics Affiliated Company to manufacture 110V and 240V systems in such product family in their respective marketplaces, Flextronics hereby agrees to do so or to cause such Flextronics Affiliated Company to do so. Xerox may continue to manufacture such Products in Manaus for the Brazil, Argentina, Paraguay and Uruguay market.

          (D)  Phaser 860

               As of the date of this Agreement, the Minimum Percentage of the worldwide demand for the Phaser 860 product family manufactured in Penang, Malaysia as of the date hereof shall be one hundred percent (100%). The Minimum Percentage of the worldwide demand for the next generation, known as Bandit [*], shall be one hundred percent (100%).

     (c) Notwithstanding any rights any entity may have in and to Xerox Intellectual Property, Flextronics shall not, and no Flextronics Affiliated Company shall, manufacture or supply to any entity other than the Purchasers:
(i) any product, including, without limitation, finished goods, supplies, components, and spares, the manufacture, use, or sale of which is covered by or manufactured using Xerox Intellectual Property, nor (ii) any spare part or supply product that (A) is designed based upon or using Xerox Intellectual Property, Xerox-Owned Assets or Xerox Unique Property or (B) is covered by Xerox Intellectual Property. Notwithstanding the above, Flextronics may at any time request a waiver of this Section 4.1(c) with respect to any specific product proposed for sale to an identified entity other than the Purchasers, and Xerox may, in its sole discretion, grant such waiver by written approval signed by authorized personnel of Xerox.

     Section 4.2 Order Fulfillment Process. Flextronics and the Flextronics Affiliated Companies shall employ two processes in fulfilling Product orders submitted by Purchaser under this Agreement, the Kanban Process and the PO Process. The Kanban Process shall be used for all Products designated as Kanban Products on Schedule A hereto and the PO Process shall be used for all Products designated as PO Products on Schedule A hereto.

     Section 4.3  The Kanban Process.

     (a) The Kanban Process requires, and Flextronics hereby agrees, that Kanban Products shall be shipped to Designated Locations at a frequency and in an amount in accordance with a Pull Signal from any such Designated Location. Xerox shall issue a blanket Purchase Order, to enable invoicing, indicating the maximum number or value of each Kanban Product to be ordered by Xerox over a period of time. (Under no circumstances shall such blanket Purchase Order be deemed a firm Purchase Order.) When Xerox uses a unit or units of Kanban Product from its own inventory at a Designated Location, that event shall cause a Pull Signal to be sent to the appropriate Facility and such Pull Signal shall constitute an authorization and a demand for shipment of a unit or units of the same Kanban Product to the same Designated Location. These Pull Signals will be sent/made available daily, intra-daily or at any other frequency according to the processes and systems in use at the relevant Designated Location.

     (b) Flextronics or the relevant Flextronics Affiliated Company shall invoice Purchaser for each unit of Kanban Product at such time as it is shipped from the Facility consistent with the Pull Signal in accordance with Section
4.5 hereof. At such time during the Term as Xerox may request, Flextronics agrees to cooperate with Xerox to develop the capability, processes and terms to invoice Kanban Products upon their receipt at Designated Locations with Flextronics or the relevant Flextronics Affiliated Company retaining inventory ownership until receipt/invoicing at such Designated Location. At such time, the parties will mutually agree in writing to the terms and conditions of such new process.

     (c) Flextronics shall, and shall cause the Flextronics Affiliated Companies to, cooperate with Xerox to develop improvements in the supply chain for Kanban Products which may result in different combinations of locations and inventory ownership than those set forth herein.

(d)  Kanban Product Forecasts.

          (i) Xerox shall submit to Flextronics or the relevant Flextronics Affiliated Company, at least monthly during the Term, a Forecast covering Kanban Products for the immediately subsequent six (6) calendar month period, broken down on a month-by-month basis.

          (ii) Flextronics shall respond in writing to each such Forecast within five (5) Business Days of Flextronics' or such Flextronics Affiliated Company's receipt thereof. Such response shall set forth Flextronics' good faith estimate of Flextronics' and the Flextronics Affiliated Companies' production capacity for Kanban Products for each calendar month included in Xerox's Forecast and the amount of any incremental production capacity, over and above Flextronics' and the

     Flextronics Affiliated Companies' estimated capacity, that is otherwise available to Purchasers.

     (e) Maximum Allowable Variances. For any accepted Purchase Order for Kanban Products, Purchasers may (i) increase the quantity of Products or (ii) reschedule the quantity of Products and their shipment date as provided in the table below:

   No. of days before
Shipment Date on Purchase       Allowable Quantity       Maximum Reschedule
         Order                       Increases                Quantity

          [*]                          [*]                         [*]
          [*]                          [*]                         [*]
          [*]                          [*]                         [*]

     Section 4.4  The PO Process.

     (a) Purchase Orders. Under the PO Process, Purchasers shall issue PurchaseOrders to Flextronics or the relevant Flextronics Affiliated Company for such PO Products as Purchasers shall desire to purchase from time to time during the Term. All Purchase Orders for PO Products shall be submitted to Flextronics or such Flextronics Affiliated Company by mail, facsimile or electronically (for instance, by EDI, internet or intranet) by an authorized representative of any Purchaser. Any such Purchase Order issued by an authorized representative of any Purchaser, who shall be identified to Flextronics prior to initial order placements, shall be accepted in writing by Flextronics or such Flextronics Affiliated Company (which response may be transmitted electronically) within five (5) Business Days after receipt of each such confirmation or Purchase Order. From time to time, Purchasers may request deliveries inside the then-effective Product Lead Times. Flextronics and such Flextronics Affiliated Company shall use their commercially reasonable efforts to provide any such PO Products in an expedited manner with Purchasers paying all costs and expenses directly related to such expedited deliveries. All Purchase Orders issued for PO Products shall be in writing, shall be deemed to be made pursuant to this Agreement and shall also include (1) description and quantity of PO Product ordered, (2) required dates, (3) shipping destination, and (4) then-effective agreed Quarterly Purchase Price. Purchase Orders issued by a Purchaser operating outside of the United States shall also specify, when appropriate, whether Xerox or a particular Xerox Affiliated Company is to be invoiced for the Products specified therein.

     (b)  PO Product Forecasts.

          (i) Xerox shall submit to Flextronics or the relevant Flextronics Affiliated Company, at least monthly during the Term, a Forecast covering PO Products for the immediately subsequent six (6) calendar month period, broken down, where possible, on a month-by-month basis; provided, however, that if Xerox does not submit such Forecast on a month-by-month basis, Flextronics and the relevant Flextronics Affiliated Company shall be entitled to assume that the Forecast for each month thereof shall be equal to one-sixth (1/6) of the total amount of the Forecast. It is expected that Flextronics and the Flextronics Affiliated Companies shall use such Forecasts to plan production capacity equal to the forecasted usage plus twenty percent (20%).

     Flextronics or the relevant Flextronics Affiliated Company shall also promptly share with any Sub-Tier Suppliers from whom Flextronics or such Flextronics Affiliated Company shall be ordering Components (or from whom Purchasers may order Components directly) what the future requirements for such Components will be based upon such Forecasts. In no event will any such Forecast be deemed to be a Purchase Order for PO Products.

          (ii) Flextronics shall respond in writing to each such Forecast within five (5) Business Days of Flextronics' or such Flextronics Affiliated Company's receipt thereof. Such response shall set forth Flextronics' good faith estimate of Flextronics' and the Flextronics Affiliated Companies' production capacity for PO Products for each calendar month included in Xerox's Forecast and the amount of any incremental production capacity, over and above Flextronics' and the Flextronics Affiliated Companies' estimated capacity, that is otherwise available to Purchasers.

     (c)  Maximum Allowable Variances
          (i) For any accepted Purchase Order for PO Products (other than Electronic Components and Batch-Produced Products), Purchasers may
     (A) increase the quantity of Products or (B) reschedule the quantity of Products and their shipment date as provided in the table below:

   No. of days before
Shipment Date on Purchase           Allowable Quantity       Maximum Reschedule
         Order                           Increases                 Quantity

          [*]                              [*]                         [*]
          [*]                              [*]                         [*]
          [*]                              [*]                         [*]

          (ii) For any accepted Purchase Order for Electronic Components and Batch-Produced Products, Purchasers may (A) increase the quantity of Products or (B) reschedule the quantity of Products and their shipment date as provided in the table below:

   No. of days before
Shipment Date on Purchase           Allowable Quantity       Maximum Reschedule
         Order                           Increases                 Quantity

          [*]                              [*]                         [*]
          [*]                              [*]                         [*]
          [*]                              [*]                         [*]
          [*]                              [*]                         [*]


For each time period set forth in the table in this Section 4.4(c)(ii), the Allowable Quantity Increases and the Maximum Reschedule Quantities shall not exceed, in the aggregate, the percentages set forth therein as calculated with reference to the original accepted Purchase Order. The parties agree to work together to mitigate surplus inventory that accumulates as a result of rescheduling by Xerox.

     Section 4.5 Mitigation of Surplus Component Inventory. If the inventory of any Component held by Flextronics or any Flextronics Affiliated

Company exceeds the applicable Permitted Number of Components therefor, Flextronics shall (and shall cause the Flextronics Affiliated Companies to) immediately take the following steps (the "Ongoing Mitigation Steps"): (i) use, if possible, such Components in the manufacture of other Products or products for third parties (if Xerox gives its prior written consent); and (ii) sell, if possible, such Components to third parties (if Xerox gives its prior written consent). In addition, if Xerox notifies Flextronics or any Flextronics Affiliated Company of a Cancelled Electronic Components Purchase Order, or if Xerox notifies Flextronics or any Flextronics Affiliated Company that any Product shall become an End-of-Life/Discontinued Product in accordance with
Section 4.10(a) hereof, or if Xerox notifies Flextronics or any Flextronics Affiliated Company of its intention to implement a Major Change or Minor Change which causes a Product or Component to become obsolete, or if this Agreement is terminated for any reason other than a Flextronics Event of Default, Flextronics and the Flextronics Affiliated Companies shall immediately take the Ongoing Mitigation Steps and shall also immediately take the following additional steps (the "Extraordinary Mitigation Steps"): (A) immediately cancel all pending orders that have been placed with Sub-Tier Suppliers for Components to have been used in the affected Products and (B) return to Sub-Tier Suppliers the unused Components to have been used in the affected Products.


     Section 4.6  [*]


     (b) If any individual Product or Component is held in any Facility's inventory for more than one hundred eighty (180) days, and such Component or Product was within the definition of the Permitted Number of Components or Permitted Number of Products when purchased and manufactured, respectively, then, upon Flextronics' request, Xerox shall repurchase: [*]; provided, however, that Xerox shall be obligated to repurchase such Components only to the extent that such Facility is operated on a "first-in/first-out" warehousing system. After the end of such 180 day period, Flextronics shall commence such repurchase in accordance with the following "Inventory Repurchase Procedure": (A) Flextronics shall complete, and shall cause the Flextronics Affiliated Companies to complete, the applicable mitigation steps referred to above within thirty
(30) days thereof and shall deliver to Purchaser a summary statement of appropriate charges together with reasonably acceptable documentation substantiating any and all such charges; (B) within ten (10) days of Purchaser's receipt thereof, Purchaser shall issue a Purchase Order with respect to such charges in accordance with such documentation; (C) upon receipt of such Purchase Order, Flextronics shall deliver to Purchaser an invoice for such charges in compliance with the invoicing procedures in Section 4.7 hereof, which invoice shall be separate from any invoices for Products sold to Purchasers; and (D) Purchaser shall pay, separate and apart from any other payment for Products, the total amount of such invoice within ten (10) days of receipt of such invoice.


     Section 4.7 Payment of Invoices; Title and Risk of Loss. (a) Flextronics or the relevant Flextronics Affiliated Company shall issue an original invoice to Purchasers for Kanban Products and PO Products, no earlier than the day such Products are shipped from the Facilities. Such invoices will include the Quarterly Purchase Price of each Product ordered and delivered, plus applicable Taxes, separately stated by type and amount of Tax for which Purchasers are responsible under Section 6.7 below. Each such original invoice shall be supported by appropriate detail and summary billing information provided to Purchaser in a timely manner, and both the invoice and the supporting documentation shall be in the form required by the appropriate Governmental Authority or as otherwise mutually agreed. The invoices shall be rendered to the persons or addresses Xerox shall designate, including a Xerox Affiliated Company, or as specified in the applicable SSA or Purchase Order or confirmation. Purchasers shall pay such invoices within forty-five (45) days of receipt of such invoice; provided, however, that no invoice shall be paid until such invoice and associated documentation comply with all appropriate Governmental Authority rules and regulations related thereto. Payment against such invoices shall be made via electronic funds transfer or, in the event electronic funds transfer is unavailable, by paper check. All applicable customs duties and fees related to the importation of Products sold to Purchasers will be the responsibility of Purchasers, and will be paid by Purchasers directly to the applicable Governmental Authority. Unless otherwise provided in any SSA, all invoices and payments therefor shall be in the currency of the United States of America and any payments to be made by Purchasers to one or more Flextronics Affiliated Companies shall be made to such entities and in such proportions as Flextronics shall specify in writing to Purchasers. [*]

     (b) Title to and risk of loss of Kanban Products and PO Products shall pass to Purchaser in accordance with the "Ex Works" ("Ex Works") term of the Incoterms of the International Chamber of Commerce, 2000 Edition (the "Incoterms"); provided, however, that Flextronics or the Flextronics Affiliated Companies shall load the carriers at the Facility. The parties shall agree on specific modifications to the Ex Works terms with respect to the delivery of Products, including, without limitation, freight forwarding and the loading and unloading of Products. At the request of Xerox, Flextronics agrees to discuss the possibility of using FOB, DAF and DDU terms of delivery in selected jurisdictions, and Flextronics agrees to allow Purchasers, provided that the parties mutually agree, to change the place of passage of title of Products. Notwithstanding the above, Purchasers shall have the right, in Purchasers' sole discretion, to change the place of passage of title with respect to Products sold by Flextronics or any Flextronics Affiliated Company from sources within Malaysia, Hungary and the Czech Republic, provided: (i) that any such change does not impose a non-incidental incremental cost on, or a material risk that any significant non-incidental incremental costs may be incurred by, Flextronics; and (ii) that Purchasers agree in writing to bear such non-incidental incremental costs, if any.

     (c) Any invoice sent by electronic transmission under any provision of this Agreement shall be deemed to be received as of the date of transmission. Any invoice delivered by mail under any provision of this Agreement shall be deemed to be received three (3) Business Days after the date of such invoice. Any invoice that is hand-delivered under any provision of this Agreement shall be deemed to be received on the date such invoice is delivered. No invoices may be transmitted by facsimile transmission.

     Section 4.8  Electronic Components.

     (a) Purchase and Sale of Electronic Components. Notwithstanding anything contained in this Agreement to the contrary, Flextronics shall manufacture and sell (and shall cause the Flextronics Affiliated Companies to manufacture and sell) to Xerox and all Xerox Affiliated Companies all of the Electronic Components that Xerox and the Xerox Affiliated Companies shall order from Flextronics or any Flextronics Affiliated Company during the Term, regardless of whether such Electronic Components are to be manufactured and sold to Xerox or a Xerox Affiliated

Company as part of a Product hereunder or if such Electronic Components have been ordered by Xerox or a Xerox Affiliated Company for use in a Xerox machine that is not a Product hereunder or as a spare for such machine. Except as set forth in this Section 4.8, all Electronic Components shall be subject to all of the terms and conditions of this Agreement that apply to PO Products. Within ninety (90) days of each initial closing of the transfer of the relevant Facility contemplated by the Master Purchase Agreement and the Ancillary Agreements, Flextronics shall establish the Purchase Price for each Electronic Component listed in the Schedule H hereto relevant to such Facility; provided, however, that each such Purchase Price shall not be in excess of [*]. The Purchase Price for all other Electronic Components shall be established pursuant to the provisions of Section 4.9(c) hereof. Flextronics agrees to use commercially reasonable efforts to reduce the Purchase Price for all Electronic Components by at least [*] each calendar year during the Term by passing through cost savings made available by market cost reduction and where applicable through re-sourcing components, relocating assembly operations and redesign. Notwithstanding anything in this Agreement to the contrary, [*] shall be considered to be [*] unless caused by [*]. Xerox will not re-source any of the Electronics Components from Flextronics or any of the Flextronics Affiliated Companies during the Term; provided, however, that in the event
Flextronics: (a) requires an increased Purchase Price for an Electronic Component or (b) reduces the Purchase Price for an Electronic Component at a rate that is less than the rate reasonably expected by Xerox, then Flextronics shall be required to demonstrate to Xerox the actual cost for such Electronic Component, including disclosure of Component prices to the fullest extent possible in light of any applicable confidentiality agreements with Flextronics Sub-Tier Suppliers. If Flextronics is unable to provide an explanation for such increase in Purchase Price or lower-than-expected reductions in the Purchase Price which explanation is reasonably acceptable to Xerox, then, at any time after one (1) year from the relevant Estimated Mid-Point, the parties shall attempt in good faith to resolve such matter in accordance with the Escalation Procedure referred to in Section 20.9(h) hereof. The parties shall take any actions agreed pursuant to such Escalation Procedure; provided, however, that if the parties do not reach agreement, Xerox may, in its sole discretion, re-source such Electronic Component. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 4.6(a) and (b)(i) and (ii) shall not apply to Electronic Components. Upon the reasonable request of either party, the parties agree to review the pricing of Electronic Components and make any mutually agreeable adjustments necessary to reflect market changes at a time other than at a Quarterly Pricing Meeting. If product-specific tooling or non-recurring engineering (NRE) is required to manufacture any Electronic Component, Xerox shall issue a Purchase Order for any agreed charges therefor, in advance of commencement of such manufacturing. Product-specific tooling for Electronics Components shall remain the property of Purchaser.

     (b) Cancelled Electronic Components Purchase Orders. Once a Purchase Order for Electronic Components (or portion thereof) becomes a Cancelled Electronic Components Purchase Order, Purchaser shall be liable for and shall pay to or reimburse Flextronics or the relevant Flextronics Affiliated Company as follows: [*]; provided, however, that, notwithstanding the foregoing, [*]. Upon the request of Purchaser, Flextronics and the Flextronics Affiliated Companies shall (and Flextronics shall use its commercially reasonable efforts to cause the Sub-Tier Suppliers to) provide reasonably acceptable documentation substantiating any and all such costs. If requested by Purchaser, Flextronics and the Flextronics Affiliated

Companies shall (and Flextronics shall use its commercially reasonable efforts to cause the Sub-Tier Suppliers to) permit Purchaser's representatives to review the business records of Flextronics and the Flextronics Affiliated Companies (or the Sub-Tier Supplier, as the case may be) for the sole purpose of validating the claim for costs (subject to any confidentiality agreements to which Flextronics is a party), to validate the count of inventory of such Product and the Components and to supervise the scrappage, if any, of such Product or Components. After a Purchase Order for Electronic Components has become a Cancelled Electronic Components Purchase Order, Flextronics shall commence the Inventory Repurchase Procedure. When the term "Direct Material Cost" is used in this Section 4.8, it shall mean the cost represented on the bill of materials supporting the most current Electronic Components Purchase Price at the relevant time.

     Section 4.9  New Products and Improved Products.

     (a) Xerox may from time to time during the Term design and develop New Products and Improved Products.

     (b) Flextronics and the Flextronics Affiliated Companies shall have the right to manufacture and sell to the Purchasers all Improved Products; provided, that Flextronics and Purchaser are able to mutually agree in writing on the pricing and other terms that shall govern such Improved Product, it being understood that (i) any such pricing shall take into account the parties' shared objective of launching Improved Products as close as possible to the Applicable Benchmark Cost for the Purchaser thereof, and (ii) that the productivity requirements for any such Improved Product shall be determined by Xerox in its reasonable discretion, taking into account, among other things, the Product Life of the Components used in such Improved Product and the commonality of such Components with existing Products. In addition, if Flextronics is unable to provide pricing for such Improved Product at a price to the Purchasers that is less than [*] of the Applicable Benchmark Cost for such Product (excluding, for purposes of making such comparison, any Components provided by Xerox or any Xerox Sub-Tier Supplier), then the Purchasers shall be entitled to procure such Products from a third party. Upon Xerox and Flextronics having definitively agreed in writing that Flextronics or a Flextronics Affiliated Company shall be the provider of an Improved Product, Xerox shall create and attach to this Agreement a PSA (if applicable) in respect of such Improved Product, and Flextronics and Xerox shall attach a new, mutually acceptable Schedule A to this Agreement, setting forth all of the relevant information for such Improved Product, and such Improved Product shall thereafter be deemed to be a PO Product or a Kanban Product, as the case may be, under and subject to all of the terms and conditions of this Agreement.


     (c) Xerox shall permit Flextronics to participate in any request for proposal process initiated by Xerox with respect to New Products if and when Xerox deems it to be commercially reasonable to do so. If, in a competitive bidding process for New Products, Flextronics submits to the Purchaser a proposal for such New Products the terms of which are at least as favorable to Xerox (including, without limitation, price, quality, delivery, warranty, capabilities and other commercial factors), as determined by Xerox in its sole and reasonable discretion, as other bona fide quotations received by Xerox, then Xerox shall award to Flextronics the initial right to manufacture and sell to the Purchasers such New Product. If, however, Flextronics' proposal is not at least as favorable to Xerox, as determined by Xerox as set forth above, Xerox shall be entitled to award to a third party such initial right to manufacture and sell to Purchasers such New Product. In addition, Xerox shall permit Flextronics to offer an initial proposal in advance of the commencement of competitive bidding if Xerox deems it commercially reasonable to do so and shall, in such event, consult with Flextronics concerning its proposal in an attempt to bridge any gap between such proposal and Xerox's expectations with respect to price, quality, delivery, capabilities and other matters. Following such consultation with respect to Flextronics' advance proposal, if the parties are unable to reach an agreement, Xerox may commence a competitive bidding process. Upon Xerox and Flextronics having definitively agreed in writing that Flextronics or a Flextronics Affiliated Company shall be the provider of a New Product (including the definitive terms and conditions thereof), Xerox shall create and attach to this Agreement a PSA (if applicable) in respect of such New Product, and Flextronics and Xerox shall attach a new, mutually acceptable Schedule A to this Agreement, setting forth all of the relevant information for such New Product, and such New Product shall thereafter be deemed to be a PO Product or a Kanban Product, as the case may be, under and subject to all of the terms and conditions of this Agreement.

     (d) Notwithstanding anything to the contrary contained herein, the Minimum Percentage in effect for any New Product that becomes a PO Product or a Kanban Product, as the case may be, under and subject to all of the terms and conditions of this Agreement shall be zero (0), unless Xerox and Flextronics otherwise specifically agree in writing.

     (e) In implementing any Improved Product or New Product into the development and manufacturing processes of Flextronics, Flextronics shall use, and shall cause the Flextronics Affiliated Companies to use, the Xerox Time To Market ("TTM") process (or the latest Xerox equivalent) for the development and manufacturing of such Products and shall take the utilization of such TTM process into account when proposing terms (including pricing) under which Flextronics or any Flextronics Affiliated Company is able to manufacture and sell such New Products and Improved Products to Purchasers. The TTM process currently in effect is attached hereto as part of Schedule C.

     Section 4.10  End-of-Life/Discontinued Products.

     (a)  By Xerox.
     Xerox will notify Flextronics in writing at least one hundred twenty
(120) calendar days in advance of Xerox and the Xerox Affiliated Companies permanently discontinuing and canceling their purchase and sale of any Product (an "End-of-Life/Discontinued Product"). In such event, Flextronics shall meet with Xerox within thirty (30) days of such notice to discuss the possible costs of such action and how best to mitigate any such costs. Purchaser shall be liable for and shall pay to or reimburse Flextronics or the relevant Flextronics Affiliated Company for all costs and expenses related to such End-of-Life/Discontinued Products as follows: [*]; provided, however, that, notwithstanding the foregoing, [*]. Upon the request of Purchaser, Flextronics and the Flextronics Affiliated Companies shall (and Flextronics shall use its commercially reasonable efforts to cause the Sub- Tier Suppliers to) provide reasonably acceptable documentation substantiating any and all such costs. If requested by Purchaser, Flextronics and the Flextronics Affiliated Companies shall (and Flextronics shall use its commercially reasonable efforts to cause the Sub-Tier Suppliers to) permit Purchaser's representatives to review the business records of Flextronics and the Flextronics Affiliated Companies (or the Sub-Tier Supplier, as the case may be) for the sole purpose of validating the claim for costs (subject to any confidentiality agreements to which Flextronics is a party), to validate the count of inventory of such Product and the Components and to supervise the scrappage, if any, of such Product or Components. After a Product has become an End-of-Life/Discontinued Product, Flextronics shall commence the Inventory Repurchase Procedure.

     (b) By Sub-Tier Supplier. Flextronics or any Flextronics Affiliated Company shall notify Xerox in writing within two (2) Business Days of being notified by any Sub-Tier Supplier that such Sub-Tier Supplier intends to discontinue its manufacture and sale of any Component. Flextronics shall be responsible for arranging an alternate source of supply for any such Component discontinued by a Flextronics Sub-Tier Supplier (and, at the request of Xerox, any Xerox Sub-Tier Supplier) in a manner and a time frame that results in no more than minimal disruption to Flextronics' or such Flextronics Affiliated Company's supply of any Product to any Purchaser, and Flextronics shall use its commercially reasonable efforts to ensure that such alternate source of supply does not result in any change in Purchase Price of such Product and Flextronics shall communicate and cooperate with Xerox in identifying any such new source. Any such appointment of a new Sub-Tier Supplier shall require the agreement of Xerox, in accordance with Section 5.2 hereof.

     Section 4.11 Xerox's Right to Cover. If Flextronics or any Flextronics Affiliated Company, for any reason (other than Xerox's breach under this Agreement), including, but not limited to, a Force Majeure Event, fails to deliver Products to a Purchaser in accordance with the terms and conditions of this Agreement (including, without limitation, at the required location and by the delivery date specified), Flextronics will use its best efforts to immediately obtain an alternate supply of Products for Purchasers at no additional cost to Purchasers. If Flextronics cannot obtain such an alternate supply, Xerox may, in addition to any other rights or remedies available to Xerox under applicable law, purchase from other sources during the period of failure or delay in performance the type and quantity of Product that were scheduled for delivery to a Purchaser pursuant hereto. All such purchases from third parties shall be counted toward any Minimum Percentage requirements of Purchasers with respect to such Products. Xerox shall notify Flextronics of any increased cost (including freight and handling) incurred by Purchasers in acquiring such Products from other sources and Flextronics or the relevant Flextronics Affiliated Company shall immediately credit or reimburse Xerox for any such cost increase incurred, except in the event of a failure by Flextronics or any Flextronics Affiliated Company to deliver Products by reason of a Force Majeure Event.

     Section 4.12 Early and Late Deliveries; Deliveries in Excess of Amount Ordered. Flextronics and the Flextronics Affiliated Companies shall, and Flextronics shall use its commercially reasonable efforts to cause the Sub-Tier Suppliers to, deliver the exact quantity of Products ordered by Purchasers and Flextronics and the Flextronics Affiliated Companies shall, and Flextronics shall use its commercially reasonable efforts to cause the Sub-Tier Suppliers to, deliver such Products as required by the Purchaser thereof as indicated by the Purchase Order or associated documents. Any Purchaser may, in its sole discretion, return any Products, at the expense of Flextronics or the relevant Flextronics Affiliated Company (or the Sub-Tier Supplier, as the case may be) if Products in excess of the number ordered have been delivered or if any such order of Products is delivered more than seven (7) calendar days earlier than indicated on the Purchase Order or associated documents. In consideration of increased costs incurred by a

Purchaser when Products are delivered late, Flextronics or the relevant Flextronics Affiliated Company will automatically arrange for premium freight to meet the required delivery date, unless otherwise specifically directed not to do so by the Purchaser. Flextronics or the relevant Flextronics Affiliated Company shall pay for said premium freight and any other costs, fees, expenses or other charges (including Certain Taxes and duties), excluding any taxes and duties that are recoverable by Purchaser, that would not have been payable by or chargeable to Purchasers pursuant to this Agreement had the delivery been timely in the event the delay is for reasons within the control or responsibility of Flextronics or any Flextronics Affiliated Company.

     Section 4.13 Flexible Workforce. Flextronics and the Flextronics Affiliated Companies will maintain at each Facility, and as allowed within existing constraints, a flexible direct labor workforce that will be able to adjust to the volume requirements set forth in Sections 4.3(e) and 4.4(c) hereof. Flextronics will use reasonable commercial efforts to adjust the indirect workforce and, if possible, the fixed cost infrastructure for volume fluctuations that are sustained. Flextronics will discuss these actions with Xerox in advance of implementing them.

                                    ARTICLE 5

                               SUB-TIER SUPPLIERS

     Section 5.1 Management of Sub-Tier Suppliers.


     (a) Schedule I hereto sets forth each Approved Sub-Tier Supplier and indicates whether such supplier is a Xerox Sub-Tier Supplier or Flextronics Sub-Tier Supplier. Xerox and Flextronics shall subsequently identify any new Sub-Tier Suppliers as either a Xerox Sub-Tier Supplier or a Flextronics Sub-Tier Supplier. In addition, Xerox and Flextronics shall take commercially reasonable steps to transition certain Xerox Sub-Tier Suppliers to Flextronics Sub-Tier Suppliers as the parties shall mutually agree. Flextronics shall be responsible for obtaining any and all Components from all Sub-Tier Suppliers to the extent the same are necessary for Flextronics and the Flextronics Affiliated Companies to fulfill its obligations under this Agreement and Flextronics shall be the party responsible for the day-to-day contact with all Sub-Tier Suppliers that may be necessary for Flextronics and the Flextronics Affiliated Companies to perform their obligations under this Agreement. No subcontracting of the manufacture and/or supply of any Component by Flextronics or any Flextronics Affiliated Company to any Sub- Tier Supplier shall relieve Flextronics from its responsibility for delivering to Purchasers all Products required to be delivered by Flextronics to Purchasers under this Agreement.

     (b) Flextronics shall take all commercially reasonable steps necessary to ensure that all Sub-Tier Suppliers provide Flextronics or any Flextronics Affiliated Company or any Purchaser with Components in accordance with the applicable Specifications, within the specified delivery times and in accordance with any other term and condition applicable to a Component supplied by such Sub-Tier Supplier under this Agreement.

     (c) The failure of a Sub-Tier Supplier to provide Flextronics or any Flextronics Affiliated Company or any Purchaser with Components in accordance with the applicable Specifications, within the specified delivery times and in accordance with any other term and condition applicable to a Product supplied by such Flextronics Sub-Tier Supplier under this Agreement shall not relieve Flextronics of its obligations under this Agreement.

     Section 5.2 Approved Sub-Tier Suppliers. Neither Flextronics nor any Flextronics Affiliated Company shall obtain any Component for any Facility from any Sub-Tier Supplier that is not an Approved Sub-Tier Supplier with respect to such Component for such Facility. All proposed qualifications by Flextronics of a Sub-Tier Supplier as an Approved Sub-Tier Supplier and all proposed disqualifications by Flextronics of a Sub-Tier Supplier as an Approved Sub-Tier Supplier must be approved in advance in writing by Xerox, at the commercially reasonable discretion of Xerox. Any proposed qualification by Flextronics of an Approved Sub-Tier Supplier to provide an additional or different Component must be approved in advance in writing by Xerox, at the discretion of Xerox. Xerox agrees to promptly consider any such proposals by Flextronics and to promptly provide its approval or disapproval. Notwithstanding the foregoing, Xerox reserves the right, exercisable in its sole discretion at any time, to disqualify any Approved Sub-Tier Supplier in accordance with the following procedure. In the event any such disqualification would require the payment to such Sub-Tier Supplier of a cancellation charge, Flextronics will review with Xerox such cancellation charge in advance of triggering such obligation to pay, and Xerox shall have the right to negotiate with Flextronics and such Sub-Tier Supplier the amount of such charge. If such amount is agreed to by Xerox, such Approved Sub-Tier Supplier shall be disqualified and Xerox shall be responsible for such agreed-upon cancellation payments to such disqualified Sub-Tier Supplier. In the event any such disqualification would not require the payment to such Sub-Tier Supplier of a cancellation charge, then such Approved Sub-Tier Supplier shall be immediately disqualified.

     Section 5.3 Purchase of Components from Sub-Tier Suppliers; Information Concerning Sub-Tier Suppliers.

     (a) Purchasers may, at their discretion, order and purchase Components that are supplied by any Sub-Tier Suppliers exclusively for the manufacture of Products either directly from the Sub-Tier Supplier thereof, or by placing an order with Flextronics or any Flextronics Affiliated Company therefor. Flextronics shall ensure that all Purchasers shall be listed as "approved buyers" under Flextronics' or any Flextronics Affiliated Company's agreements with Sub-Tier Suppliers such that any order and purchase of such Components by Purchasers directly from Sub-Tier Suppliers shall be made on the same terms and conditions, including without limitation, price, as Flextronics or any Flextronics Affiliated Company may order and purchase such Components from such Sub-Tier Suppliers. Xerox shall ensure that Flextronics and the Flextronics Affiliated Companies shall be listed as an "approved buyer" under Xerox's agreements with Sub-Tier Suppliers such that any order and purchase of such Components for inclusion into Products by Flextronics or any Flextronics Affiliated Company directly from Sub-Tier Suppliers shall be made on the same terms and conditions, including without limitation, price, as Xerox may order and purchase such Components from such Sub-Tier Suppliers. Further, if any Purchaser orders any Component from Flextronics or any Flextronics Affiliated Company that is otherwise supplied from a Sub-Tier Supplier, the Purchase Price paid by Purchaser to Flextronics or such Flextronics Affiliated Company therefor shall in no event exceed the price Flextronics or such Flextronics Affiliated Company was charged by the Sub-Tier Supplier therefor, plus [*], and shall be agreed by Xerox and Flextronics on a case-by-case basis. Notwithstanding anything to the contrary set forth in this Article 5, Xerox retains the right, exercisable in its sole discretion, (i) to negotiate the terms and conditions governing the supply of Components with such Sub-Tier Suppliers as it deems necessary or desirable, to contract directly with such Sub-Tier Suppliers and to procure the rights for Flextronics or any Flextronics Affiliated Company to purchase Components from such Sub-Tier Suppliers on the same terms and conditions as a Purchaser, and/or (ii) to itself act as a Sub-Tier Supplier under this Agreement.

     (b) Flextronics shall provide to Xerox upon Xerox's request (but in no event less than once per calendar quarter on the first day of each such quarter) a then true, correct and complete list of Flextronics Sub-Tier Suppliers' prices to Flextronics and the Flextronics Affiliated Companies for Components (other than Electronic Components materials with respect to which Flextronics is subject to confidentiality agreements with third parties, for which materials Flextronics will provide Xerox with market price information related to a "basket" of materials).

     (c) Flextronics shall provide written notice to Xerox within five (5) Business Days of receiving notification from any Sub-Tier Supplier that such Sub-Tier Supplier is changing the location of manufacture of any custom Component.

     (d) Flextronics shall provide Purchasers with the benefit of the lowest prices from Sub-Tier Suppliers that Flextronics or any Flextronics Affiliated Company is contractually permitted to provide.

     Section 5.4 Flextronics as Sub-Tier Supplier. The parties acknowledge and agree that it may be mutually advantageous to the parties to qualify Flextronics as an Approved Sub-Tier Supplier with respect to any Components or services that Flextronics offers. Xerox agrees to qualify any Facility as an Approved Sub-Tier Supplier, subject to Xerox's normal approval process, as Flextronics may request. Xerox, in its sole and reasonable discretion, will evaluate any quotation that Flextronics may offer for the supply of such Components or services and shall accept such offer provided that the terms of such offer are more favorable to Xerox than other bona fide quotations received by Xerox (including, without limitation, price, quality, delivery, warranty, capabilities and other commercial factors). Upon acceptance of Flextronics' offer, Xerox shall qualify Flextronics to provide such selected and mutually agreed Components or services.

                                    ARTICLE 6

                            PRICING AND PRODUCTIVITY

     Sections 6.1 through 6.3 hereof, inclusive, shall not apply to Electronic Components which are covered by Section 4.8 hereof.

Section 6.1        Pricing.

     (a) Except as set forth in Section 4.8 hereof and subject to the terms and conditions of this Article 6, the Purchase Price for each Product shall be equal to (i) the actual UMC (the "Actual UMC") for each such Product, divided by (ii) either (A) [*] for Products manufactured by Flextronics or any Flextronics Affiliated Company in the Facilities in [*], or (B) [*] for Products manufactured by Flextronics or any Flextronics Affiliated Company in the Facilities in [*]. That portion of any Purchase Price of a Product that is in excess of the Actual UMC shall be referred to herein as the "Margin

Amount." Notwithstanding the foregoing, the number in (ii) above shall be [*] when calculating that portion of the Margin Amount that is applicable to any Components provided by [*].

     (b) A price (the "Quarterly Purchase Price") for each Product shall be set at quarterly meetings between Xerox and Flextronics (each, a "Quarterly Pricing Meeting"), which shall be held no later than the fifteenth (15th) calendar day of each calendar quarter during the Term. The Quarterly Purchase Prices shall be the amount that Purchasers will pay Flextronics and the Flextronics Affiliated Companies for Products during such calendar quarter and until the Quarterly Purchase Prices for the next calendar quarter have been agreed. The Quarterly Purchase Price for a Product shall, subject to the terms and conditions of this Article 6, be equal to the sum of (i) the Actual UMC for such Product during the calendar quarter immediately preceding the Quarterly Pricing Meeting, adjusted for (A) expected fluctuations in production volumes and mix, (B) expected changes in Component or other costs, (C) the expected [*] and (D) the expected Labor and Overhead Reduction Amount, and (ii) the Margin Amount. In setting the Quarterly Purchase Prices, the parties shall attempt to estimate as closely as possible what the actual Purchase Prices for the quarter will be. Following completion of each calendar quarter and the determination of the Actual UMCs (and corresponding Purchase Prices) during such quarter, the parties shall compare the amount that Xerox actually paid for Products (based on Quarterly Purchase Prices) during such calendar quarter against what Xerox should have paid (based upon the Actual UMCs for such calendar quarter) as set forth below in this Article 6. In the event that Xerox and Flextronics cannot come to mutual agreement on any Quarterly Purchase Price for any Product, such dispute shall be resolved in accordance with the procedures set forth in
Section 20.9 herein.

     (c) The Actual UMC for each Product for the period beginning on the date of the relevant SSA and continuing through the end of the first full calendar quarter thereafter shall be the UMC set forth for each such Product on Schedule A as of the date of such SSA and the Quarterly Purchase Price for each such Product (calculated in accordance with Section 6.1(a) and (b) above) during such period shall be hereinafter referred to as the "Initial Quarterly Purchase Price."

     (d) All fees or expenses related to the manufacture and sale of Products by Flextronics and the Flextronics Affiliated Companies to Purchasers (including without limitation, service fees, freight and insurance), if any, shall also be discussed and agreed by Xerox and Flextronics at the Quarterly Pricing Meetings, except to the extent that any such other fees and expenses are not subject to change, as set forth in this Agreement. No Purchaser shall be required to pay any amounts for Products or services other than those listed in Schedule A or as otherwise agreed in advance and in writing by Xerox. Notwithstanding anything herein to the contrary, Flextronics and the Flextronics Affiliated Companies shall not include in the UMC, nor otherwise charge Purchaser for, any Tax or other governmental charge that is recoverable by it (e.g., recoverable VAT), refunded or refundable to it or otherwise subject to similar credit or recovery. Any Tax or other governmental charge that had previously been included in the UMC of Products, together with interest thereon imputed at the rate imposed by the refunding or crediting Taxing jurisdiction, that is recovered by or credited or refunded to Flextronics or any Flextronics Affiliated Company shall immediately be repaid to Purchasers (or credited against the UMC of Product orders in the next Quarterly Measurement Period).

     (e)  (i)    Flextronics, in cooperation with Xerox, shall use its
     reasonable best efforts to reduce the Purchase Prices for all Products in the aggregate by at least [*] each calendar year (and maintain such reduction during such year) during the Term until the Applicable Benchmark Cost for all Products has been achieved. The parties agree to implement and abide by the procedures and processes set forth in Schedule C in furtherance of attaining such goal of Applicable Benchmark Cost for all Products. Flextronics, in cooperation with Xerox, shall use its reasonable best efforts to reduce the Actual UMC for all Products in the aggregate by at least [*] each calendar quarter during the Term.

          (ii) Notwithstanding the foregoing, Flextronics shall cause all value-added costs (including labor, labor overhead and material overhead) included in the calculation of UMC to be reduced by at least [*] each calendar quarter during the Term, as compared to the same period in the previous year, at each Facility where volume production levels for Products are equal to or greater than such levels for the same period in the previous year (the "Labor and Overhead Reduction Amount"). Notwithstanding the immediately preceding sentence, the reductions with respect to each Facility shall be reflected in UMC commencing at the beginning of the third calendar quarter following the closing of the transfer of such Facility pursuant to the Master Purchase Agreement and the Ancillary Agreements.

     Section 6.2 Quarterly Statement; True-Up of Quarterly Purchase Prices and [*].

     (a) Quarterly Statement. Flextronics shall provide to Xerox a detailed statement (a "Quarterly Statement") no later than five (5) Business Days prior to the date of the Quarterly Pricing Meeting following the end of the subject quarter. The Quarterly Statement shall have been prepared in accordance with Schedule D hereto and otherwise in accordance with United States generally accepted accounting principles, setting forth:

          (i) a calculation of the aggregate total of all Quarterly Purchase Prices actually invoiced to Purchasers for all Products purchased by Purchasers during such quarter (the "Quarterly Price Paid");

          (ii) a calculation of the Quarterly Measurement Amount (as defined below) for such quarter;

          (iii) a calculation of the aggregate total of all Actual UMCs for all Products purchased by Purchasers during such quarter (the "Actual Total Quarterly UMC");

          (iv) the Actual Total Quarterly UMC for the calendar quarter immediately preceding such quarter (the "Prior Total Quarterly UMC"); and

          (v) a calculation of any Taxes, customs duties and similar charges paid or invoiced with respect to the Quarterly Price Paid.

     (b) For purposes of this Agreement, the "Quarterly Measurement Amount" for any quarter shall be equal to the sum of (i) the Actual Total Quarterly UMC for such quarter, taking into account (A) actual production volumes and mix, (B) the actual [*] and (C) the actual Labor and Overhead Reduction Amount, and (ii) the Margin Amount with respect thereto. Notwithstanding anything contained herein to the contrary:

          (i) at no time shall the Actual UMC for any single Product, plus the Margin Amount with respect thereto (as the same is used to calculate the Quarterly Measurement Amount) be greater than the Initial Quarterly Purchase Price for such Product or any other prior quarter's Purchase Price for such Product, whichever is less, unless specifically agreed in writing at the Quarterly Pricing Meeting by Xerox and Flextronics and specifically justified by Major Changes in Product Configuration or changes in Commodities prices, volume or mix;

          (ii) the Actual UMC for each Product reflected in the Initial Quarterly Purchase Prices will include an allowance for setup, material and labor efficiencies consistent with historical experience; and

          (iii) no cost that is attributable to the negligence or willful misconduct of Flextronics or any Flextronics Affiliated Company shall be included in the calculation of the Quarterly Measurement Amount.

     (c)  [*]

     (d)  True-Up of Purchase Price.

          (i) If, as indicated by the final and binding Quarterly Statement, the Quarterly Price Paid exceeds the Quarterly Measurement Amount for the subject quarter, then such excess amount (net of any unpaid [*] that [*] pursuant to Section [*] above) shall be payable to the applicable Purchasers, in cash (subject to applicable customs and duties restrictions) or in the form of a credit to be applied against future Product purchases, as Xerox shall request in its discretion, and shall be paid (or credit shall have been issued, as the case may be) within ten (10) Business Days of the Quarterly Statement becoming final and binding as provided below. In addition to the payment or crediting of the excess amount to the applicable Purchasers, Flextronics shall also pay or credit to such Purchasers: (x) a ratable portion of Taxes paid by Purchasers on the Actual Total Quarterly UMC attributable to such excess; and (y) any Taxes, duties, governmental charges or similar costs (excluding income Taxes or Taxes in lieu thereof) that are imposed by any Governmental Authority on the payment or crediting of such excess to Purchasers.

          (ii) If, as indicated by the final and binding Quarterly Statement, the Quarterly Price Paid is less than the Quarterly Measurement Amount for the subject quarter, then such incremental amount (including any unpaid [*] that [*] pursuant to Section [*] above) shall be payable to the applicable Flextronics Affiliated Companies, in cash a carry-forward amount to be fully recovered in the immediately succeeding calendar quarter, as Xerox shall request in its discretion, and, if paid in cash, shall be paid within ten (10) Business Days of the Quarterly Statement becoming final and binding as provided below and, if carried forward, shall be fully recovered in the immediately succeeding calendar quarter. In addition to the payment or carrying forward of the amount to the applicable Flextronics Affiliated Companies, Purchasers shall also pay or carry forward: (x) a ratable portion of Taxes payable by Purchasers on the Actual Total Quarterly UMC attributable to such incremental amount; and (y) any Taxes, duties, governmental charges or similar costs (excluding income Taxes or Taxes in lieu thereof) that are imposed by any Governmental Authority on the payment or carrying forward of such incremental amount to Purchasers.

     Section 6.3 Procedures Regarding Finalization of Quarterly Statement.

     (a) Xerox shall have five (5) Business Days to review each Quarterly Statement and to notify Flextronics in writing of any dispute with respect thereto. If such dispute cannot be resolved by Xerox and Flextronics within five (5) Business Days after the receipt by Flextronics of such notice of dispute, then the dispute shall be resolved in accordance with the procedures set forth in Section 20.9 hereof. The applicable Quarterly Statement shall become final and binding upon the earliest to occur of: (i) if no notice is given by Xerox in accordance with this Section 6.3, the expiration of the period within which Xerox may notify Flextronics of any objections thereto pursuant to this Section 6.3; (ii) agreement by Xerox and Flextronics that the Quarterly Statement, together with any modifications thereto agreed by Xerox and Flextronics, shall be final and binding; and (iii) the date on which any dispute shall have been resolved in accordance with Section 20.9 hereof.

     (b) For the avoidance of doubt, it is the intention of the parties hereto to eliminate the effects of currency fluctuations from any cost comparisons contemplated under this Article 6, including, but not limited to, by making all comparisons of cost of any Components in the currency in which such Components were purchased.

     Section 6.4 [Reserved].

     Section 6.5 [Reserved].

     Section 6.6 Currency; Governmental Authority Levy.

     (a)  (i)    For purposes of converting the pricing of foreign-sourced
     Components, or other items in UMC which are transacted in a foreign currency, from the currency in which such Components or other items were purchased or transacted into United States currency (and for any other purpose under this Agreement where such conversion of currency may be required), the parties shall use as an exchange rate the average of the exchange rate for the applicable currency for the current quarter.

          (ii) For countries in which Flextronics or any Flextronics Affiliated Company cannot bill in U.S. dollars and the exchange rate moves +2% from the rates used in the invoice to rates at the date of payment, the actual exchange rate on the date of payment will be used to determine the currency rate adjustment. For clarity, the following example is provided:


    In the Invoice           L.C.*        Exchange Rate       U.S. $ Equivalent

Local Currency Content        5,000      10:1      500
Non-local Currency Content    5,000      10:1      500
                             ------              -----
Total Invoice                10,000              1,000

*  Means Local Currency

   On Payment Date           U.S. $    Exchange Rate    L.C. Equivalent

Non-local Currency Content   500           1:20             10,000
Local Currency Consent                                       5,000
L.C. Due on Settlement                                      15,000
Previously Invoiced                                        (10,000)
Currency Adjustment                                          5,000 L.C.

As an acceptable alternative, Flextronics or such Flextronics Affiliated Company may bill at the [*] day forward rate, which would be the basis of the local currency amount. If paid after [*] days, the method of calculation set forth in the example would be used except that the forward rate would be the basis of the invoice amount. If Purchaser were to pay early, the rate on the payment date would be used.

     (b) In the event that any Governmental Authority levies an import or export Tax, duty, surcharge or other Tax on Products in such a way that the Landed Cost to Xerox or the UMC of such Products would be greater than the then-effective Purchase Prices (or Landed Costs, as applicable) for Products, the parties shall meet upon the request of either party to review the situation, discuss all possible alternatives, including without limitation a relocation of the manufacture of the affected Product and a revision of pricing with respect thereto, and attempt in good faith to reach an agreement regarding the situation. Flextronics agrees that in the event that any Governmental Authority levies or announces plans to levy any import or export Tax, duty or surcharge or other Tax on Products, Flextronics will cooperate with and assist Purchasers and pursue in its name where appropriate any reasonable effort identified by Purchasers to reduce, eliminate, abate, suspend or otherwise ameliorate the cost to Purchasers of any such import or export Tax, duty or surcharge or any other Tax or governmental charge on Products.

     Section 6.7 Tax and Customs Matters.

     (a) Each Purchaser is liable for 100% of all Taxes imposed on such Purchaser with respect to the billing for Products by Flextronics or any Flextronics Affiliated Company to Purchaser. Each Purchaser shall pay any and all such Taxes to Flextronics or such Flextronics Affiliated Company at the same time and in the same manner that it pays such other amounts to Flextronics or such Flextronics Affiliated Company to which such Taxes relate and Flextronics or such Flextronics Affiliated Company shall promptly remit payments of Taxes to the appropriate taxing jurisdiction. Flextronics shall, and shall cause the Flextronics Affiliated Companies to, pay and indemnify each Purchaser on an after-tax basis for any claims for Taxes and any interest, penalties, fines or other similar amounts imposed thereon made by a taxing jurisdiction relating to Taxes paid by such Purchaser to Flextronics or such Flextronics Affiliated Company imposed as a result of Flextronics' or any Flextronics Affiliated Company's failure to remit such Taxes paid by such

Purchaser to Flextronics or such Flextronics Affiliated Company to the appropriate taxing jurisdiction in a timely fashion after their receipt. Flextronics shall, and shall cause the Flextronics Affiliated Companies to, pay and indemnify each Purchaser on an after-tax basis for any claims for interest (but only for interest exceeding the amount of interest that would have been imposed had the rate of interest equaled LIBOR), penalties, fines or other similar amounts (but not Taxes) imposed by a taxing jurisdiction relating to (i) Flextronics' or any Flextronics Affiliated Company's negligence in filing such Tax returns; or (ii) Flextronics' or any Flextronics Affiliated Company's failure to invoice such Purchaser for the correct amount of Taxes at the time of the invoice. Flextronics agrees and understands that any payments for Taxes and any interest, penalties, fines or other similar amounts imposed thereon that it or any Flextronics Affiliated Company is required to make under the terms of the prior clauses of this paragraph are not to be billed directly or indirectly to or otherwise recovered from Purchasers. Flextronics, each Flextronics Affiliated Company and each Purchaser agree to cooperate to minimize and properly calculate any applicable Taxes and, in connection therewith, each such Purchaser shall provide Flextronics or the relevant Flextronics Affiliated Company any valid resale certificates, information regarding out-of-state use or foreign receipt of materials, services or sales or other exemption or tax reduction certificates or other certificate or document of exemption or information that is reasonably available and may be required in order to exempt such Purchaser's payment for Product from any such Taxes, and Flextronics shall, and shall cause the Flextronics Affiliated Companies to, accept and support any claims, which such Purchaser in good faith deems to be valid, of resale, direct pay, identifiable segment, bulk sale, occasional sale, casual sale, export sale or other exemption. If a Purchaser provides certification of an exemption from any Tax or of a reduced rate of Tax imposed by an applicable taxing authority, then Flextronics and the Flextronics Affiliated Companies shall not invoice for nor pay over any such Tax unless and until the applicable taxing authority assesses such Tax, at which time Flextronics or the relevant Flextronics Affiliated Company shall invoice and such Purchaser shall pay any such Tax, together with any interest, penalties, fines or other similar amounts imposed thereon, unless Purchaser elects to contest such assessment pursuant to Section 6.7(b) hereof (in which event the provisions of that subsection shall control any invoicing and payment). Flextronics or the relevant Flextronics Affiliated Company shall issue or caused to be issued to Purchaser on the applicable invoice date a valid original VAT invoice or similar invoice for VAT or other Taxes as required by the applicable Governmental Authority or as requested by Purchaser to enable recovery of Taxes where appropriate; and Purchaser shall pay only against such valid invoices. Each Purchaser shall be entitled to, and Flextronics or the relevant Flextronics Affiliated Company shall promptly repay to such Purchaser, any refunds, rebates or credits of Taxes Flextronics or such Flextronics Affiliated Company receives that were paid by such Purchaser pursuant to this Agreement, together with interest thereon measured by the applicable statutory rate in the jurisdiction providing such refund, rebate or credit. Interest at the applicable statutory rate in the jurisdiction providing such refund, rebate or credit will not be payable by Flextronics or such Flextronics Affiliated Company to Purchaser in cases where the overpayment subject to refund, rebate or credit was not as a result of the failure of Flextronics or such Flextronics Affiliated Company to use commercially reasonable actions or judgment and the applicable taxing jurisdiction would not pay interest on an actual refund of such overpayment amount. In the case of any refund, rebate or credit of Tax that can only be recovered by Purchaser (such as certain recoveries of VAT on Product sales that are cancelled), Flextronics agrees to provide and to cause the Flextronics Affiliated Companies to provide to Purchaser as soon as is reasonably practical after the payment of a Tax the requisite documentation and other information (such as a VAT credit note) that will enable Purchaser to obtain the effective refund, rebate or credit of the Tax.

     (b) If Flextronics or any Flextronics Affiliated Company receives any assessment or other notice (collectively, "Assessment") from any governmental taxing authority providing that Taxes are due from Flextronics or such Flextronics Affiliated Company which are subject to payment by a Purchaser pursuant to this Agreement, Flextronics or such Flextronics Affiliated Company shall, within fifteen (15) calendar days of receipt of the Assessment, give such Purchaser written notice of the Assessment and Purchaser shall pay to Flextronics or such Flextronics Affiliated Company or directly to the taxing authority upon receipt of the Assessment or, if required by the applicable Governmental Authority, a valid original VAT invoice or similar invoice for VAT or other Taxes, the amount of Taxes set forth as due in the Assessment within thirty (30) calendar days of receipt of such notice; exclusive, however, of any amounts for which Flextronics or such Flextronics Affiliated Company has agreed to pay and indemnify such Purchaser for in accordance with this Agreement. Notwithstanding the above, if a Purchaser, in its reasonable discretion, determines that it will contest an Assessment of Taxes, then (i) such Purchaser shall control any such contest, (ii) Flextronics and the Flextronics Affiliated Companies shall not pay the Tax in controversy to the applicable governmental taxing authority before the completion of such contest (and such Purchaser shall not be required to make payment of such Tax to Flextronics, or any such Flextronics Affiliated Company) unless such Purchaser requests that such Tax be paid earlier, or if the applicable Tax rules and regulations require the payment thereof (or if payment of the Tax is a pre-condition to contest as is the case, for example, with the VAT imposed by the United Kingdom), and (iii) Flextronics and the Flextronics Affiliated Companies shall cooperate with such Purchaser in such contest and shall provide such support, information, documents and other items as such Purchaser shall reasonably request in connection therewith. In any case where a Purchaser determines to contest an Assessment, such Purchaser will indemnify Flextronics on an after-tax basis for Taxes and where Purchaser has directed Flextronics or any Flextronics Affiliated Company not to pay or collect a specific Tax, any interest, penalties, fines or other similar amounts imposed thereon, and other reasonable defense costs related thereto incurred by Flextronics or such Flextronics Affiliated Company as a result of the contest. If Purchaser determines to contest an Assessment and the determination of such controversy can reasonably be expected to adversely affect Flextronics' or any Flextronics Affiliated Company's liability for such Tax for any Post-Closing Period, Flextronics may attend, itself or through separate counsel reasonably satisfactory to Purchasers, any appearances (with reasonable notice thereof) before the Tax authority and any administrative or judicial body determining such controversy and shall have the right to review and comment in advance on any pleadings, briefs or documents to be disclosed or submitted by Purchasers in defense of the matter. If Flextronics determines that it would prefer that such Purchaser not contest an Assessment, Flextronics may notify such Purchaser at any time not to pursue such contest, provided that Flextronics or any Flextronics Affiliated Company fully satisfies any such Assessment and pays the reasonable defense costs (including attorneys' fees) related thereto incurred by Purchaser as a result of the contest. In such a case, such Purchaser will have no obligation to indemnify Flextronics or any Flextronics Affiliated Company for any amounts paid or payable by Flextronics or such

Flextronics Affiliated Company with respect to such Assessment.

     (c) If any Taxes payable by Flextronics or any Flextronics Affiliated Company that are otherwise properly chargeable to Purchaser under this Agreement are recoverable by or payable to Flextronics or such Flextronics Affiliated Company, such Taxes shall be considered to be based upon Flextronics' or such Flextronics Affiliated Company's net income and no Purchaser shall have any obligation to pay to or indemnify Flextronics or any Flextronics Affiliated Company for any such recoverable or refundable Taxes.

     (d) Flextronics, the Flextronics Affiliated Companies and each Purchaser shall comply with all laws and regulations respecting the export, directly or indirectly, of any technical data acquired from the other under this Agreement or any Product utilizing any such data to any country the laws or regulations of which at the time of export, require an export license or other government approval including, but not limited to, first obtaining such license or approval.

     (e) Flextronics, the Flextronics Affiliated Companies and Purchaser shall also cooperate with each other and with Governmental Authorities with respect to customs matters. Such cooperation shall include, but not be limited to, the sharing of information, including bills of materials, necessary to determine the proper tariff classification (HS) and customs value of imported goods, compliance with country of origin marking and product labeling requirements, and the certification or qualification of products for duty-free treatment or preferential tariff status under the North American Free Trade Agreement (NAFTA), the Generalized System of Preferences (GSP), or any other duty reduction or preference arrangement in effect in any country of importation. Flextronics' and the Flextronics Affiliated Companies' duties of customs cooperation shall include, but not be limited to: (i) providing NAFTA Certificates of Origin for eligible merchandise, together with information needed to verify such certificates; (ii) cooperating in NAFTA verifications conducted by authorized government officials; (iii) providing information needed to establish the GSP eligibility of merchandise; (iv) cooperating in any lawful customs inquiry regarding the verification of any claim for duty-free or reduced-duty treatment; (v) answering government questionnaires and otherwise cooperating or participating in antidumping or countervailing duty investigations with respect to goods sold to Purchaser; (vi) sharing information necessary to the above duties with Purchaser, including confidential information under such terms of confidentiality as the parties may mutually agree; and (vii) securing on a commercially reasonable basis Binding Tariff Information rulings or other customs rulings establishing the tariff status of such goods. Flextronics and the Flextronics Affiliated Companies will also cooperate with, and provide support to, Purchaser to certify Products conform with government procurement requirements, including but not limited to the Federal Acquisition Regulations regarding the so-called "Buy American Act" import procurement restrictions under the Trade Agreements Act of 1979. Flextronics and the Flextronics Affiliated Companies will also take any commercially reasonable actions that would reduce Landed Cost or dutiable value to the full extent allowable under the law as well as affording Purchaser maximum access to Federal government sales for Purchaser's products.

     (f) Flextronics and Purchaser will establish a committee (the "Customs Committee") (on such terms and with those members to be agreed initially by the parties hereto within forty-five (45) days from the date of execution hereof) that will cooperate and work together to review all aspects of the production and material sourcing plans of Flextronics and the Flextronics Affiliated Companies to ensure that appropriate reductions in customs duties, levies and other import and export taxes are obtained, that no incremental duties, levies or taxes are incurred, and that no action taken by Flextronics or any Flextronics Affiliated Company results in restrictions to market access by Purchaser. If Flextronics or any Flextronics Affiliated Company fails to act in a commercially reasonable manner and the result of such failure is an increase in customs duties or levies or import or export taxes to Purchaser, then Flextronics or such Flextronics Affiliated Company shall pay and be responsible for any customs duties, levies or taxes, together with any interest, penalties, fines or similar amounts, that exceed what Purchasers would otherwise have been obligated to pay, had Flextronics or such Flextronics Affiliated Company acted in a commercially reasonable manner. For purposes of this Section 6.7(f), failing to act in a commercially reasonable manner includes, but is not limited to, (i) failing to provide the requisite documents and information set forth in subparagraph (e) above, (ii) changing the source of component products or subassemblies in a manner that increases customs duties or levies as a result of, but not limited to, a loss of NAFTA status, a loss of GSP certification or Purchaser's inability to sell end product to the U.S. federal government under provisions in the Federal Acquisition Regulations, "Buy American" procurement restrictions, and procurement under the Trade Agreements Act of 1979, etc., without the consent of Purchasers, (iii) failing to comply with any law or rule or regulation promulgated thereunder,
(iv) failing to comply with any reasonable direction of Purchasers to optimize customs duties, levies and other import and export taxes where such direction can be complied with at no significant cost to Flextronics or any Flextronics Affiliated Company, (v) failing to keep in place any licenses or other favorable customs and duty tax regimes that are obtained by Flextronics or any Flextronics Affiliated Company as of or after the applicable Closing Time provided that such favorable customs and duty tax regimes can be reasonably maintained without expense on the part of Flextronics or any Flextronics Affiliated Company that is disproportionate to benefit received, (vi) failing to provide Purchasers with necessary support and cooperation that would enable Purchasers to receive or maintain reduced rates of customs duties, levies and other import and export taxes, or the ability to recover overpayments thereof, where such support and cooperation can be reasonably provided without significant expense on the part of Flextronics or any Flextronics Affiliated Company, and (vii) failing to reasonably maintain or otherwise properly execute shared systems or other data management functions.

     (g) Notwithstanding anything herein that might be read to suggest a contrary position, each party hereto shall carry out its responsibilities and obligations with respect to VAT accounting, reporting payment and recovery of VAT in accordance with the applicable local VAT laws and regulations promulgated thereunder.

     (h) Flextronics and the Flextronics Affiliated Companies will support all commercially reasonable efforts by Purchaser and will reasonably cooperate to enable Purchaser to secure duty drawbacks or refunds relating to the Products which Flextronics or any Flextronics Affiliated Company manufactures for Purchaser.

     (i) Flextronics, the Flextronics Affiliated Companies and Purchaser shall enter into all necessary contracts or agreements to permit Flextronics and the Flextronics Affiliated Companies to use, or have access to,

Purchaser's "duty management system" for goods manufactured and/or stored in the Venray CRU Operation, to the extent such Operation is or has been transferred to Flextronics or any Flextronics Affiliated Company. For purposes of this provision, the "duty management system" shall be defined to include any EDI database and system which nets inventory outputs against inventory inputs for customs control and duty payment systems, together with any inventory or production data contained therein. It is understood and agreed by the parties that all such duty management systems shall remain the sole and exclusive property of Purchaser and (A) Purchaser may decide in its sole discretion that, or (B) if Flextronics so requests, Purchaser's employees shall operate such systems for the use and benefit of Flextronics and such Flextronics Affiliated Company. This agreement enabling Flextronics and the Flextronics Affiliated Companies to use or have access to Purchaser's "duty management system" shall extend for a period of twelve (12) months after Flextronics or any Flextronics Affiliated Company first has access to Purchaser's "duty management system", and will only be extended upon the express written agreement of the parties.

     (j) Purchasers enjoy suspension, exemption or reduced rates of tax (including VAT) and duty on the Products and in the taxing jurisdictions listed on Schedule 6.7(j) hereof. Flextronics agrees that it will, and that it will cause the Flextronics Affiliated Companies to, attempt to obtain and, if necessary, seek rulings obtaining (and Purchasers agree that they will cooperate with Flextronics in the obtaining of) the same or similar suspension, exemption or reduced rates of Tax (including VAT) and duty on the Products that will be sold to Purchasers, unless Flextronics obtains the written consent of Xerox, which consent will not unreasonably be withheld provided that Xerox determines that any such failure to obtain the same or similar suspension, exemption or reduced rates of Tax (including VAT) and duty on the Products would not materially and adversely affect the amount of taxes (other than Taxes recoverable by Purchasers) and/or customs duties that would otherwise be payable or reimbursable by Purchasers.

     (k) Xerox and Flextronics each agree to cooperate in good faith and to take such actions as are reasonably necessary to minimize or eliminate the amount of any tax required to be withheld or paid by any Purchaser or any Flextronics Affiliated Company with respect to the transactions contemplated by this Agreement.

      Section 6.8 Intellectual Property Royalty. Xerox and Flextronics may agree in writing in the future to a royalty to be paid by Flextronics and the Flextronics Affiliated Companies for the use by Flextronics and the Flextronics Affiliated Companies of the Xerox Intellectual Property. Any such royalty shall be treated as a cost for purposes of calculating UMC. However, in no event shall (i) Flextronics or any Flextronics Affiliated Company be entitled to any Margin Amount (or the recovery of any Taxes, duties, levies or other similar charges imposed thereon) with respect to the amount of any such royalty, or
(ii) Flextronics or any Flextronics Affiliated Company be entitled to [*].

     Section 6.9 Compliance with Laws. Subject to Section 6.7(e) and (f) hereof, Flextronics shall use its commercially reasonable efforts to secure any permits, approvals, licenses, or authorizations required to be obtained by Flextronics or any Flextronics Affiliated Company under this Agreement to ensure that the Products conform in all material respects to the requirements of Governmental Authorities, and may be imported into, and sold in, the country of destination. Such Governmental Authorities include, but are not limited to, the United States Federal Communications Commission, Food and Drug Administration, Consumer Product Safety Commission and Federal Trade Commission. Flextronics shall also use commercially reasonable efforts to ensure that all Products delivered to Purchaser are in compliance with all mandatory standards imposed by the country of importation, including but not limited to United States mandatory standards, European Union standards, and Mexican Normas Oficiales Mexicanas (NOMs).

                                    ARTICLE 7

                                  MANUFACTURING

     Section 7.1 Manufacture in Accordance with Specifications and Applicable Laws. Flextronics shall, and shall cause all Sub-Tier Suppliers who will provide Products hereunder, to manufacture all Products in accordance with the Specifications therefor and in accordance with all Applicable Laws.

     Section 7.2 Purchase of Components. Flextronics is required to, and shall cause the Flextronics Affiliated Companies to, purchase a sufficient number of Components to support the manufacture and sale of Products hereunder; provided, however, that Xerox shall be responsible therefor solely to the extent and as set forth in Sections 4.10(a), 9.5 and 16.1(b) hereof. In the event any Purchaser has any Components that meet the Specifications, Flextronics and the Flextronics Affiliated Companies are required to buy back such Components at the then-effective UMC therefor to the extent needed to fill Forecasted demand during the next ninety (90) calendar days.

     Section 7.3  Manufacturing Capacity.

     (a) Flextronics shall maintain, and shall cause the Flextronics Affiliated Companies to maintain, sufficient manufacturing capacity in the Facilities during the Term in order to provide Purchasers with all Products ordered by Purchasers hereunder and all Products that are forecasted to be ordered by Purchasers hereunder in accordance with the Product Forecasts. Flextronics and the Flextronics Affiliated Companies shall accept all complete Purchase Orders issued by any Purchaser and received by Flextronics or any Flextronics Affiliated Company in accordance with terms of this Agreement. In the event that Flextronics in good faith believes that Flextronics' and the Flextronics Affiliated Companies' manufacturing capacity will be insufficient to meet Xerox's Product Forecasts, then Flextronics shall notify Xerox in writing thereof immediately and the parties shall promptly meet to develop a solution to this problem.

     (b) Neither Flextronics nor any of the Flextronics Affiliated Companies shall commence production of any product for any third party customer until Flextronics' and the Flextronics Affiliated Companies' available manufacturing capacity in the Facilities (running at maximum employee and asset utilization during all shifts) to satisfy any Purchaser's orders of Products under this Agreement is equal to one hundred twenty percent (120%) of Xerox's Forecasts, as indicated by the first sixty (60) calendar days of the then applicable Xerox six-month rolling Forecast.

     Section 7.4 Use of Used Components Yielded From Remanufacture and Conversion of Products.

     (a)  Flextronics acknowledges and agrees that Flextronics and the

Flextronics Affiliated Companies shall be required to remanufacture and use Used Components in connection with the manufacture of Products hereunder, including without limitation, the manufacture of New Build Products, Remanufactured Products and Conversion Products so long as such Used Components can be remanufactured to meet the Specifications therefor and to the extent available. The source of Used Components shall be any Products provided by a Purchaser or its agent (which may, in certain circumstances agreed by the parties, be Flextronics or a Flextronics Affiliated Company) to Flextronics or any Flextronics Affiliated Company (including, without limitation, Completed Machines and certain Modules) (such Products being referred to herein as "Hulks"). Under no circumstances, however, shall Flextronics or any Flextronics Affiliated Company be required to purchase any amount of Hulks (or otherwise hold any such Hulks or Used Components in its inventory of Components) that when added to its current inventory of Components will result in an amount of inventory which is in excess of that inventory needed to meet the then Forecasted demand for Products containing such Components for ninety
(90) calendar days, and in no event shall Flextronics or any Flextronics Affiliated Company sell or otherwise transfer any Used Components to any entity that is not a Xerox Affiliated Company.

     (b) Purchaser shall issue an original invoice to Flextronics or the relevant Flextronics Affiliated Company for Hulks promptly after shipment of such Hulks, as determined by Xerox. Such invoice will include the price of each Hulk, as determined by Xerox, invoiced and delivered, plus any applicable taxes (other than income taxes or taxes in lieu thereof), separately stated by type and amount of tax imposed on Flextronics or such Flextronics Affiliated Company and to be collected by Purchaser in connection with the sale and delivery of such Hulk. Such original invoice shall be supported by appropriate detail and summary billing information provided to Flextronics or such Flextronics Affiliated Company in a timely manner, and both the invoice and the supporting documentation shall be in the form required by the appropriate Governmental Authority or as otherwise mutually agreed. Flextronics or such Flextronics Affiliated Company shall pay such invoices within forty-five (45) calendar days of the date of such invoices, provided that if the payment date falls on a day that is not a Business Day, then the due date shall be on the next succeeding Business Day, and further provided that no payment will be made by Flextronics or such Flextronics Affiliated Company unless and until the invoice and associated documentation comply with all governmental rules and regulations related thereto. All applicable customs duties and fees related to the importation of Hulks sold to Flextronics or such Flextronics Affiliated Company will be the responsibility of Flextronics and such Flextronics Affiliated Company, and will be paid by Flextronics or such Flextronics Affiliated Company directly to the applicable Governmental Authority. Payment against Purchaser's invoices shall be made via electronic funds transfer or by paper check, as determined by Flextronics. The parties may agree in writing from time to time during the Term that Flextronics or any Flextronics Affiliated Company may act as agent for Purchasers in accepting receipt of returned Products or that Purchasers shall retain title to Hulks during the remanufacturing and/or conversion processes conducted by Flextronics or any other mutually satisfactory method for the acquisition and use of Hulks.

     (c) Subject to the Minimum Percentage requirements set forth in this Agreement, nothing in this Agreement shall prevent or limit the right of Xerox or any Xerox Affiliated Company to continue to conduct remanufacturing and conversion operations at its own facilities (including without limitation, the Mitcheldean, Manaus, Rampur and Cairo manufacturing facilities of Xerox). Further, notwithstanding anything contained in this Agreement to the contrary, Purchasers shall be permitted to conduct Light Remanufacturing and Conversion Operations, in the Purchasers' discretion. Flextronics and the Flextronics Affiliated Companies shall cooperate with all Purchasers who so request in connection with such Purchaser's conduct of light remanufacturing and light conversion by providing necessary Components (at prices to be agreed at the time) and Specifications and other data necessary therefor.

     (d) All Products containing Used Components shall be subject to all quality assurance and inspection requirements in accordance with the provisions of Article 8. The representations, warranties or covenants of Flextronics set forth in Article 14 of this Agreement shall apply to any Products containing Used Components, commencing on the receipt of such Products by Purchaser.

     (e) Flextronics acknowledges and agrees that Used Components shall be used by Flextronics and the Flextronics Affiliated Companies wherever practicable prior to using new Components.

     Section 7.5 Repair Obligations of Flextronics. In the event that any Purchaser determines that a Component requires repair for any reason, such Purchaser shall deliver such Component to Flextronics or the relevant Flextronics Affiliated Company. Purchaser shall issue an original invoice to Flextronics or such Flextronics Affiliated Company for such Components promptly after shipment of such Components by Purchaser. Such invoice will include the Buy Back Price of each such Component invoiced and delivered, as agreed, plus any applicable taxes (other than income taxes or taxes in lieu thereof), separately stated by type and amount of Tax imposed on Flextronics or such Flextronics Affiliated Company and to be collected by Purchaser in connection with the sale and delivery of such Component. Such original invoice shall be supported by appropriate detail and summary billing information provided to Flextronics or such Flextronics Affiliated Company in a timely manner, and both the invoice and the supporting documentation shall be in the form required by the appropriate Governmental Authority or as otherwise mutually agreed. Flextronics or such Flextronics Affiliated Company shall pay such Purchaser the Buy Back Price for such Component within forty-five (45) days from receipt of such Component (the "Buy Back Period"); provided, however, that no payment will be made by Flextronics or such Flextronics Affiliated Company unless and until the invoice and associated documentation comply with all governmental rules and regulations related thereto. All applicable customs duties and fees related to the importation of such Components sold to Flextronics or any Flextronics Affiliated Company will be the responsibility of Flextronics, and will be paid by Flextronics or such Flextronics Affiliated Company directly to the applicable Governmental Authority. Payment against Purchaser's invoices shall be made via electronic funds transfer or by paper check, as determined by Flextronics. Xerox and Flextronics shall meet at least every three (3) months to negotiate the Buy Back Price and Buy Back Period for such Components. Xerox and Flextronics shall negotiate in good faith to: (i) adjust the Buy Back Price for Components to reflect costs for labor, material, and any other expenses associated with repair, and (ii) adjust the Buy Back Period where they determine that the average period within which Flextronics or any Flextronics Affiliated Company repairs and resells any type of such Component to any Purchaser is longer or shorter than forty-five (45) days. All Products repaired or replaced pursuant to this Section 7.5 shall be subject to all quality assurance and inspection requirements in accordance with the provisions of Article 8. To the extent any representation, warranty or covenant of Flextronics set forth in Article 14 of this Agreement applied to the Product prior to its rejection, such representation, warranty or covenant shall continue to apply to the repaired or replaced Product, commencing on the receipt of such replaced or repaired Products by Purchaser.

     Section 7.6 Initial Location and Change in Location of Manufacture. Flextronics shall, and shall cause the Flextronics Affiliated Companies to, except as otherwise provided on Schedule 7.6 hereto, manufacture Products in the same facility at which such Products were manufactured by Xerox immediately prior to execution of this Agreement. If Flextronics provides on Schedule 7.6 to manufacture initially at a facility other than that used by Xerox, Flextronics shall not, and shall cause the Flextronics Affiliated Companies not to, undertake any such alternate manufacturing without the prior written consent of Xerox, which consent shall not be unreasonably withheld; provided, however, that Xerox's withholding of consent shall automatically be deemed to be reasonable if such event would materially and adversely affect the quality, capabilities, Product Lead Times or UMCs of Products or the associated cost of freight, Taxes (other than taxes recoverable by Purchasers) and/or customs duties that would otherwise be payable or reimbursable by Purchasers or would operate to deny Purchasers market access for Products. Flextronics shall not, and shall cause the Flextronics Affiliated Companies not to, change the location of or cease operations at any Facility, or change the location of the manufacture of any Product from its then-current Facility to another location without the prior written consent of Xerox, which consent shall not be unreasonably withheld; provided, however, that Xerox's withholding of consent shall automatically be deemed to be reasonable if such event would materially and adversely affect the quality, capabilities, Product Lead Times or UMCs of Products or the associated cost of freight, Taxes (other than taxes recoverable by Purchasers) and/or customs duties that would otherwise be payable or reimbursable by Purchasers or would operate to deny Purchasers market access for Products. If Xerox grants Flextronics the written consent referred to in this subsection (to initially manufacture in a different facility or to change any such location, etc.), then Xerox may, in its sole discretion, make any such consent conditional on Flextronics and the Flextronics Affiliated Companies obtaining and/or maintaining certain waivers, licenses, reduced tax rate certificates, and other similar items that could affect the total cost of a Product to Xerox.

     Section 7.7 Data Protection. Flextronics shall, and shall cause the Flextronics Affiliated Companies to, establish and maintain reasonable means of protection against violation, destruction, loss or alteration of data and data files in respect of the manufacture of the Products and implement a process sufficient to isolate and return rejected and defective Components, including, but not limited to, daily software system backups to be stored off-site and a backup site to run Flextronics' and the Flextronics Affiliated Companies' systems; provided, that such means of protection shall be automatically deemed to be reasonable if such means are equal to or exceed the means that Xerox employs in respect of data protection as of the date hereof. In addition, Flextronics shall, and shall cause the Flextronics Affiliated Companies to, institute security procedures no less restrictive than Xerox's exportation procedures as of the date hereof to prevent the exportation of technical data in violation of United States export control laws. Flextronics shall present to Xerox such plan of data protection and security procedures within ninety (90) calendar days of the execution hereof. Upon reasonable notice and at reasonable times, Flextronics shall, and shall cause each of the Flextronics Affiliated Companies to, grant reasonable access to its data and data file related to the manufacture of Products under this Agreement as Xerox may reasonably require. The parties agree that third party visitors who Xerox then deems are direct or potential competitors of Xerox (including without limitation Canon, Heidelberg, Hewlett-Packard, Lexmark, Minolta, Oce, Ricoh, Sharp and Toshiba) shall not be allowed in the manufacturing areas where any Products (other than Electronic Components) are being manufactured in the Facilities for Purchasers without Xerox's prior written consent.

     Section 7.8 Recovery Plan. Effective as of the date hereof, Flextronics shall, and shall cause the Flextronics Affiliated Companies to, adopt and use at the Facilities and at any other manufacturing locations where Products for Purchasers are manufactured, the Xerox protection and disaster recovery plan (the "Recovery Plan") attached to this Agreement as part of Schedule C hereto. After the date hereof, Flextronics may revise the Recovery Plan or substitute its own protection and disaster recovery plan therefor; provided, that, in the discretion of Xerox as indicated by Xerox in writing, such revised Recovery Plan or substitute plan (i) shall be designed to avoid shutdown or interruptions in the manufacturing capability and if such a shut down or interruption nevertheless occurs, to reduce the effects of such occurrences,
(ii) shall identify minimum protection standards, including standards for responding to Force Majeure Events, and (iii) shall conform to or exceed the requirements of the Recovery Plan of Xerox, as the same may have been amended or replaced and is then in effect.

     Section 7.9  Contract Manufacturing.

     (a) If Flextronics' current structural arrangements either: (i) include a principal/agent formed in Labuan, Mauritius, or Hungary to perform contract manufacturing at any Facility; or (ii) separate the ownership of the Facility and its operations and employees from the ownership of the underlying manufacturing assets, Products, Components, or work-in-progress inventory, then Flextronics shall not include in the applicable UMCs, or otherwise invoice Purchasers for, and will indemnify Purchasers for, any non-incidental incremental cost (including all Tax and duty costs) that would not have been incurred but for the use by Flextronics of such arrangement.

     (b)  Xerox agrees to discuss the possibility of implementing:

          (i) a principal/agent or other similar arrangement to perform contract manufacturing at any Facility; or

          (ii) separation of the ownership of the Facility and its operations and employees from the ownership of the underlying manufacturing assets, Products, Components, or work-in-progress inventory in selected jurisdictions, and Xerox agrees to allow Flextronics, provided that the parties mutually agree, to implement said (b)(i) or (b)(ii). Notwithstanding the above, Flextronics shall have the right, in Flextronics' sole discretion, to implement the structures in (b)(i) or (b)(ii), provided:
(A) that any such implementation does not impose a non-incidental incremental cost (including all Tax and duty costs) on, or a material risk that any significant non-incidental incremental costs (including all Tax and duty costs) may be incurred by, Purchasers; and (B) that Flextronics agrees in writing to bear such non-incidental incremental costs (including all Tax and duty costs), if any.

                                    ARTICLE 8

                                QUALITY ASSURANCE

     Section 8.1 Quality Requirements.Products produced and delivered to Purchaser shall fully comply with the Specifications therefor, including without limitation, the requirements of the Xerox-approved Quality Plan for Products referred to in Section 8.3 below and the reliability standards set forth in the Specifications.

     Section 8.2 Quality Systems Certification Requirements. Flextronics will have or will actively be pursuing at each Facility a Quality System certified under ISO 9002 (or TC1706 Approved equivalent) and ISO 14001 (or any future or modified ISO certification standards), and the manufacturing operations of Flextronics and the Flextronics Affiliated Companies and the Facilities shall conform to applicable national and international quality standards, guidelines and practices during the Term. Flextronics shall notify Xerox of any change in ISO certification status of Flextronics or any Flextronics Affiliated Company, shall furnish Xerox with copies of certification certificates upon request and shall maintain its certifications in good standing.

      Section 8.3 Quality Plan for Products. Effective as of the date hereof, Flextronics shall adopt and use at the Facilities and at any other manufacturing locations where Products for Purchasers are manufactured, the XW1001 Supplier Quality Requirements, and detailed descriptions contained in the "Multinational Quality Guideline for the Certification of Purchased Products" (Xerox document TQM3120) (the "Quality Plan for Products") attached to this Agreement as part of Schedule C hereto. After the date hereof, Flextronics may revise the Quality Plan for Products or substitute its own quality plan therefor; provided, that, in the discretion of Xerox as indicated by Xerox in writing, such revised Quality Plan for Products or substitute plan shall (i) encompass Spares and consumables, as well as equipment, (ii) define the controls and operating systems required to assure that only defect-free Products will be delivered to the Purchasers and on- going compliance with superior quality standards, (iii) set forth the procedure to be followed for Product verification tests and auditing of the tests conducted at the Facilities, including the procedure for handling non- conforming Products, and
(iv) conform to or exceed the requirements of the quality plan for Products of Xerox then in effect. Flextronics shall, and shall cause the Flextronics Affiliated Companies to, permit Xerox's Material Quality Assurance Department or its authorized representatives to perform or oversee the performance of a verification test program for the Products as part of a bonded lot release process until Flextronics achieves certification of the Products, satisfactory to Xerox.

     Section 8.4 Product Packaging. Effective as of the date hereof, Flextronics shall adopt and use at the Facilities and at any other manufacturing locations where Products for Purchasers are manufactured, the Xerox packaging test plan (the "Packaging Test Plan") attached to this Agreement as part of Schedule C hereto. After the date hereof, Flextronics may revise the Packaging Test Plan or substitute its own packaging test plan therefor; provided, that, in the discretion of Xerox as indicated by Xerox in writing, such revised Packaging Test Plan or substitute plan shall (i) demonstrate that internal and external packaging materials used with respect to Products sold to Purchasers by Flextronics or any Flextronics Affiliated Company hereunder meet the packaging requirements set forth in the Specifications, including without limitation, that there be no substantial damage to any packaging materials under normal shipping conditions, and (ii) conform to or exceed the requirements of the packaging test plan of Xerox then in effect.

     Section 8.5 Problem Management Process. Xerox and Flextronics shall meet and review any data that indicates a measurable variance from any quantitative specification in any Product's manufacturing specifications contained in the Specifications. The means used to jointly review data for variance from Specification and to implement corrective action will be a process (the "Problem Management Process") set forth below, which both Flextronics and Xerox shall implement to ensure continuous improvement in Product performance and timely reaction to shortfalls in Product performance as specified in the applicable Specification.

     (a) Top Problem List. Flextronics and Xerox shall jointly develop a top problem list with respect to each Product and determine possible solutions. If it is determined that a problem does not violate the Specifications then, upon joint agreement, Flextronics will implement tests and approved solutions to the subsequent manufacture of such Products. The top problem list of Xerox existing as of the date hereof shall be the initial top problem list with respect to the Products.

     (b) Product Compliance Test Plan. If a Product problem initially appears to the parties to result in the Product not being in compliance with the applicable Specifications, the parties shall mutually agree on a test plan to provide statistically significant validation of such non-compliance and Flextronics shall conduct such tests and report the results thereof to Xerox as soon as possible.

     (c) Configuration or Sub-Tier Supplier Change. In the event of a Major Change or a change in the Sub-Tier Supplier of a Component (including without limitation any addition of a new Sub-Tier Supplier, any qualification of an Approved Sub-Tier Supplier to supply a different Component and any switch in the manufacture of a Component from one Approved Sub-Tier Supplier to another Approved Sub-Tier Supplier), the parties shall discuss and agree on a plan of testing to ensure that the Product continues to function to Specifications after such Major Change or change in Sub-Tier Supplier has been implemented.

     Section 8.6 On Site Engineer. Upon Xerox's reasonable request in response to urgent customer issues with respect to any Products, Flextronics shall dispatch one or more qualified engineer(s) to any Purchaser's facility or Purchaser's customer's facility no later than three (3) Business Days after a request by Xerox therefor. Such engineer(s) shall stay at such facilities for as long as necessary to provide technical assistance, quality assurance and training support as required. Flextronics shall bear the costs and expenses related to the provision of the services of such engineer(s) for up to 180 equivalent work days of such engineers' aggregate time per Flextronics facility that manufactures Product for Xerox in any rolling twelve-month period. Notwithstanding the foregoing, Xerox agrees that it will make requests pursuant to this Section 8.6 as necessary in connection with the resolution of customer issues for which Xerox reasonably believes Flextronics may be of assistance.

                                   ARTICLE 9

                  PRODUCT CONFIGURATION MANAGEMENT AND CONTROL

     Section 9.1 Responsibility for Product Configuration. Xerox shall retain sole responsibility for developing and maintaining the Product Configuration for each Product and the related Configuration Database; provided, however, upon the request of Xerox, Flextronics and the Flextronics Affiliated Companies shall cooperate with Xerox in any manner as Xerox may reasonably request in the maintenance of the Configuration Database, including without limitation, assuming responsibility therefor.

     Section 9.2 Major Changes and Minor Changes Proposed by Flextronics. Flextronics shall notify Xerox's MSA Contract Manager in order to propose a Major Change or a Minor Change. Such person shall have the right to approve or deny such proposed Major Change or Minor Change, in his or her reasonable discretion. In addition, prior to approving or denying any such Major or Minor Change proposal, such person shall be entitled to require Flextronics to submit a formal written change request (each, a "Change Request") with respect thereto. Such Change Request shall include, without limitation, an evaluation of the feasibility of the proposed change, the cost of the modification, any change in UMC, Purchase Price or manufacturing or delivery times for the subject Product as a result of the proposed change, the amount of time required for implementation, the likelihood of obsolescence of any Components and such Change's anticipated effect on the safety, function, performance, reliability, serviceability, appearance, dimensions and tolerances of the subject Product and a Components list for the revised Product. Xerox shall approve or reject any such Change Request in writing within thirty (30) calendar days of receipt thereof. If Xerox has not responded to such informal proposal or formal Change Request by the expiration of such thirty (30) calendar day period, Flextronics shall have the right to notify the person to whom Xerox's MSA Contract Manager reports of such rejection or nonresponse and such person shall meet with Flextronics within five (5) Business Days thereof to discuss the same. Notwithstanding anything contained herein to the contrary, no approval of a proposal for a Major or Minor Change or formal Change Request shall be effective unless it is in writing signed by Xerox's MSA Contract Manager. With respect to any Major Change relating to a safety issue, Flextronics shall immediately notify Xerox of any identified safety issue that is contemplated to require a Major Change.

     Section 9.3 Major Changes Proposed by Xerox. Xerox shall submit a written proposal to Flextronics in order to propose a Major Change. Flextronics shall respond to such written proposal within ten (10) Business Days after receipt of such proposal, indicating, to the extent such information is then available, an evaluation of the feasibility of the proposed change, the cost of the modification, any change in UMC, Purchase Price or manufacturing or delivery times for the subject Product as a result of the proposed change, the amount of time required for implementation, the likelihood of obsolescence of any Components and such Change's anticipated effect on the safety, function, performance, reliability, serviceability, appearance, dimensions and tolerances of the subject Product and a Components list for the revised Product. Flextronics' response shall also indicate, if some of such information was not then available, when a complete response can be delivered. In no event shall a complete response from Flextronics be made more than thirty (30) calendar days following receipt by Flextronics of Xerox's Major Change proposal. Xerox shall determine, in its sole discretion, within a reasonable amount of time after Xerox's receipt of Flextronics' complete response to Xerox's Major Change proposal whether to implement such Major Change, based on Flextronics' response. Notwithstanding the foregoing, in the event Xerox wishes to make a Major Change because of a safety or environmental issue, such Major Change shall be implemented as soon as reasonably possible.

     Section 9.4 Minor Changes Proposed By Xerox. Xerox shall notify Flextronics' MSA Contract Manager in writing in order to propose a Minor Change. Xerox and Flextronics shall, within five (5) Business Days thereof meet and in good faith discuss the feasibility of such Minor Change (including, as applicable, the cost of the modification, any change in UMC, Purchase Price or manufacturing or delivery times for the subject Product as a result of the proposed change, the amount of time required for implementation, the likelihood of obsolescence of any Components and such Change's anticipated effect on the safety, function, performance, reliability, serviceability, appearance, dimensions and tolerances of the subject Product and a Components list for the revised Product). Following such discussions, Xerox shall notify Flextronics in writing whether or not to implement such Minor Change, based on such discussions. Notwithstanding the foregoing, in the event Xerox wishes to make a Minor Change because of a safety or environmental issue, such Minor Change shall be implemented as soon as reasonably possible.

     Section 9.5 Costs of Implementation; Obsolete Products. In the event that a Major or Minor Change is implemented (other than as a result of the breach by Flextronics of any of its representations, warranties or covenants set forth in Article 14 hereof), then Xerox shall bear all costs and expenses related to such Major or Minor Change, including without limitation, any costs and expenses incurred as a result of the obsolescence of Purchaser's or Flextronics' or the relevant Flextronics Affiliated Company's inventory as follows: [*]; provided, however, that, notwithstanding the foregoing, [*].
Upon the request of Purchaser, Flextronics and the Flextronics Affiliated Companies shall (and Flextronics shall use its commercially reasonable efforts to cause the Sub-Tier Suppliers to) provide reasonably acceptable documentation substantiating any and all such costs. If requested by Purchaser, Flextronics and the Flextronics Affiliated Companies shall (and Flextronics shall use its commercially reasonable efforts to cause the Sub- Tier Suppliers to) permit Purchaser's representatives to review the business records of Flextronics and the Flextronics Affiliated Companies (or the Sub- Tier Supplier, as the case may be) for the sole purpose of validating the claim for costs (subject to any confidentiality agreements to which Flextronics is a party), to validate the count of inventory of such Product and the Components and to supervise the scrappage, if any, of such Product or Components. After such Major Change or Minor Change is approved, Flextronics shall commence the Inventory Repurchase Procedure.

     Section 9.6 Serial Number Notification. Any changes to any Product Configuration pursuant to this Article 9 shall be implemented in accordance with the applicable timing for such implementation as indicated above. For each changed Product, the serial number for the first of such changed Product shall be identified to Xerox, and Flextronics agrees that all such Products with serial numbers greater than such first identified changed Product shall incorporate such changes. Processes standard in the industry to designate changes of configuration shall be employed with respect to any changed Products, including without limitation, tag designation, specific serial number or other method as agreed between Flextronics and Xerox for each specific Product.

                                   ARTICLE 10

                  GOVERNMENTAL AUTHORITY, APPROVAL AND SAFETY

     Section 10.1 Compliance. Flextronics shall, and shall cause the Flextronics Affiliated Companies to, comply, in the manufacture and supply of Products to Purchasers hereunder, with all Xerox requirements set forth in the Specifications (including without limitation the safety requirements and other Governmental Authority requirements described in the Specifications) and all Applicable Laws, in each case as are in effect at the time of shipment of such Products.

     Section 10.2  Monitoring of Compliance.

     (a) Flextronics shall provide Xerox with all information necessary to evaluate compliance with Section 10.1 above, as reasonably requested by Xerox. Such information shall include, but not be limited to (i) the identity of substances and quantity thereof in any formulation, (ii) toxicity data (Ames Assay and/or other tests for mutagenicity, human patch tests or acute studies),
(iii) chemical emissions test data, and (iv) waste disposal status of Products.

     (b) Flextronics shall, and shall cause the Flextronics Affiliated Companies to, also cooperate with and provide to Xerox, as requested by Xerox, information necessary to manage potential hazards posed by Products and respond to information requests from Governmental Authorities, customers or other stake holders and to establish written procedures to ensure that the appropriate party will have reasonable access to the necessary information. Any such procedures established by Flextronics and the Flextronics Affiliated Companies shall be in compliance with all requirements of the "Xerox Environmental Health and Safety Requirements" (and any successor document).

     Section 10.3 Governmental Authority Approvals. The parties agree to cooperate in the activities necessary to obtain all approvals and certifications from Governmental Authorities that are or shall become necessary in order for the parties to fulfill their obligations under this Agreement. Governmental Authority approvals that are required prior to the delivery of a Product in a country in which the product is to be sold are listed in the applicable Specifications. The responsibility of each party for performing specific tasks and obtaining such Governmental Authority approval and which party will pay for the associated expenses shall be as agreed by Xerox and Flextronics.

                                   ARTICLE 11

                                    INSURANCE

     Section 11.1 Insurance Coverage. (a) Flextronics shall obtain and maintain insurance covering each Facility, all equipment used in manufacturing the Products (including without limitation the Xerox-Owned Assets and the Xerox Unique Property) and the inventory of Products against customary casualty risks, as well as general liability coverage for personal injury and property damage, with contractual liability endorsements applicable to indemnity obligations of Flextronics hereunder. Such insurance will be maintained with insurance companies with a Best's rating of no less than A minus (or a comparable rating level), shall be endorsed to provide that coverage will not be canceled, except after thirty (30) calendar days prior written notice to Xerox. Flextronics shall maintain the types of insurance with limits of no less than as follows, provided that such limits may be set forth in Flextronics' umbrella policy:

          (i) Comprehensive general liability insurance, [*] combined single limit per occurrence and [*] (on an occurrence basis and not on a claims made basis), including contractual coverage, product and completed operations coverage, and broad form vendors coverage.

          (ii) Automotive liability insurance, [*] combined single limit per occurrence (on an occurrence basis and not on a claims made basis).

          (iii) Workers' compensation insurance with statutory limits and employers' liability insurance, [*].

          (iv) All risk property insurance and business interruption coverage, with values insured to replacement cost.

     (b) Flextronics shall cause the insurer to name Xerox as loss payee on the insurance listed in Section 11.1(a)(iv), and as an additional insured on all such policies of insurance listed in Section 11.1(a)(i).

     Section 11.2 No Limitation of Liability. The amount of insurance purchased by Flextronics will not limit the liability of Flextronics to Xerox.

     Section 11.3 Certificate; Copies of Policies. A certificate of insurance evidencing such coverage and the limits of liability (amounts of coverage) carried by Flextronics as well as copies of all such insurance policies shall be provided to Xerox upon Xerox's request.

     Section 11.4 Loss Control. For each Facility, Flextronics will maintain loss control standards consistent with the National Fire Protection Association guidelines.

                                   ARTICLE 12

                  REPRESENTATIONS AND WARRANTIES OF FLEXTRONICS

     Flextronics hereby represents and warrants that Flextronics and the Flextronics Affiliated Companies are financially solvent. Flextronics, the Flextronics Affiliated Companies and each of their respective employees, agents, subcontractors, and contractors are authorized and competent to perform the services and manufacture and sell the Products required under this Agreement.

                                   ARTICLE 13

                            COVENANTS OF THE PARTIES

     Section 13.1 Covenants of Flextronics. Flextronics hereby covenants as follows:

     (a)  Maintenance of Licenses.  Flextronics and each of the Flextronics


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Affiliated Companies shall, and Flextronics shall use its commercially reasonable efforts to cause each Sub-Tier Supplier to, preserve and maintain all of its franchises, licenses, rights and privileges under contract or Applicable Laws that are material to the proper conduct of its business.

     (b) Compliance with Applicable Laws. Flextronics and each of the Flextronics Affiliated Companies shall, and Flextronics shall use its commercially reasonable efforts to cause each Sub-Tier Supplier to, comply, and shall ensure that its manufacturing operations and the conduct of its business are, and the manufacturing operations and the conduct of the business of each Sub-Tier Supplier is, and remain and are operated, managed and maintained in compliance in all material respects with all Applicable Laws.

     (d) Cooperation. In connection with the performance of its duties hereunder, Flextronics and the Flextronics Affiliated Companies shall at all times act in good faith and cooperate in any reasonable manner with Xerox, the other Purchasers and their agents, employees, contractors and subcontractors.

     (e)     Access.     Upon reasonable notice and at reasonable times,
Flextronics shall allow Xerox or its authorized representatives (i) access to all of the Facilities, (ii) access to any property or premises on which any books or records relating to the manufacture or sale of Products (other than Electronic Components materials with respect to which Flextronics is subject to confidentiality agreements with third parties) or the performance of Flextronics or any Flextronics Affiliated Company of Flextronics' obligations under this Agreement may be located, (iii) to review and make extracts from such books and records (other than with respect to Electronic Components materials with respect to which Flextronics is subject to confidentiality agreements with third parties), (iv) to discuss with any person (including its officers, employees, accountants, suppliers, customers and contractors) any matters with respect to the manufacture or sale of Products or the performance by Flextronics or any Flextronics Affiliated Company of Flextronics' obligations under this Agreement. Flextronics further agrees that if any Purchaser maintains any action, claim or suit for the recovery of Taxes, levies, duties, or other similar governmental charges, Flextronics or the relevant Flextronics Affiliated Company will supply Purchasers with original records in its possession and the cooperation of any persons within its employ to enable Purchasers to prosecute said action, claim or suit.

     (f) Books and Records. Flextronics shall make and keep at the Facilities accurate and complete books, records and accounts, which shall, in reasonable detail, fairly reflect the transactions of Flextronics and the Flextronics Affiliated Companies with respect to the manufacture and sale of the Products, Flextronics' and the Flextronics Affiliated Companies' performance of Flextronics' duties under this Agreement and each element in the preparation of the Quarterly Statements; such books, records and accounts shall be kept and maintained in all respects in accordance with Applicable Laws and otherwise in accordance with standards at least equal to best industry practices. Flextronics shall keep all such records and accounts for a period of at least ten (10) years (or such longer period as may be required by any applicable statute of limitations) from the date on which such records and accounts, as the case may be, relate. At the expiration of the time period set forth in the preceding sentence with respect to the retention of such records and accounts, Flextronics shall consult with Xerox and shall, at the request of Xerox, forward any or all such records and accounts to Xerox

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(except for such records related to Electronic Components materials with respect to which Flextronics is subject to confidentiality agreements with third parties).

     (g) Audits and Inspections. Xerox shall be permitted upon reasonable notice and at reasonable times to conduct audits and inspections with respect to, and to otherwise monitor, the manufacture and sale of Products pursuant to this Agreement and the performance of Flextronics and the Flextronics Affiliated Companies of Flextronics' obligations hereunder, including, without limitation, legal, financial (other than with respect to Electronic Components materials with respect to which Flextronics is subject to confidentiality agreements with third parties) and performance audits and the employment of any key performance indicator tests (including without limitation those set forth on Schedule E hereto) ("KPIs"), as Xerox may deem necessary or desirable. Flextronics shall, and shall cause the Flextronics Affiliated Companies and shall use its commercially reasonable efforts to cause the Sub-Tier Suppliers, to cooperate fully in any such audit, inspection or monitoring. If any such audit reveals that any Purchaser shall have overpaid any amount, Flextronics shall promptly pay to such Purchaser such overpaid amount with interest thereon at a rate equal to the Financing Charge.

     (h) Delivery of Reports. Flextronics shall deliver to Xerox the reports listed on Schedule F hereto, as and when such reports are due, together with additional reports and information reasonably requested by Xerox and agreed to by Flextronics and any other reports specifically required pursuant to any other Sections of this Agreement. In addition, Flextronics shall cooperate in any reasonable manner and assist Xerox in gathering the information and documentation necessary to complete reports, forms, statements, and other documentation required by any Governmental Authority with respect to the business and operations of Xerox.

     (i) Tooling and Equipment at Sub-Tier Supplier Facilities. Flextronics and the Flextronics Affiliated Companies shall cooperate with Xerox in servicing any items of tooling or other equipment owned by Xerox or any of the Xerox Affiliated Companies that is located at the facilities of Sub-Tier Suppliers and is used or held for use by such Sub-Tier Suppliers for the purpose of manufacturing Products. Flextronics and the Flextronics Affiliated Companies shall also cooperate with Xerox in the design and manufacture of any new equipment and tooling to be used or held for use by such Sub-Tier Suppliers for the purpose of manufacturing Products (including without limitation manufacturing such tooling and equipment at the Facilities), as Xerox shall request. Appropriate compensation for the rendering of such services by Flextronics and the Flextronics Affiliated Companies shall be mutually agreed by Flextronics and Xerox at the time of Xerox's request therefor.

     (j) Special Access/Audit Rights. In the case where Flextronics is a party to written confidentiality agreements with respect to Electronic Components materials, Flextronics will provide Xerox with market price information related to a "basket" of materials. In addition, an independent auditor designated by Xerox from a nationally-recognized auditing firm (other than KPMG LLP, PricewaterhouseCoopers LLP and Arthur Andersen LLP) may exercise the access rights referred to in Section 13.1(e) hereof and the audit rights referred to in Section 13.1(g) hereof with respect to such confidential information. Xerox shall bear the expense of retaining such auditor.

     Section 13.2     Covenants of Xerox.   Xerox hereby covenants as follows:

     (a) Cooperation. In connection with the performance of its duties hereunder, Xerox shall at all times act in good faith and cooperate in any reasonable manner with Flextronics and the Flextronics Affiliated Companies.

     (b) Compliance with Applicable Laws. Xerox shall, and shall cause each Purchaser to, comply, and shall ensure that its business and operations are, and the business and operations of each Purchaser are, and remain and are operated, managed and maintained in compliance in all material respects with all Applicable Laws.

                                  ARTICLE 14

                              PRODUCT WARRANTIES

     Section 14.1 Express Warranties. With respect to each Product sold by Flextronics or any Flextronics Affiliated Company to a Purchaser under this Agreement, Flextronics represents, warrants and covenants as follows (collectively, the "Express Warranties"):

     (a)     Each such Product shall conform to the Specifications;

     (b) Flextronics or such Flextronics Affiliated Company shall have good title to each such Product at the time it is transferred to Purchasers, free and clear of all liens, encumbrances and security interests of any nature whatsoever;

     (c)     Each such Product shall be free from defects in Workmanship; and

     (d) Each Component in each such Product, which Component was obtained from Flextronics or any Flextronics Affiliated Company as Sub-Tier Supplier, shall be free from defects in material and Workmanship.

     (e) Each Component in each such Product, which Component is provided by a Flextronics Sub-Tier Supplier, shall be free from defects in material and Workmanship, but, in each case where Flextronics or any Flextronics Affiliated Company is not the Sub-Tier Supplier, only to the extent otherwise warranted by the manufacturer of such Component.

     Section 14.2 Xerox Sub-Tier Supplier Warranties. With respect to each Component obtained from a Xerox Sub-Tier Supplier under this Agreement, which Component is the subject of any express or implied warranty, Flextronics shall take all commercially reasonable steps necessary and shall in good faith cooperate with Xerox to obtain for Purchasers the benefit of such warranty, including, without limitation, by producing evidence to support Xerox's warranty claim.

     Section 14.3 Warranty Obligations. The Buy Back and repair process set forth in Section 7.5 hereof shall govern the repair of defective Products, regardless of the reason for such defect, up until such time as the number of Failures of such Product reaches the Failure Rate Threshold for such Product. If, at any time during the period commencing on the date of receipt by Purchaser of any Product and ending [*] months thereafter, the Failure Rate Threshold for such Product has been reached (the "Systemic
Defect Period"), the following procedures shall apply:

     (a) The parties shall meet as necessary to discuss, investigate and determine the nature and cause of such Failure and to develop and implement appropriate responses to such Failure; provided, however, that Flextronics shall not be required to provide engineering time at no charge other than as set forth in Section 8.6 hereof. Flextronics shall cooperate with Xerox in any manner reasonably requested by Xerox in respect of such actions.

     (b)     (i)      In the event any such Failure is the result of the
     Product failing to conform to the Express Warranties set forth in Section
     14.1 hereof, Flextronics and the Flextronics Affiliated Companies shall bear all costs and expenses related to such agreed-upon actions and to the repair or replacement in respect of such Products.

             (ii) In the event any such Failure is not the result of the Product failing to conform to the Express Warranties set forth in
     Section 14.1 hereof, Purchaser shall bear all costs and expenses related to such agreed-upon actions and to the repair or replacement in respect of such Products; provided, however, that Flextronics shall not be required to provide engineering time at no charge other than as set forth in Section 8.6 hereof.

     (c) Flextronics and the Flextronics Affiliated Companies shall pay any and all Taxes, duties, levies and similar governmental charges (other than income Taxes or Taxes in lieu thereof imposed on Purchasers) imposed on Flextronics, the Flextronics Affiliated Companies and Purchasers arising with respect to any replacements of Products by Flextronics pursuant to Section 14.3(b)(i) hereof.


     (d) Purchaser shall pay any and all taxes, duties, levies and similar governmental charges (other than income taxes or taxes in lieu thereof imposed on Flextronics or any Flextronics Affiliated Company) imposed on Flextronics, the Flextronics Affiliated Companies and Purchasers arising with respect to any replacements of Products by Purchasers pursuant to Section 14.3(b)(ii) hereof.

     (e) Flextronics and the Flextronics Affiliated Companies shall support Xerox in the establishment of a joint diagnostic improvement process to insure "no defect found" levels do not exceed acceptable limits.

     Section 14.4 Hazardous Products. In the event that any Product contains a hazard or is found by any agency having authority to make such determination to contain or pose a hazard (a "Hazardous Product"), as that term is understood under the United States Consumer Product Safety Commission Act or any comparable or successor Applicable Laws, Flextronics shall cooperate with Xerox in order to make all required reports to all applicable Governmental Authorities. Xerox shall have control over all actions that it deems necessary or desirable to comply with Applicable Laws. If it becomes necessary or, in Xerox's opinion, desirable, that any Products should be recalled in order to comply with such Applicable Laws, Flextronics shall cooperate with Xerox to effectuate such recall as expeditiously as practicable. If a Product has been deemed to be a Hazardous Product under this Section 14.4 by reason of the breach of the Express Warranties contained in Section 14.1 hereof, all costs and expenses related to any action taken by the parties with respect to such Hazardous Product shall be borne by Flextronics and the Flextronics Affiliated Companies. If a Product has been deemed to be a Hazardous Product under this
Section 14.4 not by reason of the
breach of the Express Warranties contained in Section 14.1 hereof, all costs and expenses related to any action taken by the parties with respect to such Hazardous Product shall be borne by Xerox. The requirement of cooperation in this Section 14.4 shall not be deemed to require any party to delay making in a timely manner any reports which may be required of it under Applicable Law.

     Section 14.5     No Other Warranties.  EXCEPT AS SET FORTH IN THIS
ARTICLE 14 AND IN ARTICLE 12, FLEXTRONICS MAKES NO OTHER WARRANTIES WITH RESPECT TO THE PRODUCTS, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR IN ANY COMMUNICATION WITH XEROX OR ANY CUSTOMER OR PURCHASER, AND FLEXTRONICS SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                  ARTICLE 15

                     TERM; EVENTS OF DEFAULT; TERMINATION

     Section 15.1 Term. Subject to earlier termination as provided herein, this Agreement shall be in full force and effect force for a term of five (5) years, commencing on the date hereof and terminating on the fifth anniversary of such date (the "Initial Term"). Xerox shall have the right, but not the obligation, to extend the Initial Term for up to two (2) additional one year periods (the "Mandatory Extension Term"). In the event Xerox decides not to exercise such right to the Mandatory Extension Term, it shall provide written notice to Flextronics thereof not less than one hundred eighty (180) calendar days prior to the end of the Initial Term. After the Initial Term or the Mandatory Extension Term, as applicable, this Agreement shall automatically be renewed for successive periods of twelve (12) months each (each a "Renewal Term") unless either party elects to terminate this Agreement by delivering to the other party a termination notice not less than one hundred eighty (180) calendar days prior to the end of the Initial Term, the Mandatory Extension Term or any such Renewal Term, as the case may be. The entire duration of the effectiveness of this Agreement, from the first day of the Initial Term, through the last day of the effectiveness of this Agreement prior to its expiration or termination as provided herein, is hereinafter referred to as the "Term."

     Section 15.2 Flextronics Events of Default. The occurrence of any of the following shall constitute a "Flextronics Event of Default" for purposes of this Agreement:

     (a)  (i)     a petition for relief under applicable bankruptcy laws or
regulations is filed by or against Flextronics or any Flextronics Affiliated Company that is party to an SSA; (ii) Flextronics or any Flextronics Affiliated Company that is party to an SSA makes an assignment for the benefit of creditors or a receiver is appointed; (iii) the nationalization, expropriation or other taking by any government, or any agency or instrumentality of any government, of a substantial part of Flextronics' or of any Flextronics Affiliated Company's assets or business or of any ownership interest in Flextronics or any Flextronics Affiliated Company; or
(iv) Flextronics or any Flextronics Affiliated Company that is party to an SSA is unable to pay, or is generally not paying, its debts (other than those that are the subject of bona fide disputes) as they become due, and such petition, assignment, agreement or inability to pay or non-payment is not dismissed, vacated, terminated or cured within thirty (30) calendar days; provided, that, to the extent Applicable Law may prevent Xerox from terminating this Agreement in the event of (a)(i) through (a)(iv) above, then

Xerox shall have only those rights and remedies permitted by applicable law, including without limitation the United States Bankruptcy Code.

     (b)     (i)     any sale, transfer or assignment by Flextronics or any
Flextronics Affiliated Company that is party to an SSA of all or a substantial part of its assets or of this Agreement, or of any of its rights or privileges granted or obligations assumed under this Agreement or under an SSA; or (ii) any sale or transfer, voluntary or involuntary, by operation of law or otherwise, of any ownership interest in Flextronics or any Flextronics Affiliated Company that is party to an SSA; provided however, that, notwithstanding the foregoing, (A) the events set forth in (b)(i) above shall not constitute a Flextronics Event of Default if such sale, transfer or assignment is to another entity that is at such time a Flextronics Affiliated Company, and (B) the events set forth in (b)(ii) above shall not constitute a Flextronics Event of Default if such sale or transfer of ownership interests, in the case of Flextronics, does not result in a change in the identity of Flextronics' then current Controlling entity, or, in the case of a Flextronics Affiliated Company, does not result in such Flextronics Affiliated Company being Controlled by an entity that is not Flextronics or another Flextronics Affiliated Company.

     (c) The breach in any material respect of any material representation, covenant, warranty or obligation of Flextronics under this Agreement or any Flextronics Affiliated Company under the SSA to which it is a party (for the avoidance of doubt, the breach by Flextronics of any of the provisions of Sections 20.4(a) and 20.17 hereof, whether or not material, shall be deemed to be Flextronics Events of Default);

     (d) The material failure by Flextronics or any Flextronics Affiliated Company to attain the KPI levels indicated in Schedule E hereto when and as indicated; or

     (e) Any conviction or plea of nolo contendere by Flextronics or any Flextronics Affiliated Company that is party to an SSA of a felony under Applicable Laws which relates to the manufacture of Products and/or the performance by Flextronics or such Flextronics Affiliated Company that is party to an SSA of its obligations under this Agreement or such SSA.

     Section 15.3 Xerox Events of Default. The occurrence of the following shall constitute a "Xerox Event of Default" for purposes of this Agreement:

     (a)     (i)     a petition for relief under applicable bankruptcy laws or
regulations is filed by or against any Purchaser; or (ii) any Purchaser makes an assignment for the benefit of creditors or a receiver is appointed; provided, that, to the extent Applicable Law may prevent Flextronics from terminating this Agreement in the event of (a)(i) or (a)(ii) above, then Flextronics shall have only those rights and remedies permitted by applicable law, including without limitation the United States Bankruptcy Code

     (b) The breach in any material respect of any material representation, covenant, warranty or obligation of Xerox under this Agreement or any Purchaser under the SSA to which it is party (for the avoidance of doubt, the breach by Xerox of any of the provisions of Sections 20.4(b) and
20.18 hereof, whether or not material, shall be deemed to be Xerox Events of Default). Notwithstanding anything herein to the contrary, Xerox's failure to pay any amount due shall not constitute a Xerox Event of Default to the extent that Flextronics or the relevant Flextronics Affiliated Company failed.

to submit an invoice for that amount in accordance with Section 4.7 hereof.

     (c) Any conviction or plea of nolo contendere by any Purchaser that is party to an SSA of a felony under Applicable Laws which relates to the sale or distribution of Products and/or the performance by such Purchaser of its obligations under this Agreement or such SSA.

     Section 15.4     Notice, Cure and Remedies.

     (a)     Flextronics Events of Default.

          (i) Upon occurrence and continuance of a Flextronics Event of Default, Xerox shall give prompt written notice to Flextronics of the Flextronics Event of Default.

          (ii) For a Flextronics Event of Default under Section 15.2(a) hereof, Flextronics shall have sixty (60) calendar days from the date of receipt of such notice to cure such Flextronics Event of Default. If such Flextronics Event of Default has not been cured at the expiration of such period, Xerox may then terminate this Agreement upon thirty (30) calendar days prior written notice to Flextronics.

          (iii) For Flextronics Events of Default under Sections 15.2 (b) and (e) hereof, there shall be no cure period and Xerox shall have the right to terminate this Agreement upon thirty (30) calendar days prior written notice to Flextronics.

          (iv) For Flextronics Events of Default under Sections 15.2 (c) and (d) hereof, Flextronics shall have thirty (30) calendar days from the date of receipt of such notice to cure such Flextronics Event of Default. If such Flextronics Event of Default has not been cured at the expiration of such period, Xerox may then terminate this Agreement upon thirty (30) calendar days prior written notice to Flextronics.

          (v) During the continuance of any Flextronics Event of Default, Purchasers may withhold payment of any amounts that are otherwise due and payable to Flextronics or any Flextronics Affiliated Company hereunder, without such non-payment constituting a Xerox Event of Default, until such time as the default is cured or settled.

          (vi) Flextronics shall reimburse Xerox or any other Xerox Indemnitee and be responsible for any actual Damages suffered by Xerox or any other Xerox Indemnitee as a result of any Flextronics Event of Default.

     (b)  Xerox Events of Default.

          (i) Upon the occurrence and continuance of a Xerox Event of Default, Flextronics shall give prompt written notice to Xerox of the Xerox Event of Default.

          (ii) For a Xerox Event of Default under Section 15.3(a) hereof, Xerox shall have sixty (60) calendar days from the date of receipt of such notice to cure such Xerox Event of Default. If such Xerox Event of Default has not been cured at the expiration of such period, Flextronics may then terminate this Agreement upon thirty (30) calendar days prior written notice to Xerox.

          (iii) For a Xerox Event of Default under Section 15.3(b) hereof, Xerox shall have thirty (30) calendar days from the date of receipt of such notice to cure such Xerox Event of Default. If such Xerox Event of Default has not been cured at the expiration of such period, Flextronics may then terminate this Agreement upon ninety (90) calendar days prior written notice to Xerox.

          (iv) For a Xerox Event of Default under Section 15.3(c) hereof, there shall be no cure period and Flextronics shall have the right to terminate this Agreement upon thirty (30) calendar days prior written notice to Xerox.

          (v) During the continuance of any Xerox Event of Default, Flextronics and any Flextronics Affiliated Company may withhold payment of any amounts that are otherwise due and payable to Xerox hereunder, without such non-payment constituting a Flextronics Event of Default, until such time as the default is cured or settled.

          (vi) Xerox shall reimburse Flextronics or any other Flextronics Indemnitee and be responsible for any actual Damages suffered by Flextronics or any other Flextronics Indemnitee as a result of any Xerox Event of Default.

     Section 15.5 Resolution of Disputes with respect to Certain Events of Default. Notwithstanding anything contained in this Article 15 to the contrary, in the event of any Flextronics Event of Default under Sections 15.2(c) or (d) hereof, or any Xerox Event of Default under Section 15.3(b) hereof, prior to providing notice of termination of this Agreement in accordance with this Agreement, Xerox and Flextronics shall attempt in good faith to resolve any and all controversies or claims relating to such Event of Default promptly by negotiation commencing within ten (10) calendar days of the written notice of default given by the non-defaulting party, including referring such matter to Ursula Burns or Xerox's then-current Senior Vice President of Worldwide Business Services and Michael McNamara or Flextronics' then current President-Americas. The representatives of the parties shall meet at a mutually acceptable time and place and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the dispute until such time as all cure periods applicable to the Event of Default have expired. In the event that the parties are unable to resolve such dispute pursuant to this Section 15.5, the provisions of Section
20.9 hereof shall apply.

     Section 15.6 Effect of a Force Majeure Event. Neither party shall be liable for its failure or delay in performance of its obligations under this Agreement if such failure or delay is caused by a Force Majeure Event. If a Force Majeure Event occurs and is continuing, then the non-affected party may terminate this Agreement without liability if the affected party is not able to resume its performance within sixty (60) days.

                                  ARTICLE 16

                  EFFECTS OF EXPIRATION AND TERMINATION, ETC.

     Section 16.1     Product Orders; Product.

     (a) Upon the expiration of the Term or termination of this Agreement for any reason, except in the event of nonpayment by Xerox constituting a Xerox Event of Default under Section 15.3(b) hereof, Flextronics and the Flextronics Affiliated Companies shall continue to fill any Purchase Orders it has received from any Purchaser through the effective date of such expiration or termination, with the terms and provisions of this Agreement continuing to govern the purchase and sale of such Products. Nothing in this
Article 16 shall affect Flextronics' warranty obligations or Buy Back or repair obligations in respect of any Products.

     (b) Upon the termination of this Agreement for any reason other than a Flextronics Event of Default, Purchaser shall purchase from Flextronics and the Flextronics Affiliated Companies all of Flextronics' and the Flextronics Affiliated Companies' then-existing inventory of Products as follows: [*]; provided, however, that, notwithstanding the foregoing, [*]. Upon the request of Purchaser, Flextronics and the Flextronics Affiliated Companies shall (and Flextronics shall use its commercially reasonable efforts to cause the Sub-Tier Suppliers to) provide reasonably acceptable documentation substantiating any and all such costs. If requested by Purchaser, Flextronics and the Flextronics Affiliated Companies shall (and Flextronics shall use its commercially reasonable efforts to cause the Sub-Tier Suppliers
to) permit Purchaser's representatives to review the business records of Flextronics and the Flextronics Affiliated Companies (or the Sub-Tier Supplier, as the case may be) for the sole purpose of validating the claim for costs (subject to any confidentiality agreements to which Flextronics is a party), to validate the count of inventory of such Product and the Components and to supervise the scrappage, if any, of such Product or Components. Immediately after the termination of this Agreement for any reason other than a Flextronics Event of Default, Flextronics shall commence the Inventory Repurchase Procedure. Upon the expiration of this Agreement or the termination of this Agreement due to a Flextronics Event of Default, Xerox shall have the right, but not the obligation, to purchase all or any part of such Products from Flextronics or such Flextronics Affiliated Company at the then-effective Quarterly Purchases Prices therefor.

     Section 16.2     Return of Assets.

     (a) Upon the expiration of the Term or termination of this Agreement for any reason, each party hereto shall (and shall cause its Affiliates to) immediately return to the other all Confidential Information of the other party and the other party's Affiliates. Notwithstanding the foregoing, Xerox shall have the right to retain and use any of Flextronics' Confidential Information to the extent necessary to continue servicing Products and each party shall have the right to retain one copy of the other party's (and its Affiliates') Confidential Information for archival purposes.

     (b) Upon the expiration of the Term or termination of this Agreement for any reason, Flextronics and the Flextronics Affiliated Companies shall promptly return to Xerox all Xerox Intellectual Property and any of the Xerox-Owned Assets in the possession, under the control or located on the premises, of Flextronics or any Flextronics Affiliated Company. Alternatively, at the request of Xerox, Flextronics shall make disposition in accordance with Xerox's written instructions which shall be issued within thirty (30) calendar days after the expiration or termination of this Agreement. However, Flextronics shall be entitled to retain any such Xerox Intellectual Property and Xerox-Owned Assets to the extent the same is required in order for Flextronics and the Flextronics Affiliated Companies to fulfill (and only until such time as Flextronics and the Flextronics

Affiliated Companies have fulfilled) any continuing obligations under this Agreement.

     Section 16.3 Cooperation upon Termination. Upon the expiration of the Term or termination of this Agreement for any reason, Flextronics shall use commercially reasonable efforts to assist Xerox for up to three (3) months following such expiration or termination with the reasonable requests and requirements of Xerox in connection with such termination or expiration including but not limited to: (i) an orderly transition to any supplier of the Products required by Purchasers, (ii) an orderly demobilization of its own operations in connection with such Products, (iii) the provision of Products during any transition period, and (iv) the actions set forth on
Schedule 16.3 hereto. In the event that such expiration or termination is as a result of either party declining to renew this Agreement or a Xerox Event of Default, then Xerox shall pay to Flextronics Flextronics' reasonable costs and expenses incurred in providing such services and cooperation, and in the event that such expiration or termination is as a result of a Flextronics Event of Default, then Flextronics shall provide such services and cooperation to Xerox free of charge.

     Section 16.4     Survival.  The provisions of Sections 13.1(b), (d), (e),
(f), (g) and (j), Section 13.2(a) and Articles 14, 16, 17, 18, 19 and 20, as
well as the definitions contained in Article 3 that are applicable thereto, shall survive the expiration or termination of this Agreement for any reason.

     Section 16.5 Right of Purchasers to Repurchase. The parties understand and agree that Purchasers shall, at any time and for any reason other than a Xerox Event of Default, have the right and option (the "Repurchase Right") to purchase from Flextronics and/or a Flextronics Affiliated Company, as the case may be, all or part of the Xerox Unique Property at such time, at a purchase price equal to the net book value thereof at such time of purchase. The Repurchase Right shall be exercised in accordance with the Repurchase Right Agreement dated as of the date hereof by and between Xerox and Flextronics which Repurchase Right Agreement shall provide, without limitation, that Purchasers shall have the right to immediate possession of such Xerox Unique Property upon exercise of the Repurchase Right, and any issues shall be resolved thereafter. Xerox shall bear the responsibility for all taxes arising on account of such repurchase. Flextronics shall, within thirty (30) days after the end of each calendar quarter, provide to Xerox a certificate setting forth the net book value of such Xerox Unique Property at the end of such calendar quarter. Xerox will not remove from any Facility any Xerox Unique Property that is necessary for Flextronics and the Flextronics Affiliated Companies to perform its obligations under this Agreement.

     Section 16.6 Taxes on Return of Assets and Asset Repurchase. Any transfer or similar taxes (other than taxes recoverable by Flextronics, the Flextronics Affiliated Companies or Purchasers which shall be borne by the recovering party) imposed on the return of assets or the repurchase of assets shall be borne equally by Purchasers and Flextronics. Flextronics and Purchaser agree to cooperate to minimize and properly calculate any applicable transfer or similar taxes and, in connection therewith, Purchaser shall provide Flextronics any resale certificates, information regarding out-of-state use or foreign receipt of materials, services or sales or other exemption or tax reduction certificates or other certificate or document of exemption or information that is reasonably available and may be required in order to exempt Purchaser's payment for returned or repurchased assets from any such transfer or similar taxes, and Flextronics and the Flextronics Affiliated Companies shall accept and support any claims, which Purchaser in good faith deems to be valid, of resale, direct pay, identifiable segment, bulk sale, occasional sale, casual sale, export sale or other exemption. If Purchaser provides a valid certification of an exemption from any transfer or similar tax or of a reduced rate of transfer or similar tax imposed by an applicable taxing authority, Flextronics and the Flextronics Affiliated Companies shall not invoice for nor pay over any such tax unless and until the applicable taxing authority assesses such tax, at which time Flextronics or the relevant Flextronics Affiliated Company shall invoice and Purchaser shall pay any such tax (including any penalties, interest or other charges assessed by such taxing authority) unless Purchaser elects to contest such assessment in which case the rules of Section 6.7(b) hereof will control. Flextronics or the relevant Flextronics Affiliated Company shall issue or cause to be issued to Purchaser on the applicable invoice date a valid original VAT invoice or similar invoice for VAT or other taxes as required by the applicable Governmental Authority or as requested by Purchaser to enable recovery of taxes where appropriate, and Purchaser will only pay against such valid invoices.

                                  ARTICLE 17

                               INDEMNIFICATION

     Section 17.1     Indemnification by Flextronics.

     (a) Subject to the provisions of Section 6.7 hereof, Flextronics agrees to defend, indemnify and hold harmless, on an after-tax basis and after consideration of any insurance proceeds received, Xerox, each Xerox
Affiliated Company and all directors, officers, employees, agents and representatives of the foregoing (each, a "Xerox Indemnitee") from and against all claims, actions, losses, expenses, damages or other liabilities, including attorneys' fees (collectively, "Damages") incurred by or assessed against any of the foregoing to the extent the same arise out of, are in connection with, are caused by or are related to third-party claims relating to:

          (i) any failure of any Product sold by Flextronics or any Flextronics Affiliated Company (or any Sub-Tier Supplier) hereunder to comply with any safety or regulatory standard set forth in the applicable Specifications and any allegation of such a failure (including, without limitation, any investigations by the United States Consumer Product Safety Commission or any other Governmental Authority, and lawsuits arising under laws of product liability, including actions alleging Workmanship defects, breach of warranty, negligence, strict liability and unreasonable risk of injury) to the extent caused by a breach of the Express Warranties set forth in Section 14.1 hereof or actions alleging design defects relating to designs designed by Flextronics or any Flextronics Affiliated Company or relating to design defects in Components made by Flextronics or any Flextronics Affiliated Company where such designs were acquired by Flextronics or any Flextronics Affiliated Company from parties other than Xerox or any Xerox Affiliated Company;

          (ii) any injury or damage to any person or property caused by a Product sold by Flextronics or any Flextronics Affiliated Company (or any Sub-Tier Supplier) hereunder, and the allegation that any Product sold by Flextronics or any Flextronics Affiliated Company (or any Sub-Tier Supplier) hereunder has caused or threatened to cause injury or damage to any person or property, but only to the extent such injury or damage has been caused by the breach of the Express Warranties set forth in Section 14.1 hereof or by the design defects relating to designs designed by Flextronics or any Flextronics Affiliated Company or relating to design defects in Components made by Flextronics or any Flextronics Affiliated Company where such designs were acquired by Flextronics from parties other than Xerox or any Xerox Affiliated Company;

          (iii) (A) any infringement of the intellectual property rights of any third party by Flextronics' or any Flextronics Affiliated Company's manufacturing process for any Product; (B) any infringement of the intellectual property rights of any third party by any Product manufactured by Flextronics or any Flextronics Affiliated Company not in accordance with the Specifications, to the extent such claim would not have arisen if such Product had been manufactured in accordance with the Specifications; (C) any infringement of the intellectual property rights of any third party by any Product to the extent that Flextronics or any Flextronics Affiliated Company was primarily responsible for creating the portion of the Specifications covering the infringing portion of such Product; or (D) any infringement of the intellectual property rights of any third party by any design designed by Flextronics or any Flextronics Affiliated Company or acquired by Flextronics or any Flextronics Affiliated Company from parties other than Xerox or any Xerox Affiliated Company.

     (b) Subject to the provisions of Section 6.7 hereof, Flextronics agrees to indemnify and hold harmless from any Damages awarded in dispute resolution or otherwise agreed, on an after-tax basis and after consideration of any insurance proceeds received, each Xerox Indemnitee from and against all Damages incurred by or assessed against any of the foregoing to the extent the same arise out of, are in connection with, are caused by or are related to any breach by Flextronics of any of its representations, warranties, covenants or obligations contained in this Agreement or any breach by Flextronics or any Flextronics Affiliated Company of any of its representations, warranties, covenants or obligations contained in any SSA.

     Section 17.2     Indemnification by Xerox.

     (a) Subject to the provisions of Section 6.7 hereof, Xerox agrees to defend, indemnify and hold harmless, on an after-tax basis and after consideration of any insurance proceeds received, Flextronics, each Flextronics Affiliated Company and all directors, officers, employees, agents and representatives of the foregoing (each, a "Flextronics Indemnitee") from and against all Damages incurred by or assessed against any of the foregoing to the extent the same arise out of, are in connection with, are caused by or are related to third-party claims relating to:

          (i) any failure of any Product to comply with any safety or regulatory standard set forth in the applicable Specifications and any allegation of such a failure (including, without limitation, any investigations by the United States Consumer Product Safety Commission or any other Governmental Authority, and lawsuits arising under laws of product liability, including actions alleging design defects, failure to warn, breach of warranty, negligence, strict liability and unreasonable risk of injury) but only to the extent that such failure has not been caused by a breach of the Express Warranties set forth in Section 14.1 hereof or has not been caused by an event described in Section 17.1(a)(i) hereof;

          (ii) any injury or damage to any person or property caused by a Product, and the allegation that any such Product has caused or threatened to cause injury or damage to any person or property, but only to the extent such injury or damage has not been caused by the breach of the Express Warranties set forth in Section 14.1 hereof or has not been caused by an event described in Section 17.1(a)(ii) hereof; or

          (iii) any infringement of the intellectual property rights of any third party by any Product manufactured in accordance with the Specifications (except for any portion of the Specifications which Flextronics or any Flextronics Affiliated Company was primarily responsible for creating) or by such Product's design (unless such design was designed by Flextronics or any Flextronics Affiliated Company or was acquired by Flextronics or any Flextronics Affiliated Company from parties other than Xerox or any Xerox Affiliated Company).

     (b) Subject to the provisions of Section 6.7 hereof, Xerox agrees to indemnify and hold harmless from any Damages awarded in dispute resolution or otherwise agreed, on an after-tax basis and after consideration of any insurance proceeds received, each Flextronics Indemnitee from and against all Damages incurred by or assessed against any of the foregoing to the extent the same arise out of, are in connection with, are caused by or are related to any breach by Xerox of any of its representations, warranties, covenants or obligations contained in this Agreement or any breach by Xerox or any Xerox Affiliated Company of any of its representations, warranties, covenants or obligations contained in any SSA.

     Section 17.3 Limitations on Liability. This Agreement sets forth the entire liability of Xerox and Flextronics to the Flextronics Indemnitees and the Xerox Indemnitees, respectively, arising out of, in connection with or related to this Agreement and the consummation of the transactions contemplated hereby by the parties and any patents, copyrights, trade secrets or other intellectual property of the parties. EXCEPT AS SET FORTH IN SECTIONS 17.1(a) AND 17.2(a) AND ARTICLE 18 HEREOF, IN NO EVENT SHALL EITHER PARTY OR ANY OF THEIR AFFILIATES BE LIABLE TO ANY INDEMNITEE FOR ANY LOSS OF PROFIT OR OTHER INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER THAT ANY INDEMNITEE CLAIMS IT HAS SUFFERED. THESE LIMITATIONS TO LIABILITY APPLY TO ALL CAUSES OF ACTION IN THE AGGREGATE, INCLUDING WITHOUT LIMITATION BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, FRAUD, MISREPRESENTATION AND OTHER TORTS.

     Section 17.4  Procedures for Indemnification.

     (a) In the event of a dispute between the parties, the parties shall refer all indemnification matters with regard to Sections 17.1(b) and 17.2(b) hereof for dispute resolution pursuant to Section 20.9 below.

     (b) With respect to any third-party claims, either party shall give the other party prompt notice of any third-party claim, that may give rise to any indemnification obligation under this Article 17, together with the estimated amount of such claim. Failure to give such notice shall not affect the indemnification obligations hereunder in the absence of actual and material prejudice. The indemnifying party shall have the right to assume the defense (at its own expense) of any such claim through counsel of its own choosing by so notifying the party seeking indemnification within thirty (30) calendar days of the first receipt of such notice; provided, however, that any such counsel shall be reasonably satisfactory to the party seeking indemnification. If, under applicable standards of professional conduct, a conflict with respect to any significant issue between any indemnitee and the indemnifying party exists in respect of such third-party claim, the indemnifying party shall also pay the reasonable fees and expense of such additional counsel as may be required to be retained in order to eliminate such conflict. If the indemnifying party assumes such defense, the party seeking indemnification shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party. If the indemnifying party chooses to defend or prosecute a third-party claim, the other party shall cooperate in the defense or prosecution thereof, which cooperation shall include, to the extent reasonably requested, the retention, and the provision to the indemnifying party, of records and information reasonably relevant to such third-party claim. The indemnifying party shall not, without the prior written consent of the indemnified party, agree to the settlement, compromise or discharge of such third-party claim unless, by its terms, such settlement, compromise or discharge actually discharges the indemnified party from the full amount of liability in connection with such third-party claim. In addition, the indemnifying party shall not consent to, and the indemnified party in no event be required to agree to, the entry of any judgment or enter into any settlement that (i) provides for injunctive or other non-monetary relief affecting the indemnified party or (ii) does not include as an unconditional term thereof the giving of a release for all liability with respect to such claim by each claimant or plaintiff to each indemnified party that is the subject of such third-party claim. Notwithstanding the foregoing, the provisions of Section 6.7(b) hereof and not the provisions of this Section
17.4 shall apply to any Assessment by any governmental authority to which said
Section 6.7(b) applies.

     Section 17.5 Sale of Products Enjoined. Should the use of any Products by Xerox, a Xerox Affiliated Company, or a customer of any of them, be enjoined for a cause stated in Section 17.1(a) above, or in the event Flextronics desires to minimize its liabilities under this Article 17, Flextronics will, at its option and expense, either substitute fully equivalent Products not subject to such injunction, modify such Product so that it no longer is subject to such injunction, or obtain for Xerox, Xerox Affiliated Companies and their customers the right to continue using the enjoined Products. If none of the foregoing is feasible, and said injunction is in effect for more than three (3) months, Flextronics will take back the enjoined Products from Xerox and refund to Xerox the Purchase Price paid therefor, plus return transportation costs, applicable taxes, if any, imposed on Flextronics or any Flextronics Affiliated Company and any other applicable fees and expenses that arise out of the return of the enjoined Products and Components from Flextronics and any Flextronics Affiliated Company and refund to Flextronics the Purchase Price paid therefor. Should the manufacture or sale of any Products or Components by Flextronics or any Flextronics Affiliated Company be enjoined for a cause stated in Section 17.2(a) above, such Product will automatically be considered a End-of-Life/Discontinued Product and Xerox shall repurchase from Flextronics and any Flextronics Affiliated Company such companies' inventory of Product and related Components as provided in Section 4.10 hereof.

                                  ARTICLE 18

                   CONFIDENTIAL AND PROPRIETARY INFORMATION

     Section 18.1 Confidential and Proprietary Information. To further the business relationship between Xerox and Flextronics, Xerox may, from time to time during the Term, disclose to Flextronics and the Flextronics Affiliated Companies certain Xerox Confidential Information and Flextronics may, from time to time during the Term, disclose to Xerox certain Flextronics Confidential Information. Each party shall protect the confidentiality of any other party's Confidential Information, using at least the same degree of care as such party uses in protecting the confidential nature of its own Confidential Information.

     Section 18.2 Use and Treatment of Confidential Information. (a) All Xerox Confidential Information in the possession of Flextronics or any Flextronics Affiliated Company and all Flextronics Confidential Information in the possession of Xerox or any Xerox Affiliated Company shall not be disclosed to any third party or circulated within the Possessing Party's own organization other than on a need-to-know basis or used by the Possessing Party for any reason other than such party's fulfillment of its obligations under this Agreement; provided, that, any party to whom the other party's Confidential Information is so disclosed or circulated shall be informed of its confidential nature and any copies of such Confidential Information shall be appropriately marked as "Confidential" and as the property of the owning party. The Possessing Party shall be liable for the unauthorized use or disclosure of the other party's Confidential Information by any third party to whom the Possessing Party discloses or circulates such Confidential Information, including without limitation, Sub-Tier Suppliers and customers. Each party shall cause any such third parties to whom it discloses the Confidential Information of the other party to execute a written agreement restricting the use and disclosure of such Confidential Information by such third parties and otherwise conduct itself in respect of such Confidential Information on terms not less restrictive than those set forth in this Article 18.

     (b) The obligations of the parties with respect to the use and disclosure of the other party's Confidential Information set forth in this Article 18 shall not apply to any Confidential Information that (i) is or becomes generally known to the public through no act of the Possessing Party, or (ii) was in the Possessing Party's possession, free of any obligation of confidentiality, at the time of receipt and was not received from any party with an obligation of confidentiality.

     (c) In the event that any Possessing Party becomes legally compelled to disclose the other party's Confidential Information, the Possessing Party shall provide the other party with prompt notice thereof, specifying in reasonable detail the nature of such disclosure, so that such other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. Each party shall cooperate with the other party in seeking a protective order or other appropriate remedy in respect thereof. In the event that such protective order or other remedy is not obtained, or the applicable party waives compliance with the provisions of this Agreement, the Possessing Party will furnish only that part of the Confidential Information which such Possessing Party is advised by written opinion of counsel is legally required and will exercise its reasonable best efforts to ensure that confidential treatment will be accorded such

Confidential Information. In addition, each party will provide the other party with written notice of any Confidential Information of the other party to be so disclosed as far in advance of its disclosure as is practicable.

     (d) The obligations of the parties with respect to the use and disclosure of the other party's Confidential Information set forth in this Article 18 shall survive the expiration or any termination of this Agreement for the five
(5) year period commencing on the effective date of such expiration or termination; provided, however, that, notwithstanding the foregoing, within thirty (30) Business Days following the effective date of any such expiration or termination, Xerox shall have the right, exercisable in its sole discretion, to designate such portions of the Xerox Confidential Information that it believes to be of a highly proprietary nature or constitute a trade secret, and the obligations of Flextronics and the Flextronics Affiliated Companies with respect to the use and disclosure of such designated portions of Xerox Confidential Information set forth in this Article 18 shall survive the expiration or any termination of this Agreement indefinitely.

                                  ARTICLE 19

                XEROX-OWNED ASSETS; XEROX UNIQUE PROPERTY; XEROX
                INTELLECTUAL PROPERTY; IMPROVEMENTS TO PRODUCTS

     Section 19.1 Xerox-Owned Assets. (a) In the event that, during the Term, any Purchaser shall provide any Xerox-Owned Assets to Flextronics or any Flextronics Affiliated Company under this Agreement for use by Flextronics or such Flextronics Affiliated Company in manufacturing Products for sale to Purchasers, then, unless otherwise agreed to by Xerox in writing: (i) title to the Xerox-Owned Assets shall remain in such Purchaser; (ii) Flextronics or such Flextronics Affiliated Company shall hold such Xerox- Owned Assets solely as bailee; and (iii) Purchaser shall have the absolute right to immediate possession of the Xerox-Owned Assets upon demand (with the Xerox-Owned Assets being prepared for shipment and delivered in good condition, normal wear and tear excepted, to the location specified by Purchaser immediately upon such demand, at Purchaser's expense). Neither Flextronics nor such Flextronics Affiliated Company shall substitute any property for the Xerox-Owned Assets, use such Xerox-Owned Assets except for filling Purchasers' orders, or reproduce the Xerox-Owned Assets. Flextronics and the Flextronics Affiliated Companies shall document that the Xerox-Owned Assets are held for the account of Purchaser and shall furnish Purchaser on demand a true and complete inventory of the Xerox-Owned Assets held by Flextronics or any of the Flextronics Affiliated Companies for any period of time requested by Purchaser.

     (b) While in Flextronics' or any Flextronics Affiliated Company's custody or control, the Xerox-Owned Assets: (i) shall be plainly marked or otherwise identified as "Property of" the appropriate Purchaser, (ii) shall be held at Flextronics' or such Flextronics Affiliated Company's sole risk, and (iii) shall be kept insured by Flextronics at Flextronics' expense in an amount equal to the then-current replacement cost with loss payable to Purchaser. Flextronics shall provide to Purchaser evidence of such insurance coverage satisfactory to Purchaser.

     (c) During the Term, Flextronics and the Flextronics Affiliated Companies shall preserve and maintain at Flextronics' expense the Xerox-Owned Assets in good repair, working order and condition, ordinary wear and tear excepted, in accordance with industry standards; provided, however, that Xerox shall pay for any major overhauls or upgrades of the Xerox-Owned Assets. Upon the loss, destruction or other total failure of any item of the Xerox-Owned Assets, Flextronics shall immediately notify Purchaser and Purchaser shall replace such failed item at Purchaser's expense as soon as is reasonably possible; provided, however, in the event such loss, destruction or other total failure is due to the negligence of Flextronics or any Flextronics Affiliated Company, Flextronics shall replace such failed item at Flextronics' expense as soon as is reasonably possible.

     Section 19.2 Xerox Unique Property. Unless otherwise agreed to by Xerox in writing, Flextronics and the Flextronics Affiliated Companies shall not use any Xerox Unique Property except for filling Purchasers' orders, or reproduce the Xerox Unique Property. Flextronics shall furnish Xerox promptly at the request of Xerox a true and complete inventory of the Xerox Unique Property held by Flextronics and the Flextronics Affiliated Companies. During the Term and to the extent applicable, Flextronics and the Flextronics Affiliated Companies shall preserve and maintain at Flextronics' expense the Xerox Unique Property in good repair, working order and condition (including, without limitation any major overhauls of the same), ordinary wear and tear excepted, in accordance with industry standards and shall replace at Flextronics' expense as soon as is reasonably possible any item of the Xerox Unique Property that is lost or destroyed or otherwise has failed. Any such replacements shall be deemed to be Xerox Unique Property which the relevant Purchaser has the right to purchase under the terms of the Repurchase Right Agreement. Flextronics and the Flextronics Affiliated Companies shall not transfer, sell, assign, pledge, dispose of or otherwise encumber or make subject to any Lien (as defined in the Master Purchase Agreement) any Xerox Unique Property without Xerox's prior written consent.

     Section 19.3  Xerox Intellectual Property.

     (a) Any use under this Agreement by Flextronics or any Flextronics Affiliated Company of any name, trademark, logo or corporate design of Xerox or a Xerox Affiliated Company or any name, trademark, logo or corporate design substantially similar to those of Xerox or a Xerox Affiliated Company, and the good will of any business associating with any said names, trademarks or logos, shall inure to the benefit of Xerox or such Xerox Affiliated Company.

     (b) Flextronics and the Flextronics Affiliated Companies shall apply Xerox's name, trademarks, and logos to the Products as specified by Xerox in the applicable Specifications for each such Product. Flextronics and the Flextronics Affiliated Companies shall not apply, during or after the Term, Flextronics' or any Flextronics Affiliated Company's or any third-party's name, trademark or logo to any Product manufactured and sold to any Purchaser hereunder, except to the extent to which Flextronics or any Flextronics Affiliated Company may by Applicable Laws be required to identify itself as the manufacturer or supplier thereof.

     (c) Flextronics and the Flextronics Affiliated Companies shall not use any name, trademark or logo of Xerox on any Product or any product sold by Flextronics or any Flextronics Affiliated Company or on any sales, advertising, or service literature or package, label, tag or nameplate, either during or after the term of this Agreement, except as is expressly directed by the applicable Specifications.

     (d) In the event that Flextronics or any Flextronics Affiliated Company learns of any infringement or threatened infringement of any name, trademark, logo or corporate design substantially similar to those of Xerox or a Xerox Affiliated Company or any passing-off or that any third party alleges or claims that such names, trademarks, logos, or corporate designs are liable to cause deception or confusion to the public, or are liable to dilute or infringe any right of a third party, Flextronics shall use its commercially reasonable efforts to notify Xerox giving particulars thereof and Flextronics shall provide necessary information and assistance, at Xerox's expense for Flextronics' out-of-pocket expenses, to Xerox or its authorized representatives in the event that Xerox decides that proceedings should be commenced or defended. Any such proceedings shall be at the sole expense of Xerox and any recoveries shall be solely for the benefit of Xerox. Nothing in this Agreement, however, shall be deemed to require Xerox to enforce its intellectual property rights against others.

     (e) Flextronics and the Flextronics Affiliated Companies shall ensure the Products meet or exceed the quality standards as set forth in Articles 8 and 14 hereof. Purchaser shall have the full right to test and inspect the Products and any sales, advertising, or service literature or package, label, tag or nameplate on which any of Xerox's name, trademarks or logos appear in order to ensure that the provisions of this Agreement are being observed.

     (f) The parties hereby agree that, simultaneously with the execution hereof, the parties shall execute the Manufacturing IP Non-Assertion Agreement attached hereto as Exhibit B hereto.

     Section 19.4 Improvements to Products. (a) Except as provided herein, no rights are granted to Xerox or any Xerox Affiliated Company under any Flextronics Intellectual Property nor are any rights granted to Flextronics or any Flextronics Affiliated Company under any Xerox Intellectual Property that is developed, invented, conceived or otherwise acquired prior to the date of this Agreement. Xerox and Flextronics agree that all Improvements, whether made by Flextronics or Xerox or any other person or entity, during the Term shall be and remain the sole and exclusive property of Xerox and Xerox shall own all rights in and to any such Improvements. Accordingly, Flextronics hereby grants, assigns, and agrees to grant and assign to Xerox (or to the entity or entities directed by Xerox) all right, title and interest in all Improvements, together with all patents, copyrights, trade secrets, and other intellectual property therein. Whenever applicable, copyrightable Improvements shall be considered work made for hire for Xerox. Additionally, Flextronics hereby grants and agrees to grant to Xerox and to any party designated by Xerox a paid-up, worldwide, unrestricted right and license under any intellectual property rights obtained by Flextronics or any Flextronics Affiliated Company based upon or derived from Xerox Confidential Information and any intellectual property rights obtained by Flextronics or any Flextronics Affiliated Company derived from Xerox Intellectual Property. Such license shall be exclusive to Xerox within the field of Printing and Publishing and non-exclusive outside such field. Flextronics shall (and shall cause all Flextronics Affiliated Companies to), at Xerox's expense, execute all documents and do all things necessary to enable Xerox to obtain full legal title in and to such Improvements and intellectual property therein. In return for Flextronics' obligations pursuant to this Section 19.4(a), Xerox shall not license, assign, or transfer (or enter into an agreement not to assert) intellectual property transferred pursuant to this Section 19.4(a) (including but not limited any intellectual property rights in the Improvements) to any entity or individual (except Xerox Affiliated

Companies or other entities Controlled by Xerox) for the purpose of manufacturing (i) printed circuit board assemblies, (ii) keyboards, mouses, and similar computer user interface devices, (iii) computers and network controllers, and (iv) consumer electronics products, and (v) electronic sub-systems related to any of items (i)-(iv); provided, however, that no Purchaser shall be restricted from using or licensing such intellectual property rights for any use within the field of Printing and Publishing and provided, further, that any Purchaser may request a waiver of the license restrictions contained in this Section 19.4, and Flextronics or the applicable Flextronics Affiliated Company shall not unreasonably withhold such waiver. Flextronics shall own all rights, title and interest in and to any manufacturing and testing (i) software, equipment, development, design, know-how, formula, algorithm, discovery, invention, technical data, specification, drawing or design or (ii) methods and processes, that is developed, invented, conceived or otherwise acquired by Flextronics after the date of this Agreement (including all intellectual property rights therein) and that is (i) based upon Flextronics Intellectual Property and (ii) is not based upon or derived from Xerox Confidential Information nor derived from Xerox Intellectual Property. For purposes of this Agreement, "Printing and Publishing" means the business and technology of scanning, manipulating (in conjunction with printing or other hard copy output), printing, displaying (in conjunction with printing or other hard copy output), assembling, finishing or otherwise managing (in conjunction with printing or other hard copy output) images and/or documents in tangible or intangible form, including, without limitation, the business and technology of printers, copiers, other hard copy output devices, finishers, assemblers, scanners, as well as inks, supplies, components, spare parts and services for repair, maintenance, and remanufacturing of the same.

     (b) If, during the Term or at any time thereafter, Flextronics or any Flextronics Affiliated Company owns, controls, or has the right to license patents, copyrights or other proprietary rights in information or technology, material or items, which patents, copyrights or other proprietary rights would restrict Purchaser's right to use work product or services provided by Flextronics or any Flextronics Affiliated Company, then Flextronics shall (and shall cause each Flextronics Affiliated Company to) promptly communicate to Purchaser such patents, copyrights or other proprietary rights, and Flextronics hereby irrevocably agrees not to (and shall cause each Flextronics Affiliated Company not to) assert such patents, copyrights or other proprietary rights against Xerox, any Xerox Affiliated Company or any customer of any of them. Flextronics shall not (and shall cause each Flextronics Affiliated Company not to) assign or encumber any of its patents, or the legal applications therefor, which would restrict Purchaser's right to use work product or services provided by Flextronics or any Flextronics Affiliated Company hereunder.

                                  ARTICLE 20

                              GENERAL PROVISIONS

     Section 20.1 Notices. Except as otherwise provided, all notices that are permitted or required under this Agreement shall be in writing and shall be deemed given (a) when delivered personally, (b) if by facsimile upon transmission with confirmation of receipt by the receiving party's facsimile terminal, or (c) if sent by documented overnight delivery service on the date delivered, addressed as follows, or to such other person or address as may be designated by notice to the other party:

     If to Xerox, to:

     Xerox Corporation
     800 Phillips Road
     Webster, New York  14580
     U.S.A.
     Attention:  Vice President of Strategic Contracts
     Facsimile Number:  (716) 422-0827

     With a copy to:

     Xerox Corporation
     800 Long Ridge Road
     Stamford, Connecticut 06904
     Attention:  General Counsel
     Facsimile Number:  (203) 968-4301

     and

     Robin L. Spear, Esq.
     Pillsbury Winthrop LLP
     One Battery Park Plaza
     New York, NY  10004
     Facsimile Number:  (212) 858-1500

     If to Flextronics, to:

     Flextronics International Ltd.
     Room 908
     Dominion Centre
     43-59 Queen's Road East
     Wanchai, Hong Kong
     Attention:  Chairman
     Facsimile Number:  (852) 2543-3343

     With a copy to:
     Flextronics International USA Inc.
     2090 Fortune Drive
     San Jose, CA  95131
     Attention:  President
     Facsimile Number:  (408) 428-0859

     Section 20.2 Headings. The headings and titles of the Sections of this Agreement are inserted for convenience only and shall not affect the construction or interpretation of any provision.

     Section 20.3 Modification. Except as provided in Sections 2.2 and 2.3 hereof, this Agreement may not be modified and no provision of this Agreement may be waived unless the modification or waiver is in writing and is signed by an authorized representative of each party hereto.

     Section 20.4 Assignment. (a) This Agreement (and each of the SSAs) shall inure to the benefit of and shall be binding on and enforceable by the parties hereto and thereto and their respective successors and permitted assigns. No party to this Agreement (or any SSA) may assign this Agreement
(or any SSA) or any part hereof or thereof without the prior written consent of the other parties hereto (or to such SSA), which consent shall not be unreasonably withheld or delayed, provided that it is understood by the parties that Flextronics will assign and delegate its rights and duties to manufacture and sell under this Agreement to the Flextronics Affiliated Companies provided herein because it is not in the trade or business of providing such services contemplated under this Agreement, it being understood that Flextronics shall not assign its obligations under Section 20.17 hereof, and subject to the material adverse effect standard of the succeeding sentence. For purposes of this Section 20.4, the withholding of consent of Purchasers shall be deemed reasonable if the assignment would materially and adversely affect the quality, capabilities, Product Lead Times or UMCs of Products or the associated cost of freight, Taxes (other than taxes recoverable by Purchasers) and/or customs duties that would otherwise be payable or reimbursable by Purchasers or would operate to deny Purchasers market access for Products). Notwithstanding the foregoing or anything else contained in this Agreement (or any SSA) to the contrary, under no circumstances shall this Agreement (or any SSA) or any part hereof or thereof be assigned, including, without limitation, by operation of law or otherwise, by Flextronics or any Flextronics Affiliated Company to any Xerox Competitor. For the purposes of this Agreement, a "Xerox Competitor" means a party in the printing and copying or document management business (including, without limitation, Canon, Heidelberg, Hewlett-Packard, Lexmark, Minolta, Oce, Ricoh, Sharp, and Toshiba).

     (b) Xerox shall not sell or in any way transfer substantially all of its General Office Business Segment to a third party unless this Agreement (i) is assigned by Xerox to said third party and (ii) is accepted and assumed by said third party.

     Section 20.5 Severability. If any provision of this Agreement is held invalid by any Applicable Laws or by the final determination of a court of last resort, such invalidity shall not affect (a) the other provisions of this Agreement, (b) the application of such provision to any other circumstance other than that with respect to which this Agreement was found to be unenforceable; or (c) the validity or enforceability of this Agreement as a whole.

     Section 20.6 Nonwaiver. No course of conduct or delay on the part of either party in exercising any rights under this Agreement shall waive any rights of that party or modify this Agreement. All of the rights of either party under this Agreement shall be cumulative and may be exercised separately or concurrently.

     Section 20.7 Export Control. Neither party shall export, directly or indirectly, any technical data acquired from the other under this Agreement or any Products using any such data to any country for which the United States government or any agency thereof at the time of export requires an export license or other government approval without first obtaining such license or approval.

     Section 20.8 Independent Contractors. It is the intent of the parties that during the term of this Agreement, the relationship between Flextronics, the Flextronics Affiliated Companies and Purchaser shall be that of independent contractors, and nothing set forth herein shall be deemed or construed to render the parties joint venturers, partners or employer and employee. Neither party is authorized to make any commitment or representation on the other's behalf. During the term of this Agreement, if the term "partnership", "partner" or "development partner" or the like is used to describe the parties' relationship, Flextronics, the Flextronics Affiliated Companies and Purchaser agree to make it clear to third parties that these terms refer only to the spirit of cooperation between them and neither describe, nor expressly or implicitly create, the legal status of partners or joint venturers.

     Section 20.9 Disputes Resolution. (a) Except as otherwise provided in this Agreement, the following dispute resolution procedures shall be used by the parties to resolve all disputes, differences, controversies and claims under this Agreement (or any SSA) (i) the resolution of which expressly requires the application of the procedures set forth in this Section 20.9, (ii) that arise out of the inability of the parties to reach agreement on any matter as to which the parties have expressly agreed to agree in the future, (iii) that arise out of the refusal by one party to give its approval or consent prior to the commencement of any action or in order to finalize any action, plan or document, and (iv) that arise out of or relate to this Agreement (or the SSAs) or the interpretation or breach thereof (other than those set forth in Section 20.9(g) hereof) (collectively, "Disputes"). Either party may, by written notice to the other party, refer for resolution any Disputes.

     (b) Any such Dispute shall be referred to arbitration under the rules of the American Arbitration Association, to the extent such rules are not inconsistent with this Section 20.9 The arbitration panel shall consist of three arbitrators, one of whom shall be appointed by each party hereto. The two arbitrators thus appointed shall choose the third arbitrator; provided, however, that if the two arbitrators are unable to agree on the appointment of the third arbitrator, either arbitrator may petition the American Arbitration Association to make the appointment.

     (c) Unless otherwise mutually agreed to by the parties, for any Dispute procedure initiated by Flextronics or any Flextronics Affiliated Company, the place of arbitration shall be Rochester, New York, and for any Dispute procedure initiated by Xerox or any Xerox Affiliated Company, the place of arbitration shall be San Jose, California.

     (d) The decision of the arbitration panel shall be final and binding on all of the parties hereto and non-appealable, and the parties hereby waive any right of appeal to any court on the merits of any Dispute resolved pursuant to this Section 20.9. However, the provisions of this Section 20.9 may be enforced in any court having jurisdiction over the award or any of the parties pursuant to Section 20.9(f) hereof, and judgment on the award (including, without limitation, equitable remedies) granted in any Disputes resolution hereunder may be entered in any such court.

     (e) Each party shall pay their own expenses in connection with the resolution of Disputes pursuant to this Section 20.9, including attorneys' fees. The fees and expenses of the arbitration panel shall be (A) borne equally by Xerox and Flextronics if and to the extent that the arbitration panel determines that such result would be fair and equitable under the circumstances, or (B) borne by Xerox and/or Flextronics in inverse proportion to the amount that the arbitration panel's award in favor of Xerox and/or Flextronics bears to the total amount of the items in dispute (for illustration purposes for this Section 20.9(e) only, (X) if the total amount of items in dispute by Xerox is $1,000,000.00, and Xerox is awarded $500,000.00 by the arbitration panel, Flextronics and Xerox shall bear the arbitration panel's fees and expenses equally, or (Y) if the total amount of items in dispute by Xerox is $1,000,000.00, and Xerox is awarded $250,000.00 by the arbitration panel, Xerox shall bear 75% and Flextronics shall bear 25% of the arbitration panel's fees and expenses).

     (f) Any judicial proceeding brought pursuant to Section 20.9(d) hereof must be brought in any court of competent jurisdiction in the State of New York, and, by execution and delivery of this Agreement, each party (i) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum and (iii) waives personal service of process and consents to service of process upon it by certified or registered mail, return receipt requested, at its address specified or determined in accordance with Section 20.1 hereof, and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. Nothing in this Section 20.9 shall affect the right of any party hereto to serve process in any other manner permitted by applicable law. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE BOTH PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT.

     (g) The foregoing provisions shall not apply to Disputes as to: (a) a breach of confidentiality obligations under this Agreement; (b) any claim for indemnification pursuant to Section 17.1(a) or 17.2(a) hereof, which shall be governed solely by Article 17 hereof; (c) the misappropriation, validity or infringement of intellectual property rights; or (d) any Flextronics Event of Default or Xerox Event of Default.

     (h) Notwithstanding anything contained in this Section 20.9 to the contrary, in the event of any Dispute, prior to referring such Dispute to arbitration pursuant to Section 20.9(b) hereof, Xerox and Flextronics shall attempt in good faith to resolve any and all controversies or claims relating to such Dispute promptly by negotiation commencing within ten (10) calendar days of the written notice of such Dispute by either party, including referring such matter to Ursula Burns or Xerox's then-current Senior Vice President of Worldwide Business Services and Michael McNamara or Flextronics' then current President-Americas (such negotiation process contemplated by this subsection
(h) being herein referred to as the "Escalation Procedure"). The representatives of the parties shall meet at a mutually acceptable time and place and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the Dispute for a period of four
(4) weeks. In the event that the parties are unable to resolve such Dispute pursuant to this Section 20.9(h), the provisions of Section 20.9(b) through (f) hereof, inclusive, shall apply.

     Section 20.10 Even-Handed Construction. The terms and conditions as set forth in this Agreement have been arrived at after mutual negotiation, and it is the intention of the parties that its terms and conditions not be construed against any party merely because it was prepared by one of the parties.

     Section 20.11 Controlling Language. This Agreement is in English only, which language shall be controlling in all respects. All documents exchanged under this Agreement shall be in English.

     Section 20.12 Controlling Law. This Agreement (and the SSAs) shall be governed and construed in all respects in accordance with the domestic laws and regulations of the State of New York, without regard to its conflicts of laws provisions. The definitions set forth in the Incoterms of the International Chamber of Commerce, 2000 edition, shall be controlling. To the extent there may be any conflict between the law of the State of New York and the Incoterms, the Incoterms shall be controlling. The parties specifically agree that the 1980 United Nations Convention on Contracts for the International Sale of Goods, as may be amended from time to time, shall not apply to this Agreement.

     Section 20.13 Remedies Cumulative. Except as otherwise set forth herein, any rights of cancellation or termination or remedies prescribed in this Agreement are cumulative and are not intended to be exclusive of any other remedy of which the injured party may be entitled to herein or at law or in equity, including but not limited to the remedy of specific performance.

      Section 20.14 Further Documentation. Each of the parties agrees to furnish to the other such additional documents and instruments as shall be reasonably requested to effectuate the purposes of this Agreement.

     Section 20.15 Ethical Standards. The parties agree that neither party shall:

     (a) give or offer to give any gift or benefit to any employee of the other party which goes beyond common courtesies usually associated with accepted business practice in their respective countries;

     (b) solicit or accept any confidential or proprietary information or data, services, equipment or commitment from said employee unless same is:

          (i) required under a contract between Flextronics or any Flextronics Affiliated Company and Xerox; or

          (ii) made pursuant to a written disclosure agreement between Xerox and Flextronics or any Flextronics Affiliated Company including that contained in Article 18 herein; or

          (iii) specifically authorized in writing by an authorized representative of the other party;

     (c)  solicit or accept favoritism from any employees of the other party;
or

     (d) enter into any business relationship with any employee of the other party without full disclosure to, and approval of an authorized representative of, the other party.

     As used herein: "employee" includes members of the employee's immediate family and household, plus any other person who is attempting to benefit from his or her relationship to the employee; "gift or benefit" includes money, goods, service, discounts, favors and the like in any form but excluding low value advertising items such as pens, pencils and calendars; "favoritism" means partiality in promoting the interest of one company over that of other companies; and "party" includes any Affiliate of such party.

     Section 20.16 Integration. This Agreement and the Letter Agreement relating to Collateral Matters dated the date hereof between the parties hereto constitute the entire agreement of the parties hereto as to the subject matter hereof and supersede any and all prior oral or written understandings and agreements as to such subject matter.

     Section 20.17 Guarantee by Flextronics. (a) Flextronics hereby unconditionally and fully guarantees: (i) the full and complete compliance by all Flextronics Affiliated Companies with the terms and conditions of this Agreement and all SSAs, (ii) that if any of the obligations under this Agreement shall be undertaken by any Flextronics Affiliated Company, Flextronics shall cause such Flextronics Affiliated Company to fully and completely perform such obligations and Flextronics shall be responsible for any non-performance by any such Flextronics Affiliated Company, and (iii) the performance by each Flextronics Affiliated Company that is party to an SSA of any and all obligations of such Flextronics Affiliated Company pursuant to such SSA (the obligations of Flextronics set forth in (i) through (iii) above shall be hereinafter referred to as the "Flextronics Guaranteed Obligations").

     (b) Flextronics hereby waives notice of acceptance of the guaranty set forth in this Section 20.17, presentment, demand, protest, or any notice of any kind whatsoever, with respect to any or all of the Flextronics Guaranteed Obligations, and promptness in making any claim or demand hereunder; and no act or omission of any kind shall in any way affect or impair the guaranty set forth in this Section 20.17. Flextronics also waives any requirement, and any right to require, that any right or power be exercised or any action be taken against any Flextronics Affiliated Companies or any other person or entity or any assets for any of the Flextronics Guaranteed Obligations.

     (c) The obligations of Flextronics under the guaranty set forth in this
Section 20.17 shall be absolute and unconditional, present and continuing, irrespective of any bankruptcy proceeding involving any Flextronics Affiliated Company or any voluntary or involuntary liquidation, dissolution or winding up of the affairs of or termination of the existence of any Flextronics Affiliated Company, or any circumstance which might constitute a legal or equitable discharge of Flextronics.

     Section 20.18 Guarantee by Xerox. (a) Xerox hereby unconditionally and fully guarantees: (i) the full and complete compliance by all Xerox Affiliated Companies with the terms and conditions of this Agreement and all SSAs, (ii) that if any of the obligations under this Agreement shall be undertaken by any Xerox Affiliated Company, Xerox shall cause such Xerox Affiliated Company to fully and completely perform such obligations and Xerox shall be responsible for any non-performance by any such Xerox Affiliated Company, and (iii) the performance by each Xerox Affiliated Company that is party to an SSA of any and all obligations of such Xerox Affiliated Company pursuant to such SSA (the obligations of Xerox set forth in (i) through (iii) above shall be hereinafter referred to as the "Xerox Guaranteed Obligations").

     (b) Xerox hereby waives notice of acceptance of the guaranty set forth in this Section 20.18, presentment, demand, protest, or any notice of any kind whatsoever, with respect to any or all of the Xerox Guaranteed Obligations, and promptness in making any claim or demand hereunder; and no act or omission of any kind shall in any way affect or impair the guaranty set forth in this Section 20.18. Xerox also waives any requirement, and any right to require, that any right or power be exercised or any action be taken against any Xerox Affiliated Companies or any other person or entity or any assets for any of the Xerox Guaranteed Obligations.

     (c)  The obligations of Xerox under the guaranty set forth in this Section
20.18 shall be absolute and unconditional, present and continuing, irrespective of any bankruptcy proceeding involving any Xerox Affiliated Company or any voluntary or involuntary liquidation, dissolution or winding up of the affairs of or termination of the existence of any Xerox Affiliated Company, or any circumstance which might constitute a legal or equitable discharge of Xerox.

     Section 20.19 Interpretation. In any provision hereof in which an obligation is imposed on a Flextronics Affiliated Company, Flextronics shall have an accompanying obligation to cause such Flextronics Affiliated Company to fulfill such obligation. In any provision hereof in which an obligation is imposed on a Xerox Affiliated Company, Xerox shall have an accompanying obligation to cause such Xerox Affiliated Company to fulfill such obligation. In any provision hereof in which Flextronics has an obligation to cooperate with Xerox or Purchasers or to use commercially reasonable efforts or best efforts, such cooperation or efforts shall include, without limitation, causing the Flextronics Affiliated Companies to cooperate with Xerox or Purchasers and to use commercially reasonable efforts or best efforts, respectively.


[Signature Page for Master Supply Agreement]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       XEROX CORPORATION


                                       By: /s/ James J. Costello
                                           Name: James J. Costello
                                           Title: Director, Corporate Business
                                                  Development


[Signature Page for Master Supply Agreement]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       FLEXTRONICS INTERNATIONAL LTD

                                       By: /s/ C.F. Alain Ahkong
                                           Name: C.F. Alain Ahkong
                                           Title: Director

                                                                       EXHIBIT A

                      REPURCHASE RIGHT AGREEMENT

     This REPURCHASE RIGHT AGREEMENT (this "Agreement") dated as of,
2001, is made and entered into by and between FLEXTRONICS INTERNATIONAL LTD., a limited liability company formed in the Republic of Singapore
("Flextronics"), and XEROX CORPORATION, a New York corporation ("Xerox").

     Reference is hereby made to (i) the Master Purchase Agreement dated as of October 1, 2001 by and between Flextronics and Xerox (the "Master Purchase Agreement") and (ii) the Master Supply Agreement dated as of, 2001 by and between Flextronics and Xerox (the "Master Supply Agreement").

     Pursuant to Section 16.5 of the Master Supply Agreement, the parties have agreed that Flextronics or the relevant Flextronics Affiliated Company will sell and transfer to the relevant Purchasers (as defined in the Master Supply Agreement) at any time and for any reason other than a Xerox Event of Default (as defined in the Master Supply Agreement) all or any part of the Xerox Unique Property (as defined in the Master Supply Agreement) as set forth in a Notice of Exercise (as defined below) provided to Flextronics by Xerox.

     For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Right of Repurchase. The parties hereto agree that each Purchaser shall have the right and option at any time and for any reason other than a Xerox Event of Default to repurchase all or any part of the Xerox Unique Property on the terms and subject to the conditions herein provided.

2. Notice of Exercise. Xerox may exercise each Purchaser's right to repurchase by delivering to Flextronics one or more written notices substantially in the form of Exhibit A hereto (each, a "Notice of Exercise").

3. Transfer of Title. Upon receipt of a Notice of Exercise by Flextronics, title to and rights of possession of the Xerox Unique Property identified therein shall be deemed sold and transferred to the Purchaser specified therein, free and clear of all Liens (as defined in the Master Purchase Agreement). On the respective date on which the Xerox Unique Property specified in a Notice of Exercise has been delivered to the relevant Purchasers pursuant to paragraph 5 below (or, if Xerox requests that such Xerox Unique Property remain at the relevant Facility (as defined in the Master Supply Agreement), on the date ten (10) Business Days (as defined in the Master Supply Agreement) after receipt of such Notice of Exercise by Flextronics), Flextronics shall cause the relevant Flextronics Affiliated Company to deliver a General Assignment and Bill of Sale in form and substance reasonably acceptable to Xerox (the "General Assignment") duly executed by such Flextronics Affiliated Company and such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Xerox, as shall be effective to vest in the relevant Purchasers good title to such Xerox Unique Property as of the date of receipt of such Notice of Exercise by

    Flextronics. For the avoidance of doubt, the parties understand and agree that immediate transfer of Xerox Unique Property is essential for continued operation of Purchasers' business. Accordingly, transfer of title and rights of possession shall be immediate upon receipt by Flextronics of such respective Notice of Exercise notwithstanding any issue raised by any party, including Xerox, any Xerox Affiliated Company (as defined in the Master Supply Agreement), Flextronics or any Flextronics Affiliated Company. Any such issue shall be resolved by the parties independently of and subsequent to transfer of title and possession.

4. No Assumption of Liabilities. None of the Purchasers assumes or shall be responsible for, and Flextronics and the Flextronics Affiliated Companies shall retain and remain responsible for, (i) any and all Assumed Liabilities (as defined in the Master Purchase Agreement) relating to the Xerox Unique Property, (ii) any Liabilities (as defined in the Master Purchase Agreement) and obligations of Flextronics or any of the Flextronics Affiliated Companies under the Master Supply Agreement relating to the Xerox Unique Property, and (iii) any Liabilities and obligations of Flextronics or any of the Flextronics Affiliated Companies under this Agreement relating to the Xerox Unique Property. Nothing herein is intended to vary the parties' obligations under Article X of the Master Purchase Agreement.

5. Delivery Instructions. Flextronics shall, and shall cause the relevant Flextronics Affiliated Company to, follow the instructions of Xerox set forth in each Notice of Exercise regarding delivery of the Xerox Unique Property to the relevant Purchasers.

6. Purchase Price. The purchase price for any Xerox Unique Property subject to a Notice of Exercise shall be an amount equal to the net book value of such Xerox Unique Property (the "Net Book Value") calculated as hereinafter set forth. The Net Book Value of any Xerox Unique Property shall be an amount equal to no more than the amount set forth on the most recently delivered Net Book Value Certificate (as defined in paragraph 9 below) for such Xerox Unique Property, and shall be calculated in accordance with the Accounting Principles (as defined in the Master Purchase Agreement) as if such Xerox Unique Property continued to be owned by any of Purchasers.

7. Invoice. Promptly after receipt of a Notice of Exercise by Flextronics, Flextronics will determine the purchase price for the Xerox Unique Property specified therein subject to paragraph 6 above and no later than ten (10) Business Days after the receipt thereof deliver to Xerox an invoice setting forth the purchase price.

8. Payment. The relevant Purchaser shall pay Flextronics the invoiced amount on the following payment dates: (a) in the case where Xerox requests that the Xerox Unique Property be delivered to the relevant Purchaser, within forty-five (45) days of the later to occur of (i) receipt of the invoice by Xerox or (ii) the date on which Flextronics or the relevant Flextronics Affiliated Company actually delivers to the relevant Purchaser the Xerox Unique Property subject to the Notice of Exercise, and (b) in the case where Xerox requests that the Xerox Unique Property remain at the relevant Facility, within forty-five days of the receipt of the invoice by Xerox. In the event that an invoice is delivered by mail, the date of receipt of such invoice shall be deemed to be three (3) Business Days after the date of the invoice. All taxes, exclusive of taxes on the net income of Flextronics (or taxes in lieu thereof) or withholding taxes, if any, payable by reason of the sale, transfer or delivery of any Xerox Unique Property shall be paid and borne by Purchaser, and any recovery, refund or credit by Flextronics or any Flextronics Affiliated Company of any such taxes paid by Purchaser shall be repayable to Purchaser immediately upon receipt or credit thereof.

9.  Covenants.

    From and after the date hereof until the date of receipt of a Notice of Exercise by Flextronics with respect to Xerox Unique Property (the "Title Transfer Date"), Flextronics shall and shall cause each of the Flextronics Affiliated Companies to provide to Xerox, pursuant to Section
    16.5 of the Master Supply Agreement, within thirty (30) days after the end of each calendar quarter from the date hereof until the relevant Title Transfer Date, a certificate setting forth the Net Book Value of the Xerox Unique Property at the end of such calendar quarter (each, a "Net Book Value Certificate"), calculated and prepared in accordance with the Accounting Principles (as if such Xerox Unique Property continued to be owned by any of Purchasers).

10. Certain Related Provisions. This Agreement is subject to Article 20 of the Master Supply Agreement, the provisions of which are hereby incorporated by reference herein.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                     FLEXTRONICS INTERNATIONAL LTD.

                                     By:
                                        Name:
                                        Title:

                                     XEROX CORPORATION

                                     By:
                                        Name:
                                        Title:

                                                                   Exhibit A

                               NOTICE OF EXERCISE

1.  Reference is hereby made to Repurchase Right Agreement, dated as of
                  , 2001 between Flextronics International Ltd. and Xerox Corporation (the "Repurchase Right Agreement"). Unless otherwise specified herein, capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Repurchase Right Agreement.

2.  Xerox hereby, on its own behalf and on behalf of the following
    Purchaser(s):                  , exercises the Purchaser(s)' right and
    option pursuant to paragraph 1 of the Repurchase Right Agreement to repurchase the Xerox Unique Property identified on Schedule 1 hereto.

3. Flextronics shall, and shall cause each of the Flextronics Affiliated Companies (as defined in the Repurchase Right Agreement) to, deliver the Xerox Unique Property identified on Schedule 1 hereto in its possession
    to the Purchaser(s) specified above within        days of the date
hereof.

4.  [Delivery instructions, if any.]

                                      XEROX CORPORATION

                                      By:
                                         Name:
                                         Title:

                                      Date:

                                                                  Schedule 1

                       Items of Xerox Unique Property

                                                                  EXHIBIT B

                    MANUFACTURING IP NON-ASSERTION AGREEMENT

     This Manufacturing IP Non-Assertion Agreement (this "Agreement") is made and entered into as of November 30, 2001 by and between Flextronics International Ltd., a limited liability company formed in the Republic of Singapore, with offices at Room 908, Dominion Centre 43-59, Queen's Road East, Wanchai, Hong Kong, (hereinafter "Flextronics"), and Xerox Corporation, a corporation organized under the laws of the State of New York, with offices in Webster, New York (hereinafter "Xerox").

     For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.0  Relationship to Master Purchase and Supply Agreements; Definitions

     1.1.  Background. Flextronics and Xerox are parties to a Master
           Purchase Agreement (the "Master Purchase Agreement") dated as of October 1, 2001, and a Master Supply Agreement (the "Master Supply Agreement"), dated as of the date hereof. As set forth in the Master Purchase Agreement and the Ancillary Agreements (as defined Purchase Agreement, Xerox and certain Xerox Affiliated Companies (as defined in the Master Supply Agreement) have transferred to certain Flextronics Affiliated Companies (as defined in the Master Supply Agreement) substantially all of their Product (as defined in the Master Supply Agreement) manufacturing assets. As contemplated in the Master Purchase Agreement, Flextronics and Xerox agree to enter into this Agreement in order that Flextronics may more efficiently use such assets and to expand its business during the term of this Agreement.

     1.2. Definitions. Unless otherwise provided, all definitions of the Master Purchase Agreement and the Master Supply Agreement are hereby incorporated herein. In the event of conflict between such terms, the terms of the Master Purchase Agreement shall control. The following definitions shall also apply:

           "Licensed Manufacturing IP" means (i) patents, patent rights and invention registrations of any type, inventions, processes, formulae, copyrights and copyright rights, processes, know-how, trade secrets, formulae, methodologies, computer programs, and related documentation and manufacturing drawings covering manufacturing processes and manufacturing equipment that are Purchased Assets used within Operations at the Facilities as of the Closing Date, and (ii) rights transferred to Xerox or Xerox Affiliated Companies pursuant to Section 19.4 of the Master Purchase Agreement to the extent such rights cover manufacturing processes and manufacturing equipment . Excluded from "Licensed Manufacturing IP" are patents, patent rights and invention registrations of any type, inventions, processes, formulae, copyrights and copyright rights, processes, know-how, trade secrets, formulae, methodologies, computer programs, and related documentation covering manufactured articles and/or products or covering the use or sale of manufactured articles and/or products.

          Also excluded, without limitation, are any and all trademarks, trademark rights, trade names and trade name rights, service marks, and service mark rights, service names and service name rights, brand names, logos, slogans, Internet domain names, and web sites, meta-tags, trade dress, business and product names whether or not subject to statutory registration or protection now or hereafter.

          "Printing and Publishing" means the business and technology of scanning, manipulating (in conjunction with printing or other hard copy output), printing, displaying (in conjunction with printing or other hard copy output), assembling, finishing or otherwise managing (in conjunction with printing or other hard copy output)images and/or documents in tangible or intangible form. Included, without limitation, within the "Printing and Publishing" business and technology are printers, copiers, other hard copy output devices, finishers, assemblers, scanners, as well as inks, supplies, components, spare parts and services for repair, maintenance, and remanufacturing of the same.

2.0  Non-Assertion Provisions

     Subject to Flextronics' and Flextronics Affiliated Companies' obligations of confidentiality to Xerox and to Xerox Affiliated Companies, including, without limitation, obligations pursuant to Section 5.2 of the Master Purchase Agreement and Article 18 of the Master Supply Agreement, neither Xerox nor Xerox Affiliated Companies shall assert against (i) Flextronics or Flextronics Affiliated Companies, (ii) against customers in respect to products made by Flextronics or Flextronics Affiliated Companies, or (iii) suppliers in respect to items supplied for manufacturing operations of Flextronics and Flextronics Affiliated Companies, their rights in Licensed Manufacturing IP when used by Flextronics or Flextronics Affiliated Companies to manufacture products or to provide services that are outside of the field of Printing and Publishing.

3.0  General Terms; Termination

     3.1.  General Terms. Unless otherwise provided, the terms and conditions of
           Article 20, General Provisions, of the Master Supply Agreement are hereby incorporated by reference. The following exceptions and modifications shall apply:

           20.1 Notice In addition to the parties designated to receive notice, add:

                          Xerox Corporation
                          800 Long Ridge Road
                          Stamford Connecticut  06904
                          Attention:  Chief Patent Counsel
                          Facsimile Number:  (203) 968-4301

           20.4  Delete references to "SSA"

     3.2. Termination. This Agreement shall remain in effect unless and until the Master Supply Agreement is terminated pursuant to a Flextronics Event of Default. Notwithstanding the above, the provisions of Section 2.0 of this Agreement shall immediately terminate in respect to processes and equipment that become repurchased by Xerox pursuant to the Repurchase Right Agreement described in Section 16.5 of the Master Supply Agreement, unless otherwise specifically agreed by the parties in writing.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement this 30th day of November, 2001.

XEROX CORPORATION                      FLEXTRONICS INTERNATIONAL LTD

By:                                    By:
   Name:                                  Name:

                                                                   Schedule 2.4

                        ALLOCATION OF INDUCEMENT PAYMENT

                                      [*]

                                                                Schedule 6.7(j)

               DUTY SUSPENSION, EXEMPTION OR REDUCED RATES OF TAX

                                TRADE AGREEMENTS
                                ----------------

-------------------------------------------------------------------------------

           TO:

-------------------------------------------------------------------------------

FROM:      US    MEXICO    EU   BRAZIL   CANADA    EE   FAR EAST/1/ OTHER
                                                         (INCL       MERCOSUR
                                                         JAPAN)      COUNTRIES
-------------------------------------------------------------------------------

US          X    NAFTA    ITA     -      NAFTA     -     ITA / -

-------------------------------------------------------------------------------

MEXICO    NAFTA    X     MEUFTA  ALADI   NAFTA     -     ITA / -

-------------------------------------------------------------------------------
                                                 VARIOU
EU        ITA    MEUFTA    X      -      ITA       S     ITA / -

-------------------------------------------------------------------------------

BRAZIL    GSP    ALADI    -        X     ITA       -     ITA / -      FREE

-------------------------------------------------------------------------------

CANADA    NAFTA  NAFTA   ITA      -       X        -     ITA / -

-------------------------------------------------------------------------------

EASTERN   GSP     -      GSP      -      GSP       -     ITA / -
EUROPE
-------------------------------------------------------------------------------

MALAYSIA  ITA    -       ITA      -      ITA       -     ITA / -

-------------------------------------------------------------------------------

/(1)/ITA not applicable to all countries; China -- No ITA, no specific advantages

     ITA            Information Technology Agreement

     NAFTA          North American Free Trade Agreement; U.S., Canada, Mexico
     MEUFTA         Mexico-EU Free Trade Agreement; Mexico, EU
     Mercosur       Common Market of the South; Brazil, Argentina, Uruguay,
                    Paraguay
     ALADI          Assoc. for the Integration of Latin America; Sectoral
                    Agreements:
                       Argentina, Bolivia, Brazil, Chile, Colombia, Cuba, Ecuador, Mexico, Paraguay, Peru, Uruguay, Venezuela
     GSP            Generalized System of Preferences
     EU             European Union
     EE             Eastern Europe

-------------------------------------------------------------------------------
                   PLANT                         SUSPENSION ENVIRONMENT
                   -----                         ----------------------

-------------------------------------------------------------------------------

..  AGUASCALIENTES                             .  PITEX / Maquiladora

                                              .  Photographic Sectoral
                                                 Program

                                              .  Electronics Sectoral Program

                                              .  Approval by the Economy
                                                 Secretariat

-------------------------------------------------------------------------------
..  PENANG                                     .  Licensed manufacturing
                                                 warehouse (LMW)

-------------------------------------------------------------------------------

..  RESENDE                                    .  DECEX License

-------------------------------------------------------------------------------

..  VENRAY                                     .  Type "E" Bonded Warehouse

                                              .  Authorized Consignor/Consignee

                                              .  Inward Processing Relief (IPR)
                                                 license plus simplified
                                                 procedure

                                              .  Processing Under Customs
                                                 Control (PCC) license plus
                                                 simplified procedure

                                              .  PCC (separately or integrated
                                                 with IPR license under
                                                 suspension)

                                              .  Simplified Procedure Import

                                              .  Simplified Procedure Export

                                              .  Authorized Exporter
-------------------------------------------------------------------------------

                                                                   Schedule 7.6
                                                                   ------------

             INITIAL LOCATION AND CHANGE IN LOCATION OF MANUFACTURE
             ------------------------------------------------------

     Flextronics currently intends to relocate the following manufacturing
     ---------------------------------------------------------------------
                                  activities:
                                  -----------

===============================================================================
           Current Facility                           New Location
           ----------------                           ------------
-------------------------------------------------------------------------------
El Segundo                                     Guadalajara
----------                                     -----------
-------------------------------------------------------------------------------
Mitcheldean                                    Czech Republic
-----------                                    --------------
-------------------------------------------------------------------------------
Utica                                          Aguascalientes
-----                                          --------------
===============================================================================

                                                                  Schedule 16.3
                                                                  -------------

                            TRANSITION COOPERATION
                            ----------------------

A.     RELATIONSHIP TO THE MASTER SUPPLY AGREEMENT
       -------------------------------------------

This Schedule describes several specific services and actions required of Flextronics and the Flextronics Affiliated Companies (hereinafter, individually and collectively, as the case may be, "Flextronics") pursuant to Section 16.3 of the Master Supply Agreement. The descriptions herein are for clarification purposes and shall not be construed to limit Flextronics' obligations of
Section 16.3.

B.     EXAMPLES OF TRANSITION SERVICES
       -------------------------------

1. Flextronics will provide the following information to support Section 16.3 transitions:
       . List of all equipment and tools ( Assembly and Test) and part number combinations associated therewith, including without limitation, Xerox-Owned Assets
       . Documentation of current manufacturing processes associated with Products
       . Part certification data and historical data, including process measures and output measures.
             . Examples of process measures include, without limitation, parameters such as time, temperature, pressure, humidity, production rates, etc., as applicable
             . One example of an output measure is the critical dimensions of components and parts at the conclusion of each manufacturing process.
       . Where applicable, a sample part from the tooling and fixtures (preferably the last piece or assembly from tooling to be used as reference)

2. Flextronics will fully participate in the following transition planning activities:
       . Planning discussions with Xerox move team (typically comprised of Supplier Quality Assurance, Commodity team buyer, Design personnel as required). Xerox processes such as Continuous Supplier Involvement (a copy of which can be obtained at http://xww.xserv.world.xerox.com/xservhome/forms/) shall form the basis for these discussions.
             .  Transfer discussions with a new supplier, if any.
             . Support tooling and process transfers and transition, including supply of the information contained in Exhibit I attached hereto.
             . Planning for and agreement upon level of appropriate finished goods hedge and associated build schedule
             . Participation in process to identify, qualify, and transition Sub-Tier Suppliers

C.     TRANSITION ASSETS AND TRANSITION RIGHTS DELIVERED BY FLEXTRONICS
       ----------------------------------------------------------------

       . Access to and planned delivery of Xerox-Owned Assets and items repurchased pursuant to Section 16.5 hereof.

       . Consistent with the applicable provisions of the Master Supply Agreement, creation of a disposition process for raw materials used in the manufacture of products moved together with procedures for purchasing or build-out to finished goods of Work-In-Process
       .  Creation of a reasonable finished goods final buy
       . Identification of any Software and programs used in the manufacture / test / inspection of Components and Products that are transferred

D.     SCHEDULE
       --------

       . Total time required to move production of a Product to a different manufacturer is 3 to 6 months. As much as possible, Xerox wishes to arrange transition planning and activities to accord with the reasonably anticipated time required to complete transfer of production to and qualification at a different manufacturing site. At a minimum, this requires:
             . Transition planning and transition activities as early as possible in advance of the anticipated Stop Production date at Flextronics
             . Frequent on-site visits by Xerox transition personnel, including access to process documentation and processes while still in production
             .  Access to tooling and assistance in preparing tooling and transferred assets for shipment and re-start operations
             .  Scheduled production of finished good Products and Component hedge quantities

EXHIBIT I

PROCESS AND PART/ASSEMBLY INFORMATION NEEDED FOR TOOL TRANSFER

TOOLING

.. Describe operation of the tool. (e.g., compound die, 60T, mold, assembly fixture, etc.)

.. Obtain the process sheet for the Product that uses the tool, including any non standard operations required to correct or " tweak" the Product.

..  Record the markings on the tool.

..  Obtain the utilization level of the tool to date, e.g., 100,000 strokes.

..  Obtain the estimated tool life, e.g., 250,000 strokes.

.. Collect tool history information, e.g., major repair work done, modifications, etc.

..  Find out the machine information (type and brand) in which the tool is used.

PRODUCT

.. Provide the Process Certification package, process or quality plan detailing process steps required to manufacture Product.

..  Review part history records for quality information.

..  Details of any specification that is not within the drawing callout.

.. Based on past experience, provide a written description of any process critical dimensions that require special attention.

.. Ensure that the last part from each operation / tool is available with the applicable tool / fixture for later correlation.

.. Ensure that Sub-Tier Supplier special requirements and lead times are known and taken into account.

                                   Schedule A

                                      [*]

                              [139 pages omitted]

                                                                     SCHEDULE B
                                                                     ----------

          XEROX NORTH AMERICAN SHIPPING ADDRESSES/DESIGNATED LOCATIONS
          ------------------------------------------------------------

Parts:
       Xerox Corporation:
             800 Phillips Road, Bldg. 209 Dock 2, Webster, NY 14580 800 Phillips Road, Bldg. 209 Dock 3, Webster, NY 14580 800 Phillips Road, Bldg. 210 Dock 1, Webster, NY 14580 800 Phillips Road, Bldg. 210 Dock 5, Webster, NY 14580 800 Phillips Road, Bldg. 214 Dock 2, Webster, NY 14580 800 Phillips Road, Bldg. 111 Dock 2, Webster, NY 14580 800 Phillips Road, Bldg. 214, Dock 2,Webster, NY 14580 H.P. Neun 2916 Lyons Road Route 14, Geneva, NY 14456

Equipment/Supplies:

       Xerox Corporation:
             Sharonville Logistic Center 2967 East Crescentville Rd. Westchester Ohio 45069
             Xerox Canada LTD. NLC 1055 Courtney Park, Mississauga, Ontario L5T 1M7
             Xerox Canada LTD/LTEE 5101 Orbitor Drive, Mississauga, Ontario
             L4W4V1
             Chicago RDC 3000 Des Plaines Ave C.P. Des Plaines, IL 60018 Compton RDC 660 West Artesia Blvd WIDC Dock 33 Compton, CA 90220 Xerox RDC 660 West Artesia Blvd RDC Dock 31 Compton, CA 90220 Xerox Corporation 8929 N. Ramsey Blvd. Portland, OR 97203
             Xerox Corporation Supply DC 1310 Citizens Parkway Morrow, GA 30260

Equipment:
             Xerox Corporation 365 E. Grand Ave San Francisco, CA 94080 Xerox Corporation WPDC 12889 Moore Street, Cerritos, CA 90701 Xerox Corporation Central PDC 6500 Port Road, Groveport, Ohio 43125
             Xerox Corporation RDC 1101 John Burgess Dr. Dallas TX 76140 Webster PDC 800 Phillips Road, Bldg. 210, Webster, NY 14580

OPB:
             Xerox Corporation, Bldg 7083 East Dock, 26600 SW Parkway Ave., Wilsonville, OR 97070

Xerox Europe Shipping Addresses/Designated Locations
----------------------------------------------------
             XEROX EUROPE LTD
             OFFICE PRINTING BUSINESS
             C/O FRANS MAAS BV
             WITTE VENNENWEG 1

             OOSTRUM/VENRAY, 5807 EJ
             Netherlands

             XEROX LTD.
             EUROPEAN LOGISTICS CENTRE
             SSA-BLDG. C
             C/O VAN MIERLO VENNOOSTRAAT 2
             5804 EN VENRAY

OPB:
             Xerox MFG(NED) BV, Office Printing Business, Witte Vennemmegi, Oostrum Venray Netherlands

                            FLEXTRONICS' FACILITIES

===============================================================================
                Site                                      Address
-------------------------------------------------------------------------------
Aguascalientes                       Boulevard a Zacatecas Km. 9.5
                                     Municipio de Jesus Maria, Aguascalientes,
                                     Mexico ZP 20900
-------------------------------------------------------------------------------
Guadalajara                          Carretera Base Aerea 5850, Module 1
                                     Zapopan, Jalisco, Mexico ZP 45100
-------------------------------------------------------------------------------
Hungary                              Zrinyi ut 38
                                     H-8900 Zalaegerszeg, Hungary
-------------------------------------------------------------------------------
Penang                               1088 MK 6 Tingkat Perusahaan 6
                                     Kawasan Perusahaan Prai IV
                                     13600 Prai, Penang, Malaysia
-------------------------------------------------------------------------------
Resende                              Rodovia Presidente Dutra Km 316-lado impar
                                     Rua: Gunnar B. V. Vikberg s/n
                                     Itatiaia -- RJ -- Brasil
                                     CEP: 27580-000
-------------------------------------------------------------------------------
Toronto                              6800 Northwest Drive
                                     Mississauga, Ontario L4V 1Z1 Canada
===============================================================================

                               FREIGHT FORWARDERS

                            TO:  OUTPUT DESTINATION

-----------------------------------------------------------------------------------------------------------------------------------
Manufacturing     Europe                   US                  Canada             DMO/Other         FX              Brazil
Site
-----------------------------------------------------------------------------------------------------------------------------------
Venray            N/A                      Egle/Circle (Prim)   Eagle/Circle         N/A             N/A             Fritz (Prim)
                                           Fritz (Bkup)         (Prim)                                               Danzas (Bkup)
                                                                Fritz (Bkup)
-----------------------------------------------------------------------------------------------------------------------------------

Aguascalientes    Fritz (Prim)             N/A                  N/A                  Expeditors      Expeditors      ?
                                                                                     (Prim)          (Prim)
                  Egl/Circle (Bkup)                                                  Nippon (Bkup)   Nippon (Bkup)
-----------------------------------------------------------------------------------------------------------------------------------

Resende           Fritz (Prim)             Danzas (Prim),       Danzas (Prim),       Fritz (Prim)    Fritz (Prim)    N/A
                  Danzas (Bkup)            Fritz (Prim),        Fritz (Prim), EI     Danzas (Bkup)   Danzas (Bkup)
                                           EI (Prim)            (Prim)
-----------------------------------------------------------------------------------------------------------------------------------

Toronto-IODU      Fritz (Prim)             N/A                  N/A                  Expeditors      Expeditors      Fritz
                  Egl/Circle (Bkup)                                                  (Prim),         (Prim)
                                                                                     Nippon (Bkup),  Nippon (Bkup)
                                                                                     Exel
-----------------------------------------------------------------------------------------------------------------------------------

Utica             Fritz (Prim)             N/A                  N/A                  Expeditors      Expeditors      Fritz
                                                                                     (Prim)          (Prim)
                  Egl/Circle (Bkup)
                                                                                     Nippon (Bkup)   Nippon (Bkup)
-----------------------------------------------------------------------------------------------------------------------------------

Penang            Exel (Prim)              Expeditors (Prim),   Expeditors (Prim),   Expeditors      N/A             Expeditors
                                                                                     (Prim), Fritz                   (Prim), Fritz
                                           Fritz (Sec),         Fritz (Sec),         (Bkup)                          (Bkup)
                                           Danzas (Alt)         Danzas (Alt)
-----------------------------------------------------------------------------------------------------------------------------------

Mitcheldean       N/A                      Egle/Circle (Prim)   Egle/Circle (Prim)   Fritz (Prim),   N/A             Fritz (Prim)
                                           Fritz (Bkup)         Fritz (Bkup)         Danzas (Bkup)                   Danzas (Bkup)
-----------------------------------------------------------------------------------------------------------------------------------

El Segundo        Fritz (Prim)             N/A                  N/A                  Exel            Expeditors      Exel
                  Egl/Circle (Bkup)                                                                  (Prim) Nippon
                                                                                                     (Bkup)
-----------------------------------------------------------------------------------------------------------------------------------

                                 CUSTOMS AGENTS

                            TO:  OUTPUT DESTINATION

-----------------------------------------------------------------------------------------------------------------------------------
Manufacturing    Europe      US                   Canada        FX    Brazil-Manaus  Brazil-Resende     Mexico         Penang
Site
-----------------------------------------------------------------------------------------------------------------------------------

Venray          n\a        Circle Intl        Livingston Intl  FXDC   Dmarcos        In-House        Jorge Rivera   Expeditors Intl
                                                                      Despachus
                                                                      Aduaneiros
-----------------------------------------------------------------------------------------------------------------------------------

Aguascalientes  In House   Circle Intl        Livingston Intl  FXDC   Dmarcos        In-House        n\a            Expeditors Intl
                                                                      Despachus
                                                                      Aduaneiros
-----------------------------------------------------------------------------------------------------------------------------------

                           Rudolph Miles
-----------------------------------------------------------------------------------------------------------------------------------

                           Expeditors Intl
-----------------------------------------------------------------------------------------------------------------------------------

Resende         In House   Circle Intl        Livingston Intl  FXDC   n\a            n\a             Jorge Rivera   Expeditors Intl
-----------------------------------------------------------------------------------------------------------------------------------

Toronto-IODU    In House   Circle Intl        n\a              FXDC   Dmarcos        In-House        Jorge Rivera   Expeditors Intl
                                                                      Despachus
                                                                      Aduaneiros
-----------------------------------------------------------------------------------------------------------------------------------

Utica           In House   n\a                Livingston Intl  FXDC   Dmarcos        In-House        Jorge Rivera   Expeditors Intl
                                                                      Despachus
                                                                      Aduaneiros
-----------------------------------------------------------------------------------------------------------------------------------

Penang          In House   Eagle/Circle Intl  N/A              N/A    N/A            N/A             N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------------

Mitcheldean     In House   Circle Intl        Livingston Intl  FXDC   Dmarcos        In-House        Jorge Rivera   Expeditors Intl
                                                                      Despachus
                                                                      Aduaneiros
-----------------------------------------------------------------------------------------------------------------------------------

El Segundo      In House   n\a                Livingston Intl  FXDC   Dmarcos        In-House        Jorge Rivera   Expeditors Intl
                                                                      Despachus
                                                                      Aduaneiros
-----------------------------------------------------------------------------------------------------------------------------------

                                    CARRIERS

                            TO:  OUTPUT DESTINATION

----------------------------------------------------------------------------------------------------------
Manufacturing Site    Europe       US         Canada        DMO/Other           FX            Brazil
----------------------------------------------------------------------------------------------------------

Venray               N/A       Hapag,        Hapag,       N/A                N/A         Mitsui,
                               NYK,          NYK                                         Alianca,
                               Mitsui,                                                   MSC
                               Hyundai
----------------------------------------------------------------------------------------------------------

Aguascalientes       Hapag     Ryder         Ryder        via Charleston SC  N/A         Mitsui,
                                                          then Yellow or                 Alianca
                                                          BAX Global
----------------------------------------------------------------------------------------------------------

Resende              NYK,      Alianca,      Alianca,     N/A                N/A         N/A
                     Hapag,    Libra,        Libra
                     MSC       Lykes
----------------------------------------------------------------------------------------------------------

Toronto-IODU         Hapag     First-Team    N/A          N/A                N/A         Mitsui,
                                                                                         Alianca,
                                                                                         Libra
----------------------------------------------------------------------------------------------------------

Utica                Hapag,    N/A           First Team   Alianca,           N/A         Mitsui,
                     NYK,                                 Libra,                         Alianca,
                     Mitsui,                              CCNI,                          Libra
                     Hyundai,                             Crowley,
                     MSC =                                Mitsui
                     Webster
----------------------------------------------------------------------------------------------------------

Penang               N/A       N/A           N/A          N/A                N/A         N/A

                     (Exel)    (Expeditors)
----------------------------------------------------------------------------------------------------------

Mitcheldean          N/A       NYK,          Hapag,       N/A                N/A         MSC,
                               Hapag,        NYK                                         Alianca
                               Hyundai,
                               Mitsui
----------------------------------------------------------------------------------------------------------

El Segundo           Hapag,    N/A           Ryder,       N/A                N/A         N/A
                     MSC                     First team
----------------------------------------------------------------------------------------------------------

                                   Schedule C

                                      [*]

                              [829 pages omitted]

                                                                     Schedule D
                       UNIT MANUFACTURING COST DEFINITION
Purpose:
To provide definition of Unit Manufacturing Cost (UMC) used as the basis for establishing transfer prices from CEM to Xerox.

Scope:
Applies only to [*]. This definition does not apply to [*].

Definition:
UMC includes [*].

Direct Material Costs:

Includes
[*]

Excludes
[*]

Direct Labor Costs:

Includes
[*]

Excludes
[*]

Manufacturing Overhead Costs:

Includes
[*]

Excludes
[*]

                                       Material and Labor Overhead Cost Content

The overhead costs consists of the following elements:
[*]

Other notes and definitions:
[*]

                                                                     Schedule E

                           KEY PERFORMANCE INDICATORS

Xerox and Flextronics agree that achievement of certain key performance indicators ("KPIs") must be managed actively to assure that the initiation of delivery of Products meets Xerox market requirements. The program management team may identify additional KPIs which shall be included in the Product Specific Agreements. When such KPIs are included in a Product Specific Agreement, the parties agree to apply diligent efforts to assure that the progress of the program is kept on schedule.

Xerox and Flextronics agree to conduct quarterly reviews to assess the status of the KPIs. Further, if it is determined by either party that the progress of KPIs is insufficient to assure that market launch and ongoing performance is maintained, managers designated by the parties may schedule more frequent KPI reviews upon written notification to the other party. KPI reviews will be held at a mutually agreed locations within ten (10) working days of such written notification and will be attended by:

Xerox - Vice President of Strategic Contracts

Flextronics - Sr. Supplier Xerox Mgr., Facility(s) Plant Mgr. and additional program team members as selected by Flextronics

                                      [*]

                               [2 pages omitted]

                                                                     Schedule F

          REPORTS TO BE PROVIDED BY FLEXTRONICS TO XEROX CORPORATION

             Report                            Frequency By Facility

- Service Level by Facility                    Monthly/Product Family
  - % Kanban Product Shipped within
    24 hours of Pull Signal; 48 hours
    of Pull Signal
  - % PO Products shipped complete per
    weekly schedule

- Quality                                      Monthly
  -  Outgoing Quality/Product per facility
     PVT Results (Defects per 100 units)

- Xerox sub tier supplier management
  -  US$ Spend with Xerox sub- tier            Quarterly pending MDSS system
     suppliers                                 implementation

- Purchased goods from Flextronics
  -  Purchased volumes                         Quarterly

- Cost
  -  See UMC report requirements in            Monthly
     Schedule D
  -  Inventory -
     Component/WIP/Finished Goods              Monthly
     Inventory level in $ and DOS
  -  Fees charged to Xerox incremental
     to Product cost (e.g. - special           Monthly
     projects, freight, other).
     Causals should be listed.                 Monthly
  -  Fees as a % of COP                        Monthly
  -  Component UMC's ($/each & Supplier)
  -  Aged Inventory greater than 60 days
     by quantity and value

- Top 10 Products (80-90% of COP) UMC          Quarterly
  detail including Costed BOM, Direct
  Labor, MOH, LOH & any other charges

                                   Schedule G

                                      [*]

                               [2 pages omitted]

                                   Schedule H

                                      [*]

                                [5 pages omitted]

                                   Schedule I

                                      [*]

                               [37 pages omitted]

                          Product Specific Attachments

                                      [*]

                               [3,375 pages omitted]